Exhibit 10.1

Certain portions of this document have been omitted pursuant to a request for Confidential Treatment and, where applicable, have been marked with “[***]” to indicate where omissions have been made.  The confidential material has been filed separately with the Securities and Exchange Commission.

CREDIT AGREEMENT

among

Vivint Solar Financing II, LLC,

as Borrower,

INVESTEC BANK PLC,

as Administrative Agent,

INVESTEC BANK PLC,

as Issuing Bank,

and

The Lenders From Time to Time Party Hereto

dated as of August 4, 2016

INVESTEC BANK PLC,

ING CAPITAL LLC,

SILICON VALLEY BANK and

SUNTRUST ROBINSON HUMPHREY, INC.,

Joint Bookrunners and Joint Lead Arrangers

BANKUNITED, N.A. and

DEUTSCHE BANK AG, NEW YORK BRANCH

Joint Lead Arrangers

ING CAPITAL LLC	SILICON VALLEY BANK
and	Documentation Agent
SUNTRUST BANK,
Co-Syndication Agents

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

i

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

EXHIBITS, SCHEDULES and ANNEXES

Exhibit A-1	Form of Borrowing Notice
Exhibit A-2	Form of Disbursement Notice
Exhibit A-3	Form of Interest Period Election Notice
Exhibit B	Assignment and Assumption
Exhibit C-1	Form of Letter of Credit
Exhibit C-2	Form of Notice of LC Activity
Exhibit D-1	Form of U.S. Tax Compliance Certificate
Exhibit D-2	Form of U.S. Tax Compliance Certificate
Exhibit D-3	Form of U.S. Tax Compliance Certificate
Exhibit D-4	Form of U.S. Tax Compliance Certificate
Exhibit E	Form of Officer’s Certificate
Exhibit F-1	Form of Term Loan Note
Exhibit F-2	Form of LC Loan Note
Exhibit G	Form of Base Case Model
Exhibit H	Permitted Fund Disposition Certificate
Exhibit I	Form of Debt Service Coverage Ratio Certificate
Exhibit J	Form of Financial Statement Certificate
Exhibit K	Initial Budget
Exhibit L	Form of Manager’s Report

Schedule IV	Administrative Agent’s Office
Schedule 2.01	Lenders’ Commitments
Schedule 2.05	Cash Diversion Funds
Schedule 4.03(e)	Organizational Structure prior to the Closing Date
Schedule 4.03(f)	Organizational Structure following the Closing Date
Schedule 4.03(g)	Subsidiaries
Schedule 4.04	Governmental Authorization; Compliance with Laws
Schedule 4.08	Financial Statement Exceptions
Schedule 4.10	Litigation; Adverse Facts
Schedule 4.14	Insurance
Schedule 4.19	Brokers
Schedule 4.22(a)	Portfolio Documents
Schedule 4.22(f)	Portfolio Document Exceptions
Schedule 4.22(n)	Project States
Schedule A	Project Information
Schedule B	Approved Vendor List
Annex A	Amortization Schedule
Annex B	Targeted Debt Balance Schedule
Annex C	Fund Representations

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CREDIT AGREEMENT, dated as of August 4, 2016 (this “Agreement”), among Vivint Solar Financing II, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions as Lenders from time to time party hereto (each individually a “Lender” and, collectively, the “Lenders”), Investec Bank plc, as Administrative Agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and Investec Bank plc, as Issuing Bank (in such capacity, and together with its successors and permitted assigns, the “Issuing Bank”).

RECITALS

WHEREAS, Vivint Solar, Inc., a Delaware corporation (the “Sponsor”), indirectly owns 100% of the membership interests in Vivint Solar Financing II Parent, LLC, a Delaware limited liability company (“Pledgor”);

WHEREAS, Pledgor owns 100% of the membership interests in the Borrower;

WHEREAS, the Borrower owns 100% of the membership interests in each of the Partnership Flip Guarantors, each of the Inverted Lease Guarantors and the SREC Guarantor;

WHEREAS, each Partnership Flip Guarantor owns 100% of the Fund Manager Membership Interests in each Partnership Flip Fund and each Inverted Lease Guarantor owns 100% of the Fund Manager Membership Interests in each Inverted Lease Fund;

WHEREAS, each of the Partnership Flip Funds and the Inverted Lease Funds owns or leases certain residential photovoltaic systems that are the subject of a Customer Agreement, whereby the Customer thereunder either purchases Energy produced by the system or leases the system; and

WHEREAS, the Borrower desires that the Term Lenders make a loan in an aggregate principal amount equal to the Term Loan Commitment, and the other Lenders and Issuing Bank hereto provide the other financial accommodation contemplated herein, secured and supported by, among other things, the Cash Diversion Guaranty, a guaranty from each of the Guarantors and all other Property and Assets of the Guarantors and Membership Interests of the Subsidiaries, as set forth herein and in the other Loan Documents.

NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements, and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, the Administrative Agent and the Lenders hereby agree as follows:

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ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01Definitions. Except as otherwise specified in this Agreement or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement (including in the Recitals hereto).

“Acceptable Audit Election Provision” means, with respect to a Tax Equity Fund, a provision contained in the applicable Limited Liability Company Agreement that provides, if such Tax Equity Fund receives a notice of final partnership administrative adjustment that would, with the passing of time, result in an “imputed underpayment” imposed on such Tax Equity Fund as that term is defined in Code Section 6225, then, any member may, or may cause such Tax Equity Fund (by directing the “tax representative” or otherwise), and no other member shall have any right to block such member’s request, (x) to elect pursuant to Code Section 6226 (as amended by the Budget Act) to make inapplicable to such Tax Equity Fund the requirement in Code Section 6225 (as amended by the Budget Act) to pay the “imputed underpayment” as that term is used in that section and (y) to comply with all of the requirements and procedures required in connection with such election.

“Acceptable Bank” shall mean any bank, trust company or other financial institution which is organized or licensed under the applicable Laws of the United States of America or Canada or any state, province or territory thereof which has a tangible net worth of at least five hundred million Dollars ($500,000,000) and has at least two of the following Credit Ratings: “A-” or better by S&P, “A3” or better by Moody’s and “A-” or better by Fitch.

“Acceptable DSR Guarantee” shall have the meaning given to such term in the Depository Agreement.

“Acceptable DSR Letter of Credit” shall have the meaning given to such term in the Depository Agreement.

“Additional Expenses” shall mean indemnification payments to the Administrative Agent, the Lenders, the Depository Agent, and certain other persons related to the same as described under the Loan Documents.  For the avoidance of doubt, Additional Expenses shall not include Service Fees or amounts payable to the Manager under the Management Agreement.

“Additional Reserve Account” shall have the meaning given to it in the Depository Agreement.

“Administrative Agent” shall have the meaning given to such term in the preamble hereto, and include any successor Administrative Agents pursuant to Section 10.06.

“Administrative Agent DSCR Comments” shall have the meaning given to such term in Section 5.01(a)(v).

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“Administrative Agent’s Office” shall mean the Administrative Agent’s address and, as appropriate, account as set forth on Schedule IV, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” shall mean an administrative questionnaire in the form furnished by the Administrative Agent.

“Affiliate” shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.  For the avoidance of doubt, each of the Relevant Parties shall be an Affiliate of the other Relevant Parties and the Sponsor.  In no event shall (a) the Administrative Agent be considered an Affiliate of another Person solely because any Loan Document contemplates that it shall act at the instruction of any such Person or such Person’s Affiliate, or (b) any Tax Equity Member be considered an Affiliate of a Relevant Party. The term “Affiliate”, in relation to Investec Bank plc and Investec Inc., shall be deemed to include Investec Bank Ltd and Investec plc.

“Affiliate Transaction” shall have the meaning given to such term in Section 6.16.

“Affiliated Lender” shall have the meaning given to such term in Section 11.05(b)(v).

“Agents” shall mean, collectively, the Administrative Agent, the Collateral Agent and the Depository Agent.

“Aggregation Facility” shall mean the Amended and Restated Loan Agreement dated as of September 12, 2014, as amended and restated as of November 25, 2015, as amended by Amendment No. 1, dated December 9, 2015, Amendment No. 2, dated January 15, 2016 and Amendment No. 3, dated March 7, 2016 by and among Aggregation Facility Borrower, Vivint Solar Holdings, Inc., the guarantors party thereto, the lenders party thereto, and Bank of America, N.A., as collateral and administrative agent, as amended, modified, supplemented or restated from time to time.

“Aggregation Facility Borrower” shall mean Vivint Solar Financing I, LLC, a Delaware limited liability company.

“Aggregation Facility Collateral Agent” shall mean Bank of America, N.A.

“Aggregator SRECs” shall mean the SRECs transferred from a Fund to SREC Guarantor pursuant to the Mia SREC Transfer Agreement, Aaliyah SREC Transfer Agreement, Rebecca SREC Transfer Agreement, Elyse SREC Transfer Agreement, Fund XII SREC Transfer Agreement and Fund X SREC Transfer Agreement (as such terms are defined in Schedule 4.22(a)).

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“Agreement” shall have the meaning given to such term in the preamble hereto.

“Amortization Schedule” shall have the meaning given to such term in Section 3.05(d).

“Anti-Corruption Laws” shall have the meaning given to such term in Section 4.20(c).

“Anti-Money Laundering Laws” shall have the meaning given to such term in Section 4.20(b).

“Applicable Margin” shall mean from the Closing Date through (but excluding) the fourth anniversary of the Closing Date, 3.00% per annum and, from and after fourth anniversary of the Closing Date, 3.25% per annum.

“Approved Fund” shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Manufacturer” shall mean any manufacturer on the Approved Vendor List.

“Approved Vendor List” shall mean the list of approved panel and inverter manufacturers set forth on Schedule B approved by the Administrative Agent in consultation with the Independent Engineer, which may be modified from time to time subject to the approval of the Administrative Agent in consultation with the Independent Engineer.

“Assets” shall mean, with respect to any Person, all right, title and interest of such Person in land, Properties, buildings, improvements, fixtures, foundations, assets and rights of any kind, whether tangible or intangible, real, personal or mixed, including contracts, equipment, systems, books and records, proprietary rights, intellectual property, Permits, rights under or pursuant to all warranties, representations and guarantees, cash, accounts receivable, deposits and prepaid expenses.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an assignee lender (with the consent of any party whose consent is required by Section 11.05), and accepted by the Administrative Agent, in substantially the form of Exhibit B or any other form approved by the Administrative Agent.

“Authorized Officer” shall mean (a) in relation to any Relevant Party, for so long as the Management Agreement is in full force and effect, any officer of the Manager who is authorized to act for the Manager in matters relating to the Borrower and the Subsidiaries and to be acted upon by the Manager pursuant to the Management Agreement, and who is identified on the list of Authorized Officers delivered by the Borrower to the Administrative Agent on the Closing Date (as such list may be modified or supplemented from time to time thereafter by

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delivery to the Administrative Agent of a duly executed officer’s certificate and an incumbency certificate of the Borrower) and (b) in relation to any Relevant Party or the Sponsor, any director, member or officer who is a natural Person authorized to act for or on behalf of the applicable Relevant Party or the Sponsor in matters relating to such Relevant Party or the Sponsor and who is identified on the list of Authorized Officers delivered by such Relevant Party or the Sponsor to the Administrative Agent on the Closing Date (as such list may be modified or supplemented from time to time thereafter by delivery to the Administrative Agent of a duly executed officer’s certificate and an incumbency certificate of such Relevant Party or the Sponsor).

“Back-Up Servicer” shall mean Wells Fargo, N.A., and its successors and assigns as Back-Up Servicer under each Back-Up Servicing Agreement.

“Back-Up Servicing Agreement” shall mean (i) the Master Back-Up Servicing Agreement as modified by each applicable Back-Up Servicing Agreement Addendum and (ii) each replacement for each such agreement in a form and substance acceptable to the Administrative Agent entered into with a replacement back-up servicer.

“Back-Up Servicing Agreement Addendum” shall mean each addendum under the Master Back-Up Servicing Agreement entered into among the Back-Up Servicer, Provider and the applicable Fund, as may be amended, supplemented or modified from time to time.

“Bail-In Action” shall mean the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” shall mean:

(a)in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms (as amended or re-enacted), the relevant implementing law or regulation (including any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organization) as described in the EU Bail-In Legislation Schedule from time to time; and

(b)in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time, and all rules and regulations promulgated thereunder.

“Base Case Model” shall mean the comprehensive long-term financial model as updated from the initial Base Case Model delivered on the Closing Date and attached as Exhibit G to this Agreement, reflecting among other things (i) quarterly payment periods ending on each Payment Date and (ii) the projected Cash Available for Debt Service from the Projects in the Project Pool, Debt Service after giving effect to the transactions contemplated by the

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Transaction Documents, the making of the Loans and changes to market interest rates and interest rate protection in respect thereof, covering the period from the Closing Date until the Deemed Final Repayment Date.  All amounts determined in accordance with the Base Case Model shall be determined assuming a P50 Production and shall take into account (i) only Eligible Revenues (provided that projected Cash Available for Debt Service shall include Incomplete Project Revenues on the Closing Date) and (ii) all Operating Expenses with respect to the Project Pool.  The Base Case Model shall be updated in accordance with Section 2.05 in a form and substance reasonably satisfactory to the Administrative Agent.

“Blocked Person” shall mean any Person that is:  (a) listed on, or owned or controlled by a person listed on, a Sanctions List, (b) a government of a Sanctioned Country, (c) an agency or instrumentality of, or an entity directly or indirectly owned or controlled by, a government of a Sanctioned Country, (d) resident or located in, operating from, or incorporated under the laws of, a Sanctioned Country or (e) to the Knowledge of the Borrower, otherwise the subject or target of Sanctions.

“Borrower” shall have the meaning given to such term in the preamble.

“Borrower Membership Interests” shall mean all of the outstanding limited liability company interests issued by the Borrower (including all Economic Interests and Voting Rights).

“Borrowing Notice” shall mean a request for a Loan by the Borrower substantially in the form of Exhibit A-1.

“BP SREC Consent” shall mean that certain consent and acknowledgment dated as of August 4, 2016 by and between BP Energy Company, a Delaware corporation, the SREC Seller Parties and the Collateral Agent for the benefit of the Secured Parties, as acknowledged by BP Corporation North America Inc. (as buyer guarantor) and SREC Guarantor.

“Budget Act” means the Bipartisan Budget Act of 2015 (P.L. 114-74).

“Business Day” shall mean the hours between 9:00 a.m. – 4:00 p.m., Eastern time, Monday through Friday, other than the following days: (a) New Year’s Day, Dr. Martin Luther King, Jr. Day, Washington’s Birthday (celebrated on President’s Day), Good Friday, Memorial Day, the day before Independence Day, Independence Day, Labor Day, Columbus Day, Veterans’ Day, the day before and after Thanksgiving Day, Thanksgiving Day, Christmas Eve, Christmas Day and New Year’s Eve, (b) any other day on which banks are required or authorized by Law to close in New York State, (c) a legal holiday in London, England, the State of New York or Utah or the jurisdiction where the Administrative Agent’s Office is located and (d) any day on which commercial banks and the U.S. Federal Reserve Bank are authorized or required to be closed in any of the foregoing states.  For purposes hereof, if any day listed above as a day on which a bank is closed falls on a Saturday or Sunday, such day is celebrated on either the prior Friday or the following Monday.

“Calculation Date” shall mean each of March 31, June 30, September 30 and December 31 of each year falling after the date hereof.

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“Capital Stock” shall mean:

(a)in the case of a corporation, corporate stock;

(b)in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c)in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(d)any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of Assets of, the issuing Person including, all warrants, options or other rights to acquire any of the foregoing.

“Cash Available for Debt Service” shall mean, in respect of any period, the amount of Operating Revenues received by the Borrower during such period less Operating Expenses paid during such period; provided, that, where Cash Available for Debt Service is projected (whether under the Base Case Model or otherwise) it shall exclude any Operating Revenues that are not Eligible Revenues or, on the Closing Date, Incomplete Project Revenues.

“Cash Collateralize” shall mean, in respect of the Letter of Credit, the deposit of immediately available funds into a cash collateral account maintained with (or on behalf of) the Collateral Agent on terms satisfactory to the Administrative Agent and Issuing Bank, in an amount equal to one hundred three percent (103%) of the Stated Amount of such Letter of Credit.

“Cash Diversion Fund” shall mean each Tax Equity Fund listed on Schedule 2.05.

“Cash Diversion Guaranty” shall mean the Cash Diversion Guaranty executed by the Sponsor on the Closing Date in favor of the Administrative Agent for the benefit of the Lender Parties and the Collateral Agent for the benefit of the Secured Parties.

“Cash Flows” has the meaning given to the term “Net Cash Flow”, “Available Cash Flow” or “Distributable Cash” in the applicable Limited Liability Company Agreement of a Tax Equity Fund.

“Change of Control” shall occur if (a) the Sponsor ceases to, directly or indirectly, beneficially own and control at least 51% of the Pledgor Membership Interests; (b) Pledgor ceases to, directly or indirectly, beneficially own and control 100% of the Borrower Membership Interests; (c) the Borrower ceases to, directly or indirectly, beneficially own and control 100% of the Guarantor Membership Interests (after giving effect to the Closing Date Assignments and other than a Permitted Fund Disposition as permitted pursuant to Section 2.05); (d) any Guarantor ceases to, directly or indirectly, beneficially own and control 100% of the Fund Manager Membership Interests of its subsidiary Funds; or (e) any Guarantor ceases to be the manager or managing member, as applicable, of any Fund.

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“Change of Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change of Law”, regardless of the date enacted, adopted or issued.

“Claims” shall have the meaning given to such term in Section 5.12(a).

“Class” shall have the meaning set forth in Section 1.04.

“Class A FMV” shall mean (a) in respect of the Liberty Tenant, the greater of (i) $738,840 and (ii) the projected fair market value of the Tax Equity Member’s equity interests in Liberty Tenant as of one day prior to the “Flip Date” (as such term is defined in the Limited Liability Company Agreement of the Liberty Tenant), as determined pursuant to the applicable Tax Equity Documents as shown in the Tax Equity Fund Model and (b) in respect of the Margaux Tenant, the greater of (i) $2,112,738 and (ii) the projected fair market value of the Tax Equity Member’s equity interests in Margaux Tenant as of the date of the “Withdrawal Notice” (as such term is defined in the Limited Liability Company Agreement of the Margaux Tenant), as determined pursuant to the applicable Tax Equity Documents and as shown in the Tax Equity Fund Model.

“Class A Option Date” shall, as the context requires, (a) have the meaning given to the term “Flip Date” in the Liberty Tenant Limited Liability Company Agreement or (b) mean the first day of the “Withdrawal Period” as such term is defined in the Margaux Tenant Limited Liability Company Agreement.

“Closing” shall mean the funding of the Term Loans on the Closing Date pursuant to Section 2.01.

“Closing Date” shall mean the date on which all conditions precedent set forth in Section 8.01 have been satisfied or waived in writing by the Administrative Agent (acting on the instructions of all Lenders and the Issuing Bank).

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“Closing Date Assignment Agreements” shall mean (i) the Assignment Agreement dated as of the date hereof between the Borrower and the Aggregation Facility Borrower, (ii) the Partial Payoff Letter, dated as of the date hereof, by the Aggregation Facility Collateral Agent as administration agent and collateral agent, and acknowledged by the Aggregation Facility Borrower, (iii) the Termination Agreement, dated as of the date hereof, by and between Vivint Solar Liberty Manager, LLC, and Aggregation Facility Collateral Agent, (iv) the Termination Agreement, dated as of the date hereof, by and between Vivint Solar Margaux Manager, LLC, and Aggregation Facility Collateral Agent, (v) the Termination Agreement, dated as of the date hereof, by and between Vivint Solar Fund III Manager, LLC, and Aggregation Facility Collateral Agent, (vi) the Termination Agreement, dated as of the date hereof, by and between Vivint Solar Mia Manager, LLC, and Aggregation Facility Collateral Agent, (vii) the Termination Agreement, dated as of the date hereof, by and between Vivint Solar Aaliyah Manager, LLC, and Aggregation Facility Collateral Agent, (viii) the Termination Agreement, dated as of the date hereof, by and between Vivint Solar Rebecca Manager, LLC, and Aggregation Facility Collateral Agent, (ix) the Termination Agreement, dated as of the date hereof, by and between Vivint Solar Hannah Manager, LLC, and Aggregation Facility Collateral Agent, (x) the Termination Agreement, dated as of the date hereof, by and between Vivint Solar Elyse Manager, LLC, and Aggregation Facility Collateral Agent, (xi) the Termination Agreement, dated as of the date hereof, by and between Vivint Solar Fund X Manager, LLC, and Aggregation Facility Collateral Agent, (xii) the Termination Agreement, dated as of the date hereof, by and between Vivint Solar Fund XIV Manager, LLC, and Aggregation Facility Collateral Agent, (xiii) the Termination Agreement, dated as of the date hereof, by and between Vivint Solar Nicole Manager, LLC, and Aggregation Facility Collateral Agent, (xiv) the Notice, dated as of July 22, 2016, by Subordinated Holdco Borrower and acknowledged by Subordinated Holdco Facility Collateral Agent and (xv) the Assignment and Assumption Agreement dated as of the date hereof between the Borrower and the Subordinated Holdco Borrower.

“Closing Date Assignments” shall mean the assignments contemplated under the Closing Date Assignment Agreements such that the Guarantor Membership Interests are all under the ownership of the Borrower.

“Closing Date Available Amount” shall mean the maximum amount of the Term Loan Commitments which would have been available to be drawn on the Closing Date to show the Base Case Model in compliance with the Debt Sizing Parameters and Portfolio Concentration Limits where the Base Case Model has been modified to exclude Incomplete Project Revenue.

“Closing Date Funds Flow Memorandum” shall have the meaning given to such term in the Depository Agreement.

“Code” shall mean the United States Internal Revenue Code of 1986, and the regulations promulgated pursuant thereto, all as amended or as may be amended from time to time.

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“Collateral” shall mean the Assets and Property of, and equity interests in, the Borrower and each Guarantor and each SREC Seller Party’s interest in its respective Eligible SREC Contracts, which is now owned or hereafter acquired upon which a Lien is or is purported to be created by any Collateral Document and shall include, without limitation, all Assets and Property within the terms “Collateral”, “Depository Collateral”, “Collateral Account” and “Pledged Collateral”, as applicable, in the Collateral Documents all of which collectively constitute the “Collateral”; provided, that Excluded Property and Fund SREC Property shall be excluded from Collateral hereunder and under all Collateral Documents.

“Collateral Accounts” shall have the meaning given to such term in the Depository Agreement.

“Collateral Agency Agreement” shall mean the Collateral Agency and Intercreditor Agreement dated as of the Closing Date, among the Borrower, the Administrative Agent, the Collateral Agent and each other Secured Party party thereto from time to time.

“Collateral Agent” shall mean BankUnited, N.A., and its successors and assigns in such capacity.

“Collateral Documents” shall mean, collectively, the Pledge Agreement, the Pledge and Security Agreement, the Cash Diversion Guaranty, any Guaranty and Security Agreement, the Guaranty and Pledge Agreement, the Collateral Agency Agreement, the Depository Agreement, the Tax Equity Consents, the SREC Consents, the Management Consent Agreement, the SREC Security Agreement and each other collateral document, pledge agreement or standing instruction delivered to the Administrative Agent pursuant to Section 5.08 and Section 8.01(a), any other document or agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties and all UCC or other financing statements, instruments or perfection and other filings, recordings and registrations required to be filed or made in respect of any of the foregoing.

“Collections” shall mean without duplication (a) with respect to the Wholly-Owned Funds, the related (i) Rents, including all scheduled payments and prepayments under any Customer Agreement, (ii) all proceeds of SRECs and SREC Contracts, (iii) pending assumption of a Customer Agreement relating to a Project, payments of Rent relating to such Project by lenders with respect to, or subsequent owners of, the Property where such Project has been installed, (iv) proceeds of the sale, assignment or other disposition of any Collateral, (v) insurance proceeds and proceeds of any warranty claims arising from manufacturer, installer and other warranties, in each case, with respect to any Projects, (vi) all recoveries including all amounts received in respect of litigation settlements and work-outs, (vii) all purchase and lease prepayments received from a Customer with respect to any Project, and (viii) all other revenues, receipts and other payments to such Wholly-Owned Funds of every kind whether arising from their ownership, operation or management of the Projects, (b) with respect to any Guarantor, all distributions with respect to the Fund Membership Interests, (c) amounts contributed or otherwise paid by Sponsor to Borrower (including under the Cash Diversion Guaranty) but without limiting Section 9.03 and (d) interest earned on amounts deposited in the Collateral Accounts during the relevant period; provided, that the Collections shall not include any Excluded Property or Fund SREC Property.

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“Collections Account” shall have the meaning given to such term in the Depository Agreement.

“Commitment” shall mean, as to each Lender, the aggregate of such Lender’s Term Loan Commitment and LC Commitment.

“Competitor” means any Person directly or through its Affiliates engaged in the business of owning, managing, operating, maintaining or developing renewable energy systems for use in distributed generation applications (whether residential or commercial) in the United States; provided, that a Person who is involved in such activities solely as a result of such Person being engaged as a back-up servicer or transition manager (including Wells Fargo Bank, N.A. or U.S. Bank National Association) or as a result of making passive investments (including tax equity investments) in such activities shall not be considered a “Competitor” hereunder.

“Confidential Information” shall have the meaning given to such term in Section 11.11(a).

“Consequential Losses” shall have the meaning given to such term in Section 3.07(e).

“Credit Rating” shall mean, with respect to any Person, the rating by S&P, Moody’s, Fitch or any other rating agency agreed to by the Parties then assigned to such Person’s unsecured, senior long-term debt obligations (not supported by third party credit enhancements) or if such entity does not have a rating for its senior unsecured long-term debt, then the rating then assigned to such Person as an issuer rating by S&P, Moody’s, Fitch or any other rating agency agreed by the Parties.

“Credit Requirements” shall mean, with respect to any Person, that such Person has at least one of the following Credit Ratings: “Baa2” (outlook stable and not on credit watch for downgrade) or higher from Moody’s, “BBB” (outlook stable and not on credit watch for downgrade) from S&P or, other than in the case of a Person providing an Acceptable DSR Guarantee, “BBB” (outlook stable and not on credit watch for downgrade) or higher from Fitch.

“Cumulative Loss Event” shall mean, on any Calculation Date, (a) the amount of the reduction in Portfolio Value resulting from or attributable to each Ineligibility Event occurring since the Closing Date exceeds (b)(i) the amount of the reduction in Portfolio Value projected to occur by such Calculation Date under the Base Case Model as a result of each Ineligibility Event plus (ii) the principal amount of all prior Ineligible Project Prepayments.

“Customer” shall mean a natural person or trust party to a Customer Agreement who leases, or agrees to purchase Energy produced by, a Project.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

“Customer Agreement” shall mean those power purchase agreements or customer lease agreements (together with all ancillary agreements and documents related thereto, including any assignment agreement to a replacement Customer) with respect to a Project between a Fund, as owner or lessor, and a Customer, whereby the Customer agrees to purchase the Energy produced by the related Project for a fixed fee (subject to escalation) per kWh, or agrees to lease the Project for monthly lease payments, as applicable, in each case for a specified term of years and including agreements where the Customer has the ability to prepay such amounts.

“Debt Service” shall mean, for any period, the aggregate amount of all principal, interest, payments in the nature of interest (including default interest and net payments under an Interest Rate Hedging Agreement), letter of credit fees, commitment fees, Agent fees, or any other recurrent analogous costs and damages (including gross-ups and increased cost payments) payable pursuant to any Loan Document.

“Debt Service Coverage Ratio” shall mean, for any calculation period, the ratio of:

(a) the Cash Available for Debt Service for such period; to

(b) the Debt Service for such period (excluding mandatory prepayments in respect of the Loans payable during such period pursuant to Section 3.03).

“Debt Service Coverage Ratio Certificate” shall mean a certificate from an Authorized Officer of the Borrower in the form of Exhibit I, containing its good faith, detailed calculation of its Debt Service Coverage Ratio for the twelve-month period ending on the immediately preceding Calculation Date.

“Debt Service Reserve Account” shall have the meaning given to such term in the Depository Agreement.

“Debt Service Reserve Required Amount” shall have the meaning given to such term in the Depository Agreement.

“Debt Sizing Parameters” shall mean the following criteria, in each case as demonstrated by the Base Case Model:

(a)for each twelve-month period ending on the last day of a fiscal quarter (i) commencing on September 30, 2016 until September 30, 2021, a projected minimum and average Debt Service Coverage Ratio of at least 1.55 to 1.00 and (ii) commencing on September 30, 2021 until the last day of the fiscal quarter ending immediately after the Deemed Final Repayment Date, a minimum and average Debt Service Coverage Ratio of at least 1.50 to 1.00, in each case, assuming the Obligations are repaid in full by the Deemed Final Repayment Date; and

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

(b)the principal outstanding under this Agreement (including any loan being made as of the date of determination) is no greater than 0.654 multiplied by Portfolio Value.

“Debt Termination Date” shall mean the date on which (a) the Commitments have expired or been terminated, (b) the principal of and interest on each Loan and all fees payable hereunder shall have been paid indefeasibly paid in cash in full and all Letters of Credit shall have expired or terminated and all Drawing Payments shall have been reimbursed (unless the outstanding amount of the LC Exposure related thereto has been Cash Collateralized) and (c) all other Obligations (other than any inchoate indemnification or expense reimbursement Obligations that expressly survive termination of this Agreement) shall have indefeasibly paid in cash in full.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Deemed Final Repayment Date” shall mean the earlier of (a) 20 years after the Closing Date or (b) 20 years after the date that the last Eligible Project is Placed in Service.

“Default” shall mean any event, occurrence or circumstance that is, or with notice or the lapse of time or both would become, an Event of Default.

“Default Rate” shall mean a rate of 2.00% per annum in excess of the rate otherwise applicable to any Loan or other Obligation, which rate shall apply in accordance with Section 3.05(b).

“Defaulting Lender” shall mean a Lender that (a) has defaulted in its obligations to fund any Loan or otherwise failed to comply with its obligations under Section 2.01 or Section 2.02, unless (x) such default or failure is no longer continuing or has been cured within ten (10) days after such default or failure or (y) such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender's determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 2.01 or Section 2.02 has made a public statement to that effect unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender's determination that one or more conditions precedent to funding (each of which conditions precedent shall be specifically identified in such writing) has not been satisfied or (c) has, or has a direct or indirect parent company that, other than via an Undisclosed Administration, (i) has become the subject of a proceeding under any Debtor Relief Laws, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or Assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) has become the subject of a Bail-In Action;

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

provided that, for the avoidance of doubt, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.  Notwithstanding anything to the contrary in this definition of “Defaulting Lender”, if NY Green Bank has satisfied its obligations to make loans to Vivint Solar Financing NYGB Entity in accordance with the NY Green Bank Loan Agreement, Vivint Solar Financing NYGB Entity shall not be a Defaulting Lender to the extent of NY Green Bank’s outstanding loan and commitment to make the loan under the NY Green Bank Loan Agreement, as such amount may be certified to the Administrative Agent from time to time by NY Green Bank or Vivint Solar Financing NYGB Entity.

“Deficient Project” shall mean a Project that is a “Deficient Project” or “Cancelled Project”, each as defined in the applicable Limited Liability Company Agreement or Master Purchase Agreement, or any other Project that was ineligible to be tranched or funded, or in respect of which returns have been or are required to be prepaid, under the applicable Tax Equity Documents.

“Depository Agent” shall mean BankUnited, N.A., and its successors and assigns in such capacity in accordance with the Depository Agreement.

“Depository Agreement” shall mean the Depository Agreement dated as of the Closing Date, among the Borrower, the Guarantors party thereto, the Administrative Agent, the Collateral Agent and the Depository Agent.

“Disbursement” shall mean the disbursement of the Disbursement Amount to the Borrower from the Proceeds Escrow Account on the Disbursement Date.

“Disbursement Amount” shall mean the (a) Incomplete Project Available Amount less (b) the Closing Date Available Amount; provided, that, the Disbursement Amount shall not exceed the amount available on deposit in the Proceeds Escrow Account.

“Disbursement Date” shall mean the date on which all conditions precedent set forth in Section 8.02 shall have been satisfied or waived in writing by the Administrative Agent (acting on the instructions of all Lenders).

“Disbursement Notice” shall mean a request by the Borrower for a Disbursement from the Proceeds Escrow Account substantially in the form of Exhibit A-2.

“Disbursement Period” shall mean the period beginning on the Closing Date and ending on the earlier of (i) the date that is six months after the Closing Date and (ii) the date of the Disbursement.

“Distribution Conditions” shall have the meaning given to them in the Depository Agreement.

“Distribution Suspense Account” shall have the meaning given to such term in the Depository Agreement.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

“Distribution Trap” shall occur at any time where the Distribution Conditions are not satisfied as of the most recent Payment Date.

“Dollars” shall mean U.S. dollars.

“Drawing” shall mean a drawing on a Letter of Credit by the beneficiary thereof.

“Drawing Payment” shall mean a payment in U.S. Dollars by the Issuing Bank of all or any part of the Stated Amount in conjunction with a Drawing under any Letter of Credit.

“DTE SREC Consent” shall mean that certain consent and acknowledgment dated as of August 2, 2016 by and between the DTE Energy Trading, Inc. a Michigan corporation, the SREC Seller Parties and the Collateral Agent for the benefit of the Secured Parties.

“Early Amortization Period” shall have the meaning given to such term in the Depository Agreement.

“Economic Interest” shall mean the direct or indirect ownership by one Person of Capital Stock in another Person.  A Person who directly holds all of the Capital Stock of another Person is understood to hold an Economic Interest of one hundred percent (100%) in such other Person.  For purposes of determining the Economic Interest of one Person in another Person where there are one or more other Persons in the chain of ownership, the Economic Interest of the first Person in the second Person shall be deemed proportionately diluted by Economic Interests of less than one hundred percent (100%) held by such other Persons in the chain of ownership.  For example, if Company A owns eighty percent (80%) of the Capital Stock of Company B, which in turn owns eighty percent (80%) of the partnership interests in Partnership C, which in turn owns fifty percent (50%) of the Capital Stock in Company D, then Company A would have an Economic Interest in Company D of thirty-two percent (32%).

“EEA Member Country” shall mean any member state of the European Union, Iceland, Liechtenstein and Norway.

“Eligible Assignee” shall mean any Person that is (i) a commercial bank, insurance company, investment or mutual fund or other Person that is an “accredited investor” (as defined in Regulation D of the Securities Act of 1933, as amended) or otherwise has a tangible net worth not less than five hundred million Dollars ($500,000,000) and (ii) not a Competitor.

“Eligible Customer Agreement” shall mean a Customer Agreement substantially in the form of one of the form agreements attached to the Officer’s Certificate or such other form of agreement as approved by the Administrative Agent (acting on the instructions of the Required Lenders) in writing, which forms may be modified in a manner permitted under the Tax Equity Documents so long as such revisions either (a)(i) could not reasonably be expected (x) to have a Material Adverse Effect, or (y) to result in a material reduction of Cash Available for Debt Service during the term of the Loans and (ii) do not cause the Customer Agreement to be in violation of, or adversely affect the applicable Relevant Party’s ability to comply with, any applicable Laws (including, without limitation, consumer leasing and protection Laws) or (b) incorporate such changes as approved by the Administrative Agent acting on the instructions of the Required Lenders).

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

“Eligible Project” shall mean a Project installed on a primary, secondary, multifamily or townhome dwelling, each owned by the applicable Customer, that is owned by a Fund and (a) has been Placed in Service, (b) is not the subject of any Revenue Termination Event or Ineligibility Event, and (c) is not a Deficient Project.

“Eligible Revenues” shall mean Operating Revenue from Eligible Projects to the extent such Operating Revenues solely consist of (a) payments by Customers pursuant to the applicable Customer Agreement and (b) Eligible SREC Proceeds.

“Eligible SREC Contract” shall mean individually or collectively, as the context requires, each agreement and each associated guaranty listed under the heading “Eligible SREC Contracts” on Schedule 4.22(a).

“Eligible SREC Counterparty” shall mean the counterparty to a SREC Seller Party under an Eligible SREC Contract (and its applicable guarantor).

“Eligible SREC Proceeds” shall mean all revenues and proceeds under any Eligible SREC Contract to the extent that a direct agreement has been entered into with the applicable Eligible SREC Counterparty.

“Employee Benefit Plan” shall mean any employee pension benefit plan within the meaning of Section 3(2) of ERISA (excluding any Multiemployer Plan) which is subject to Title IV of ERISA or to Section 412 of the Code.

“Energy” shall mean physical electric energy, expressed in megawatt hours or kilowatt hours (“kWh”), of the character that passes through transformers and transmission wires, where it eventually becomes alternating current electric energy delivered at nominal voltage.

“Environmental Laws” shall mean all present and future Laws pertaining to or imposing liability or standards of conduct concerning environmental protection, human health and safety, contamination or clean-up or the use, handling, generation, Release or storage of Hazardous Material, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, as amended, the Hazardous Substances Transportation Act, as amended, the Solid Waste Disposal Act, as amended, the Clean Water Act, as amended, the Clean Air Act, as amended, the Toxic Substances Control Act, as amended, the Safe Drinking Water Act, as amended, the Occupational Safety and Health Act, as amended (to the extent relating to human exposure to Hazardous Materials), the National Environmental Policy Act, as amended, and all analogous state or local statutes, (including, with respect to the Projects located in the State of New York, the New York State Environmental Quality Review Act, as amended and, with respect to the Projects located in the State of New Jersey, the New Jersey Site Remediation Reform Act), any state superlien Law and environmental clean-up Laws and all regulations adopted in respect of the foregoing Laws whether now or hereafter in effect.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended or as may be amended from time to time.

“ERISA Affiliate” shall mean, in relation to any Person, any other Person under common control with the first Person, within the meaning of Section 4001(a)(14) of ERISA.

“Escrowed Amount” shall mean the difference of (i) the principal amount of the Term Loans made on the Closing Date less (ii) the Closing Date Available Amount.

“EU Bail-In Legislation Schedule” shall mean the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Event of Default” shall have the meaning given to such term in Section 9.01.

“Event of Loss” shall mean (a) an event which causes all or a portion of an Asset of a Relevant Party to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever (including any covered loss under a casualty insurance policy) and (b) any compulsory transfer or taking, or transfer under threat of compulsory transfer, of any Asset of a Relevant Party pursuant to the power of eminent domain, condemnation or otherwise.

“Excluded Property” shall mean, solely to the extent no Event of Default shall have occurred and be continuing, each of the following:

(a)all cash proceeds from any upfront solar energy incentive programs, including proceeds disbursed as an expected performance based buydown pursuant to the California Solar Initiative (which are not subject to state income tax), or any other state or local solar power incentive program which provides incentives that are substantially similar to the expected performance based buydown provided under the California Solar Initiative (and which are similarly not subject to state income tax);

(b)all cash proceeds from any state income tax credit, including proceeds pursuant to the refundable Hawaii Energy Tax Credits;

(c)the proceeds from the sale of Financing SRECs received pursuant to the SREC Financing Master PSA which such Financing SRECs were sold by SREC Financing pursuant to an Ineligible SREC Contract;

(d)Rebates; and

(e) payments received by a Guarantor in respect of any final true-ups occurring following the completion of deployment under the Tax Equity Documents.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to any Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its Lending Office

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date after the Closing Date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.10(b)) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.09(a), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.09(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Exempt Customer Agreements” shall mean (a) any Customer Agreement which has unpaid Rents that are 120 days or more past due, (b) any Customer Agreement where (i) the Customer’s interest in the underlying host Property for the applicable Project has been sold or otherwise transferred without either the Customer purchasing the Project or the new owner assuming such Customer Agreement and (ii) the applicable Provider reasonably determines that the current Customer will not make any purchase payment due under the Customer Agreement and the new owner will refuse to assume such Customer Agreement but for a Payment Facilitation Agreement in respect thereof, (c) any Customer Agreement subject to a dispute between the Borrower and the Customer which, in light of the facts and circumstances known at the time of such dispute, the Provider reasonably determines the Customer under such Customer Agreement could reasonably be expected to stop making Rent payments due under the Customer Agreement but for a Payment Facilitation Agreement, or (d) any Customer Agreement which has a Customer that has become eligible for and is receiving an income-qualified discount on his or her electricity rate from the applicable local utility.

“Expiration Date” shall mean, with respect to any Letter of Credit, the date of the expiration set forth therein.

“Facility” shall mean each of (a) the Term Loan Commitments and the Term Loans made hereunder and (b) the LC Commitments and the LC Exposure hereunder.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Fee Letter” shall mean, collectively, each fee letter between the Borrower and a Lender Party.

“FERC” shall mean the Federal Energy Regulatory Commission, and any successor authority.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

“FICO® Score” shall mean, in respect of any Customer, a credit score obtained from (a) Experian Information Solutions, Inc., (b) Transunion, LLC or (c) Equifax Inc., in each case, as obtained in connection with such Customer Agreement. If the Customer is a trust, the applicable credit score for that Customer shall be the credit score of the trustee.

“Final Hedging Date” shall have the meaning given to such term in Section 5.11.

“Financing SRECs” shall mean the SRECs transferred from a Fund to SREC Guarantor pursuant to the Liberty SREC Transfer Agreement, Margaux SREC Transfer Agreement, Fund III SREC Transfer Agreement, Nicole SREC Transfer Agreement, Hannah SREC Transfer Agreement and Fund XIV SREC Transfer Agreement (as such terms are defined in Schedule 4.22(a)).

“Financing SREC Collections” shall have the meaning given to such term in Section 5.25(f).

“Financial Statements” shall mean in relationship to any Person, its consolidated statements of operations and members’ equity, statements of cash flow and balance sheets.

“Fitch” shall mean Fitch, Inc.

“Flip Performance” shall mean the demonstration of the Tax Equity Member’s actual internal rate of return since the initial capital contribution date for the applicable Partnership Flip Fund by comparison to its applicable target internal rate of return, as shown in the Tracking Model or associated reports, exhibits or supplemental information and which may be shown as an annual effective discount rate that results in the sum of the present values of Cash Flows through the applicable term, with respect to the membership interests of the Tax Equity Member, being equal to zero.

“Flip Point” shall have the meaning given to the term “Flip Point” or “Flip Date” in the applicable Limited Liability Company Agreement of a Tax Equity Fund.

“Flip Point Deficit” shall mean, as of any Calculation Date in respect of a Tracking Model for the applicable Tax Equity Fund, if such Tracking Model reflects that the Flip Point will not occur by the Target Flip Date, the positive difference between:

(i)the amount of cash that the Tracking Model demonstrates is required to be distributed by the Tax Equity Fund to a Tax Equity Member in order for the Flip Point to occur by no later than the Target Flip Date, and

(ii)the amount of cash that is actually projected under the Tracking Model to be distributed by the Tax Equity Fund to such Tax Equity Member from the Calculation Date until the Target Flip Date,

in each case, where the Tracking Model takes into account all prior and projected Cash Flows.

“Foreign Lender” shall mean a Lender that is not a U.S. Person.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

“FPA” shall mean the Federal Power Act, as amended, and FERC’s regulations thereunder.

“Fund” shall mean each of the Inverted Lease Funds, each of the Partnership Flip Funds and each of the Wholly-Owned Funds.

“Fund Account” shall mean a deposit account or securities account in the name of a Fund into which all Rents and other Operating Revenues paid to such Fund are deposited.

“Fund Manager Membership Interests” shall mean all of the outstanding class B membership interests and managing member membership interests issued by the Funds (including all Economic Interests and Voting Rights applicable to the managing member).

“Fund Membership Interests” shall mean all of the outstanding Fund Manager Membership Interests and all other membership interests issued by a Fund that have been acquired by a Guarantor or where the Tax Equity Member has withdrawn (including all acquired Economic Interests and Voting Rights).

“Fund Representations” shall mean the representations set forth in Annex C.

“Fund SREC Property” shall mean (i) all Aggregator SRECs, (ii) receivables pursuant to the SREC Aggregator Master PSA and proceeds from the sale of SRECs received pursuant to the SREC Aggregator Master PSA and (iii) the Unpledged SREC Account and all amounts deposited therein; provided, that, for the avoidance of doubt, no cash distributions with respect to the Fund Membership Interests shall be Fund SREC Property.

“Fund SREC Transfer Agreements” shall mean individually or collectively, as the context requires, each agreement listed under the heading “Fund SREC Transfer Agreements” on Schedule 4.22(a), which may be modified from time to time subject to Section 6.10.

“Fund X Project Company” shall mean Vivint Solar Fund X Project Company, LLC, a Delaware limited liability company.

“Further Guidance” means statutory amendments; temporary, proposed or final Treasury Regulations; any IRS guidance published in the Internal Revenue Bulletin and/or Cumulative Bulletin; any notice, announcement, revenue ruling or revenue procedure or similar authority issued by the IRS; or any other administrative guidance, in each case, interpreting or applying Section 1101 of the Budget Act.

“GAAP” shall mean United States Generally Accepted Accounting Principles.

“Governmental Authority” shall mean with respect to any Person, any supra-national, national, federal or state or local government or other political subdivision thereof or any entity, including any regulatory or administrative authority or court or central bank, exercising executive, legislative, judicial, regulatory or administrative or quasi-administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

“Grant” means a cash grant under section 1603 of the American Recovery and Reinvestment Act of 2009, as amended.

“Guarantor” shall mean each of the Inverted Lease Guarantors, Partnership Flip Guarantors, SREC Guarantor and any Wholly-Owned Fund.

“Guarantor Account” shall have the meaning given to such term in the Depository Agreement.

“Guarantor Membership Interests” shall mean all of the outstanding limited liability company interests issued by the Guarantors (including all Economic Interests and Voting Rights).

“Guaranty and Pledge Agreement” shall mean the Guaranty and Pledge Agreement executed by Guarantor on the Closing Date in favor of the Collateral Agent for the benefit of the Secured Parties.

“Guaranty and Security Agreement” shall mean any Guaranty and Security Agreement executed by a Wholly-Owned Fund in favor of the Collateral Agent for the benefit of the Secured Parties as required in accordance with Section 5.08(g).

“Hazardous Material” shall mean any pollutant, contaminant or hazardous or toxic substance, material or waste that is regulated by or could form the basis of liability now or hereafter under, any Environmental Law, including any (a) petroleum, petroleum hydrocarbons, petroleum products, crude oil or any fraction or by-product derivatives; (b) flammable substances, explosives or radioactive materials; (c) asbestos or asbestos-containing materials in any form; (d) polychlorinated biphenyls; and (e) any other radioactive, hazardous, toxic or noxious waste, substance, material, pollutant or contaminant that, whether by its nature or its use, is subject to regulation or giving rise to liability or obligation under any Environmental Law.

“Hedge Profile Repayment Date” shall mean the date upon which the Term Loans are shown to be finally repaid under the Base Case Model based on the assumption that all Cash Available for Debt Service is applied from the Maturity Date to pay Debt Service and otherwise prepay the Term Loans.

“Incomplete Project” shall mean, on the Closing Date, any Project which has not yet been Placed in Service and is reasonably expected by Seller to be Placed in Service within 6 months of the Closing Date.

“Incomplete Project Available Amount” shall mean the maximum amount of the Term Loan Commitments which would have been available to be drawn on the Closing Date to show the Base Case Model in compliance with the Debt Sizing Parameters and Portfolio Concentration Limits where the Base Case Model has been modified to exclude the projected Cash Available for Debt Service from each Project that has not been Placed in Service as of the Disbursement Date.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

“Incomplete Project Revenue” means, on the Closing Date, projected Operating Revenue from Incomplete Projects.

“Indebtedness” shall mean, for any Person, without duplication: (a) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of Property for which such Person or its Assets is liable, (b) all unfunded amounts under a loan agreement, letter of credit, surety bond or other similar instrument (unless secured in full by cash), or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (c) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests and any other payment required to be made in respect of any equity interests in any Person or rights or options to acquire any equity interests in any Person, but excluding any distributions required to be made (i) in respect of the outstanding class A membership interests issued by the Tax Equity Funds or (ii) to Borrower or any Subsidiary in respect of the outstanding Fund Membership Interests or Guarantor Membership Interests, (d) all obligations (including all amounts to be capitalized) under leases that constitute capital leases for which such Person is liable, (e) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as borrower, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss, (f) all obligations of such Person under conditional sale or other title retention agreements relating to Property or Assets acquired by such Person (even though the rights of the seller or lender thereunder may be limited in recourse), and (g) all guarantees of such Person in respect of any of the foregoing.  The Indebtedness of a Person shall include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof.

“Indemnified Amounts” shall have the meaning given to such term in Section 3.08(a).

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” shall have the meaning given to such term in Section 3.08(a).

“Independent” shall mean, when used with respect to any specified Person, that such Person (a) is in fact independent of each of the Relevant Parties and any Affiliate thereof, (b) does not have any direct financial interest or any material indirect financial interest in any of the Relevant Parties or any Affiliate thereof and (c) is not connected with any of the Relevant Parties or any Affiliate thereof as an officer, employee, member, manager, contractor, promoter, underwriter, trustee, partner, director or person performing similar functions.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

“Independent Engineer” shall mean Leidos Engineering or any other Person from time to time appointed by the Administrative Agent to act as “Independent Engineer” for the purposes of this Agreement.

“Ineligibility Amount” has the meaning given to it in Section 3.03(c).

“Ineligibility Event” shall mean in respect of any Project:

(a)the applicable Customer becomes more than [***] days past due on any amount due under the related Customer Agreement;

(b)the applicable Customer makes an Ineligible Customer Reassignment;

(c)such Project is discovered not to have been an Eligible Project as of the date of the applicable Loan or Disbursement made available to the Borrower in respect of such Project; or

(d)the early termination of its applicable Customer Agreement (without a replacement being entered into that would cause the Project to continue to meet the criteria for an Eligible Project) and no termination payment has been paid by the Customer by the date that is [***] days after such termination.

“Ineligibility Prepayment Project” shall mean, in respect of any Payment Date, a Project that became the subject of an Ineligibility Event during the calendar quarter ending on the immediately prior Calculation Date and where a Cumulative Loss Event occurred on such Calculation Date.

“Ineligible Customer Reassignment” shall mean a Customer Agreement has been assigned and (i) if the Customer is not a trust, the assignee Customer has a FICO® Score of less than [***], or (ii) if the Customer is a trust, the trustee has a FICO® Score of less than [***].

“Ineligible Project Prepayment” shall mean, in respect of any Payment Date, the mandatory prepayment payable on such applicable Payment Date in accordance with Section 3.03(c).

“Ineligible SREC Contracts” shall mean any SREC Contracts that are not Eligible SREC Contracts.

“Information” shall have the meaning given to such term in Section 4.25(a).

“Insurance Consultant” shall mean Moore-McNeil, LLC or any other Person from time to time appointed by the Administrative Agent to act as “Insurance Consultant” for the purposes of this Agreement.

“Interest Payment Date” shall mean the last day of the then applicable Interest Period.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

“Interest Period” shall mean an interest period of one or three months, as selected by the Borrower in the Borrowing Notice or Interest Period Election Notice, (a) initially, commencing on the Closing Date and (b) thereafter, commencing on the day on which the immediately preceding Interest Period expires, provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall, subject to clause (iii) below, be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(iii) no Interest Period shall extend beyond the Maturity Date; and

(iv) notwithstanding anything to the contrary herein, the initial Interest Period shall commence on the Closing Date and end on August 31, 2016.

“Interest Period Election” shall mean an election by the Borrower of a one or three month Interest Period.

“Interest Period Election Notice” shall mean a notice containing the Borrower’s Interest Period Election delivered to the Administrative Agent pursuant to Section 2.03(a) in the form of Exhibit A-3.

“Interest Rate Determination Date” shall mean the second LIBOR Business Day preceding the first day of each Interest Period.

“Interest Rate Hedging Agreement” shall mean any Swap Agreement entered into by the Borrower in the ordinary course of business and not for speculative purposes in order to effectively cap, collar or exchange interest rates (from floating to fixed rates) with respect to any interest-bearing liability or investment of the Borrower.

“Inverted Lease Fund” shall mean each Inverted Lease Lessor and each Inverted Lease Tenant.

“Inverted Lease Guarantor” shall mean each entity designated as an “Inverted Lease Guarantor” by the Borrower on Schedule 4.03(g).

“Inverted Lease Lessor” shall mean each entity designated as an “Inverted Lease Lessor” by the Borrower on Schedule 4.03(g).

“Inverted Lease Tenant” shall mean each entity designated as an “Inverted Lease Tenant” by the Borrower on Schedule 4.03(g).

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

“Inverter Reserve Account” shall have the meaning given to such term in the Depository Agreement.

“Inverter Review Information” shall have the meaning given to such term in Section 5.01(g).

“Investment Company Act” shall mean the United States Investment Company Act of 1940, as amended or as may be amended from time to time.

“Involuntary Bankruptcy” shall mean any involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, in which the Sponsor or any Relevant Party is a debtor or any Assets of any such entity is property of the estate therein.

“IRS” shall mean the United States Internal Revenue Service.

“Issuing Bank” shall mean (a) Investec Bank plc and (b) each other LC Lender as the Borrower may from time to time select as an Issuing Bank hereunder (provided that such LC Lender meets the Credit Requirements, shall be reasonably acceptable to the Administrative Agent and has agreed to be an Issuing Bank hereunder in a writing satisfactory to the Administrative Agent), each in its capacity as an issuer of Letters of Credit hereunder, in either case together with its permitted successors and assigns in such capacity; provided, that there shall be no more than one Issuing Bank at any time.

“ITC” shall mean the 30% investment tax credit under Section 48 of the Code.

“Joint Lead Arrangers” shall mean (i) Investec Bank plc, SunTrust Robinson Humphrey, Inc., ING Capital LLC and Silicon Valley Bank as joint bookrunners and joint lead arrangers with respect to the Commitments, (ii) BankUnited, N.A. and Deutsche Bank AG, New York Branch as joint lead arrangers, (iii) ING Capital LLC and SunTrust Bank. as co-syndication agents and (iv) Silicon Valley Bank as documentation agent.

“Knowledge” whenever used in this Agreement or any of the Loan Documents, or in any document or certificate executed pursuant to this Agreement or any of the Loan Documents, (whether by use of the words “knowledge” or “known”, or other words of similar meaning, and whether or not the same are capitalized), shall mean, with respect to the Sponsor or any Relevant Party: actual knowledge (which shall be deemed to include knowledge that would have been discovered after reasonable inquiry) of the Chief Executive Officer, Chief Financial Officer, Senior Vice President of Operations, Executive Vice President of Capital Markets, General Counsel, Vice President of Asset Management and Controller of the Sponsor or any other position with substantially the same responsibilities of such Persons and any other Person that is an officer of, or is employed by, a Relevant Party or the Manager and is authorized with managerial responsibilities.  The Borrower shall cause each Subsidiary and the Manager to promptly notify it of any event or circumstance that would require the Borrower to provide notice to a Lender Party under the Loan Documents upon Knowledge of the Borrower. Any notice delivered to the Sponsor or any Relevant Party (including to the Manager as their agent) by a Secured Party shall provide such Person with Knowledge of the facts included therein.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

“Laws” shall mean, collectively, all international, foreign, Federal, state and local statutes, common law, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority, and all applicable administrative orders, decrees, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“LC Application” shall mean an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable Issuing Bank, together with a Notice of LC Activity.

“LC Availability Period” shall mean the period from the Closing Date to 30 days prior to the Maturity Date.

“LC Commitment” shall mean, as to each LC Lender, its obligation to make an LC Loan to the Borrower pursuant to Section 2.02 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement; provided, that the aggregate principal amount of the LC Lenders’ LC Commitments shall not exceed $13,000,000.

“LC Commitment Fee” shall mean an amount equal to the product of 0.75% per annum and the average unused LC Commitment (regardless of whether any conditions for issuance, extension or increase of the Stated Amount of a Letter of Credit could then be met and determined as of the close of business on any date of determination), for each day from the Closing Date through the expiration or earlier termination of the LC Availability Period.

“LC Documents” shall mean, as to any Letter of Credit, each LC Application and any other document, agreement and instrument entered into by the applicable Issuing Bank and the Borrower or in favor of such Issuing Bank and relating to such Letter of Credit.

“LC Exposure” shall mean, with respect to any LC Lender as of the date of determination, the sum of the aggregate amount of all participations by that Lender in (a) the Stated Amount of all Letters of Credit issued and outstanding at such time that have not been Cash Collateralized, plus (b) the aggregate amount of all unreimbursed Drawing Payments made in respect of Letters of Credit at such time, plus (c) the aggregate outstanding principal amount of all LC Loans at such time.

“LC Lender” shall mean a Lender with an LC Commitment, which as of the Closing Date is as set forth on Schedule 2.01.

“LC Loan” shall have the meaning set forth in Section 2.02(c)(ii).

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

“Lender” shall have the meaning given to such term in the preamble hereto and shall include any Term Lender and LC Lender (other than any Person that has ceased to be a party hereto pursuant to an Assignment and Assumption) and any other Person that shall have become a party hereto as a Lender pursuant to an Assignment and Assumption.

“Lender Parties” shall mean the Administrative Agent, each Lender and the Issuing Bank.

“Lending Office” shall mean, with respect to each Lender, such Lender's address and, as appropriate, account on file with the Administrative Agent, or such other address or account as such Lender may from time to time notify to the Administrative Agent.

“Letter of Credit” shall mean a standby letter of credit substantially in the form of Exhibit C-1 governed by the laws of the State of New York and issued by the Issuing Bank under the total aggregate LC Commitment pursuant to Section 2.02(a)(i).

“Liberty Tenant” shall mean Vivint Solar Liberty Master Tenant, LLC, a Delaware limited liability company.

“LIBOR” shall mean, for any Interest Rate Determination Date with respect to any Interest Period for a Loan, the rate for United States dollar deposits, rounded, if necessary, to the nearest 0.00001%, appearing on the applicable Bloomberg Screen Index Page as the London interbank offered rate for United States dollar deposits with a term equivalent to such Interest Period at approximately 11:00 a.m., London time, on such Interest Rate Determination Date.  If, on any Interest Rate Determination Date, such rate does not appear on the applicable Bloomberg Screen Index Page, LIBOR shall be the arithmetic mean of the offered quotations of the Reference Banks to prime banks in the London interbank market for United States dollar deposits with a term equivalent to such Interest Period in Europe by reference to requests for quotations to the Reference Banks as of approximately 11:00 a.m. (London time) on the Interest Rate Determination Date.  If, on any Interest Rate Determination Date, at least two of the Reference Banks provide such quotations, LIBOR shall equal such arithmetic mean of such quotations. The Administrative Agent shall determine LIBOR on each Interest Rate Determination Date and the determination of LIBOR by the Administrative Agent shall be binding absent manifest error. “Reference Banks” shall mean leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (a) with an established place of business in London, and (b) which have been designated as such by the Administrative Agent and are able and willing to provide such quotations to the Administrative Agent for each Interest Rate Determination Date; and “Bloomberg Screen Index Page” shall mean the display designated as page US0001M Index Page (in respect of an Interest Period of one month) or US0003M Index Page (in respect of an Interest Period of three months) on the Bloomberg Financial Markets Commodities News (or such other pages as may replace such page on that service for the purpose of displaying LIBOR quotations of major banks). Notwithstanding the foregoing in no circumstance shall LIBOR be less than 0.00% per annum.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

“LIBOR Business Day” shall mean any day on which commercial banks are open in London, England for international business (including dealings in United States dollar deposits).

“Lien” shall mean, with respect to any Property or Assets, any lien, hypothecation, encumbrance, assignment for security, charge, mortgage, pledge, security interest, conditional sale or other title retention agreement or similar lien.

“Limited Liability Company Agreement” shall mean the respective limited liability company agreement or operating agreement of each Tax Equity Fund.

“Loan Documents” shall mean, collectively, this Agreement, the Notes, if any, each Fee Letter, the Collateral Documents, the Secured Interest Rate Hedging Agreements, the Closing Date Assignment Agreements, the Master SREC Purchase and Sale Agreements and all other documents, agreements or instruments executed in connection with the Obligations.  For the avoidance of doubt, the term “Loan Documents” shall not include the Portfolio Documents.

“Loan Parties” shall mean the Borrower, Pledgor and each Guarantor.

“Loans” shall mean the Term Loans and the LC Loans.

“Loss Proceeds” shall mean all amounts and proceeds (including instruments) from an Event of Loss received by the Loan Parties, including, without limitation, insurance proceeds or other amounts actually received, except proceeds of business interruption insurance.

“Major Decision” shall mean, as to each Fund, any of the decisions contemplated to be made in any of the Limited Liability Company Agreements which (i) require a vote by or the consent or approval of all or a supermajority or majority of the members or the Tax Equity Members of the applicable Fund and (ii) could, if made or not made, reasonably be expected (x) to have a Material Adverse Effect, (y) to result in a reduction of Cash Available for Debt Service during any Interest Period or (z) to result in the Portfolio Value, calculated immediately after giving effect to such modification to be less than the Portfolio Value, calculated immediately prior to giving effect to such modification.

“Management Agreement” shall mean the Management Agreement by and between the Manager and the Borrower dated as of the Closing Date and each renewal or replacement for such agreement in a form and substance acceptable to the Administrative Agent entered into with a Manager in accordance with the terms and conditions hereof.

“Management Consent Agreement” shall mean the Management Consent and Agreement dated as of the Closing Date by and among the Manager, the Borrower and the Collateral Agent.

“Manager” shall mean Vivint Solar Provider, LLC, a Delaware limited liability company or a replacement manager as may hereafter be charged with management of the Borrower and the Subsidiaries in accordance with the terms and conditions hereof and the other Loan Documents.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

“Margaux Tenant” shall mean Vivint Solar Margaux Master Tenant, LLC, a Delaware limited liability company.

“Market Disruption Event” shall have the meaning given to such term in Section 3.11(a)(iii).

“Master Back-Up Servicing Agreement” shall mean the Master Backup Servicer Agreement between Back-Up Servicer and Provider dated June 15, 2016, which may be modified from time to time subject to Section 6.10.

“Master Lease Agreements” shall mean individually or collectively, as the context requires, each agreement listed under the heading “Master Lease Agreements” on Schedule 4.22(a), which may be modified from time to time subject to Section 6.10.

“Master Limited Warranty Agreements” shall mean individually or collectively, as the context requires, each agreement listed under the heading “Master Limited Warranty Agreements” on Schedule 4.22(a), which may be modified from time to time subject to Section 6.10.

“Master Purchase Agreements” shall mean individually or collectively, as the context requires, each agreement listed under the heading “Master Purchase Agreements” on Schedule 4.22(a), which may be modified from time to time subject to Section 6.10.

“Master SREC Purchase and Sale Agreements” shall mean shall mean the SREC Financing Master PSA and the SREC Aggregator Master PSA.

“Material Adverse Effect” shall mean, (a) a material adverse effect upon the business, operations, Property, Assets or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (b) the material impairment of the ability of the Borrower, SREC Seller Parties or the Sponsor to perform their respective obligations under any Loan Document, (c) a material adverse effect on the legality, validity or enforceability of any of the (i) Loan Documents or the rights and remedies of any Secured Party under any of the Loan Documents (including the validity, perfection or priority of the Collateral Agent’s Liens on the Collateral) or (ii) Limited Liability Company Agreements, Master Lease Agreements, Eligible SREC Contracts or Sponsor Guaranties, or (d) a material adverse effect on the use, value or operation of at least 5% of the Projects owned or leased by the Funds.

“Maturity Date” shall mean August 4, 2021.

“Maximum Rate” shall have the meaning given to such term in Section 11.17.

“Membership Interests” shall mean the Borrower Membership Interests, the Guarantor Membership Interests and the Fund Membership Interests.

“Model Auditor” shall mean Novogradac & Company LLP or any other Person from time to time appointed by the Administrative Agent to act as “Model Auditor” for the purposes of this Agreement.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

“Net Available Amount” shall mean, with respect to (a) any Asset sale by a Relevant Party or (b) the issuance or incurrence of any Indebtedness by any Relevant Party, the sale proceeds, debt proceeds or other amounts received in connection therewith net of any (i) such sale proceeds, debt proceeds or other amounts required to be allocated to a Tax Equity Member pursuant to a Tax Equity Document in accordance with the ordinary distribution procedures and disregarding any cash sweep or other cash diversion which would modify the ordinary distribution procedures and (ii) reasonable and documented transaction or collection expenses (as applicable).

“Non-Consenting Lender” shall mean any Lender that does not approve any consent, waiver or amendment that, in each case, (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) otherwise has been approved by the Required Lenders.

“Non-Covered Services” shall have the meaning given to the term “Non-Included System Services”, “Non-Agreed System Services” or “Non-Included Administrative Services” in each applicable Services Agreement or such other term used to describe services which are not included services under a Services Agreement.

“Note” shall have the meaning given to such term in Section 2.04.

“Notice of LC Activity” shall have the meaning set forth in Section 2.02(b)(i).

“NY Green Bank” shall mean NY Green Bank, a division of the New York State Energy Research & Development Authority, or any Affiliate thereof that succeeds to NY Green Bank’s rights and obligations under the NY Green Bank Loan Agreement.

“NY Green Bank Loan Agreement” shall mean that certain Loan Agreement, dated as of August 4, 2016, between Vivint Solar Financing NYGB Entity, as borrower, and NY Green Bank, as lender.

“NY Green Bank Termination Notice” shall mean a notice from NY Green Bank to the Administrative Agent confirming that the “Debt Termination Date” under the NY Green Bank Loan Agreement has occurred.

“O&M Reserve Account” shall have the meaning given in the Depository Agreement.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

“Obligations” shall mean the principal amount of the Loans, accrued interest thereon and all advances to, fees, costs, expenses and debts, liabilities, obligations, covenants and duties of, any Loan Party and SREC Seller Party arising under any Loan Document (including the Secured Hedging Obligations, any premium, reimbursements, Drawing Payments, damages, expenses, fees, costs, charges, disbursements, indemnities, and other liabilities) or otherwise with respect to any Loan, Letter of Credit or Secured Interest Rate Hedging Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that would accrue on any of the foregoing during the pendency of any bankruptcy or related proceeding with respect to any Loan Party or SREC Seller Party.

“Officer’s Certificate” shall mean a certificate signed by any Authorized Officer of the Borrower and delivered to the Administrative Agent in substantially the form attached as Exhibit E.

“OID” shall have the meaning given to such term in Section 3.09(g).

“Operating Budget” shall mean the operating budget for the Relevant Parties set out under Section 5.01(f)(i) and as approved when required by the Administrative Agent.

“Operating Expenses” shall mean for any applicable period, all expenses and other amounts in the nature of expenses incurred by the Borrower, the Wholly-Owned Funds and, except (in order to avoid double counting) where used in the definition of “Cash Available for Debt Service,” the other Funds during that period on a cash basis, including (without duplication) (a) payments under the Management Agreement, Back-Up Servicing Agreements, the Services Agreements and the other Project Documents (including, without duplication, all Service Fees and costs and expenses for Non-Covered Services and capital expenditures), (b) payments to comply with Laws (including Environmental Laws), (c) insurance premiums to the extent not covered in the Service Fees under the Services Agreements, (d) Taxes (including payments in lieu of taxes), and (e) any other fee, cost and expense incurred in connection with (i) ownership, leasing and operation of the Projects held by the Wholly-Owned Funds and, except (in order to avoid double counting) where used in the definition of “Cash Available for Debt Service,” the other Funds and (ii) the ownership of the Membership Interests (including Additional Expenses and fees, costs, indemnities and expenses payable to the Secured Parties pursuant to Section 4.02(b)(i) of the Depository Agreement), but excluding (A) Debt Service and (B) expenses and amounts in the nature of expenses which are paid with the proceeds of Excluded Property or a contribution by or on behalf of the Sponsor or Pledgor as required pursuant to the Cash Diversion Guaranty.

“Operating Revenues” shall mean for any applicable period, all Collections or Eligible SREC Proceeds received by the Borrower from the Funds or any Guarantor (including SREC Guarantor) during that period on a cash basis but excluding (without duplication):

(a)any capital contribution or any other amounts contributed to the Relevant Parties by Sponsor, Pledgor or their Affiliates;

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

(b)the proceeds of the Loans or any other Indebtedness incurred by a Relevant Party;

(c)any net payments to the Borrower under an Interest Rate Hedging Agreement;

(d)the proceeds of the sale, assignment or other disposition of any Collateral or other Asset of a Relevant Party (other than (i) ordinary course sales of power or the leasing of a photovoltaic system pursuant to the Customer Agreements and (ii) proceeds of SRECs and SREC Contracts);

(e)proceeds of any Revenue Termination Event or Ineligibility Event, including any termination payment, elective prepayment or purchase payments;

(f)Loss Proceeds and any other insurance proceeds (other than business interruption proceeds) and proceeds of any warranty claims arising from manufacturer, installer and other warranties;

(g)any other proceeds or other amounts that are required to be mandatorily prepaid pursuant to Section 3.03; and

(h)any Excluded Property and the proceeds thereof and any Fund SREC Property.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.10(b)).

“P50 Production” shall mean the production volume based on the P50 one (1) year confidence levels for Eligible Projects in the Project Pool reflected in the Base Case Model (as updated as of the date of determination).

“Participant” shall have the meaning given to such term in Section 11.05(d)(i).

“Participant Register” shall have the meaning given to such term in Section 11.05(d)(ii).

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

“Partnership Flip Fund” shall mean each entity designated as a “Partnership Flip Fund” by the Borrower on Schedule 4.03(g).

“Partnership Flip Guarantor” shall mean shall mean each entity designated as a “Partnership Flip Guarantor” by the Borrower on Schedule 4.03(g).

“Party” shall mean each of the Borrower, the Lenders, the Administrative Agent and the Issuing Bank.

“Pass-Through Agreement” shall mean individually or collectively, as the context requires, each agreement listed under the heading “Pass-Through Agreements” on Schedule 4.22(a), which may be modified from time to time subject to Section 6.10.

“PATRIOT Act” shall have the meaning given to such term in Section 11.12.

“Payment Date” shall mean each January 31, April 30, July 31 and October 31 of each year falling after the date hereof, or if any such day is not a Business Day, the immediately preceding Business Day.

“Payment Facilitation Agreement” shall have the meaning given to such term in Section 6.10(a).

“Payment Facilitation Amount” has the meaning given to it in Section 3.03(d).

“Payment Facilitation Event” shall mean, in respect of a Project, the amendment of the applicable Customer Agreement by a Payment Facilitation Agreement.

“Payment Facilitation Prepayment” shall mean, in respect of any Payment Date, the mandatory prepayment payable on such applicable Payment Date in accordance with Section 3.03(d).

“Permits” shall mean any and all franchises, licenses, leases, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, qualifications, easements, rights of way, Liens and other rights, privileges and approvals required to be obtained from a Governmental Authority under any Law, rule or regulation (including those required to interconnect a Project to the applicable transmission grid).

“Permitted Fund Disposition” shall have the meaning given to such term in Section 2.05.

“Permitted Fund Disposition Certificate” shall mean a certificate from an Authorized Officer of the Borrower in the form of Exhibit H.

“Permitted Indebtedness” shall have the meaning given to such term in Section 6.01.

“Permitted Liens” shall mean:

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

(a)Liens imposed by any Governmental Authority for taxes, assessments or other governmental charges (i) that are not yet due or (ii) that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted (and enforcement of such Lien shall have been stayed) so long as (A) such proceeding shall not involve any material risk of the sale, forfeiture or loss of any part of any Project and shall not interfere with the use or disposition of any Project and (B) the payment thereof is fully covered by adequate reserves in accordance with GAAP, bonds or other security.

(b)mechanics’, materialmen’s, repairmen’s and other similar liens arising in the ordinary course of business or incident to the construction, improvement or restoration of a Project in respect of obligations (i) that are not yet due or (ii) that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted (and enforcement of such Lien shall have been stayed) so long as (A) such proceedings shall not involve any material risk of forfeiture, sale or loss of any part of such Project and shall not interfere with the use or disposition of any Project, and (B) the payment thereof is fully covered by adequate reserves in accordance with GAAP, bonds or other security;

(c)minor defects, easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and that are not incurred to secure Indebtedness and encumbrances, licenses, restrictions on the use of Property or minor imperfections in title that do not materially impair the Property affected thereby for the purpose for which title was acquired or interfere with the operation and maintenance of a Project;

(d)judgment Liens that (i) do not involve any material risk of the sale, forfeiture or loss of any part of any Project and do not interfere with the use or disposition of any Project, (ii) within ten Business Days of their existence or after the entry thereof, are being contested in good faith and by appropriate appeal or review proceedings (and execution thereof is stayed pending such appeal or review), (iii) for which the payment thereof is fully covered by adequate reserves in accordance with GAAP, bonds or other security and (iv) which could not reasonably be expected to result in an Event of Default;

(e)deposits or pledges required to secure the performance of statutory obligations, appeals, supersedes and other bonds in connection with judicial or administrative proceedings and other obligations of a like nature not in excess of $50,000 in the aggregate;

(f)zoning, entitlement, conservation restrictions and other land use and environmental Laws by Governmental Authorities that do not involve any material risk of the sale, forfeiture or loss of any part of any Project and do not interfere with the use or disposition of any Project, and provided that the relevant owner of legal title to a Project is not in violation thereof;

(g)statutory Liens of banks (and rights of set off) not securing Indebtedness and incurred in the ordinary course of business;

(h)Liens created pursuant to the Loan Documents;

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

(i)in respect of the Tax Equity Funds only, Liens permitted under the terms of the Tax Equity Documents to the extent not included in clauses (a) through (h) of this definition of “Permitted Liens” that (i) have been approved in writing by the Administrative Agent or (ii) subject to Section 6.15, when taken together, could not reasonably be expected to result in a material adverse effect upon the business, operations, Assets or condition (financial or otherwise) of any individual Tax Equity Fund.

“Person” shall mean any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

“Placed in Service” shall mean, in respect of a Project, that it has been placed in service for U.S. federal tax purposes, including that it has been placed in a condition or state of readiness and availability for its specifically assigned function of generating electricity from solar energy and specifically that (a) all necessary Permits for operating such Project have been obtained (including permission to operate from the applicable local utility), (b) all critical tests necessary for proper operation of such Project have been performed, (c) legal title to such Project is held by a Subsidiary (and title and control of such Project has been handed over by the installer under the applicable installation agreement), (d) initial synchronization of such Project to the grid has occurred and (e) daily operation of such Project has begun.

“Plan” shall mean an “employee benefit plan” within the meaning of Section 3(3) of ERISA which is subject to Title I of ERISA; a plan, individual retirement account or other arrangement that is subject to Section 4975 of the Code or provisions under any Similar Laws; and an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement.

“Pledge Agreement” shall mean that certain pledge agreement dated as of the Closing Date by and between the Pledgor and the Collateral Agent for the benefit of the Secured Parties, with respect to the Borrower Membership Interests.

“Pledge and Security Agreement” shall mean that certain pledge and security agreement dated as of the Closing Date by and between the Borrower and the Collateral Agent for the benefit of the Secured Parties.

“Pledged SREC Account” shall have the meaning given to it in the Depository Agreement.

“Pledgor” shall have the meaning given to such term in the Recitals.

“Pledgor Membership Interests” shall mean all of the outstanding limited liability company interests issued by the Pledgor (including all Economic Interests and Voting Rights).

“Portfolio Concentration Limits” shall mean the following limitations on Eligible Revenues and the Eligible Projects from which Eligible Revenues are derived:

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(a)the average FICO® Score determined for all Customers is no less than [***], where such average FICO® Score is weighted by the nameplate capacity of each Customer’s Project;

(b)no more than [***]% of the nameplate capacity from Eligible Projects is from Customers with a FICO® Score less than [***];

(c)no more than [***]% of the nameplate capacity from Eligible Projects is from Eligible Projects located in [***];

(d)no more than [***]% of the nameplate capacity from Eligible Projects is from Eligible Projects located in any one Project State (other than [***]); and

(e)no more than [***]% of the nameplate capacity from Eligible Projects is from Eligible Projects with attached battery storage.

“Portfolio Documents” shall mean (a) the Project Documents, (b) the Tax Equity Documents, (c) the Management Agreement, (d) the Back-Up Servicing Agreement and (e) each Eligible SREC Contract.

“Portfolio Value” shall mean, as of the date of determination, the remaining present value of the projected Cash Available for Debt Service from all Projects in the Project Pool as set forth in the Base Case Model (updated as of such determination date) for each quarterly payment period during the remaining term of the Customer Agreements (not to exceed [***] years and assuming no contract renewals), discounted at [***]percent ([***]%) per annum.

“Proceeds Escrow Account” shall have the meaning given to such term in the Depository Agreement.

“Project” shall mean a residential photovoltaic system including photovoltaic panels, racking systems, wiring and other electrical devices, conduit, weatherproof housings, hardware, inverters, remote operating equipment, connectors, meters, disconnects, over current devices and any applicable battery storage (including any replacement or additional parts included from time to time) and, unless the context otherwise requires a reference to such residential photovoltaic system only, shall include the applicable Customer Agreement related to such photovoltaic system and all other related rights, Permits and manufacturer, installer and other warranties applicable thereto.

“Project Documents” shall mean each Customer Agreement (including any Payment Facilitation Agreement).

“Project Information” shall mean the information listed on Schedule A, to be provided and updated in connection with each Project owned by the Funds in accordance with Section 9.01 and 9.02.

“Project Pool” shall mean all the Projects owned by the Funds.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

“Project Prepayment Certificate” shall mean a certificate from an Authorized Officer of the Borrower in the form attached to a Transfer Date Certificate, containing (a) a comprehensive report of each Eligible Project that became the subject of an Ineligibility Event, Payment Facilitation Event or a Revenue Termination Event occurring during the quarterly period ending on the applicable Calculation Date and (b) the Borrower’s good faith, detailed calculation of (i) the aggregate Ineligibility Amount, Payment Facilitation Amount and Revenue Termination Amount accrued during the applicable calendar quarter and all prior calendar quarters, (ii) whether a Cumulative Loss Event occurred on the applicable Calculation Date (including tracking of the reduction in Portfolio Value resulting from or attributable to each Ineligibility Event occurring since the Closing Date against the amount of such reduction in Portfolio Value projected to occur under the Base Case Model from each Ineligibility Event) and (iii) any Ineligible Project Prepayment, Payment Facilitation Prepayment or Revenue Termination Amount due and payable on the applicable Payment Date, together with such changes thereto as the Administrative Agent may from time to time reasonably request for the purpose of monitoring the Borrower’s compliance with Section 3.03(d).

“Project State” shall mean each state of the United States of America listed under Schedule 4.22(n).

“Project Transfer Agreements” shall mean individually or collectively, as the context requires, each “Bill of Sale” or “Assignment, Assumption and Transfer Agreement”, as each such term is defined in each applicable Master Purchase Agreement, entered into between the Seller and a Fund and any other agreement providing for the assignment or transfer of ownership of Projects and Customer Agreements from Seller to a Fund.

“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Provider” shall mean Vivint Solar Provider, LLC, a Delaware limited liability company, or any replacement provider under any Services Agreement appointed in accordance with the terms and conditions herein.

“Prudent Industry Practices” shall mean, with respect to any Project, those practices, methods, acts, equipment, specifications and standards of safety and performance, as they may change from time to time, that (a) are commonly used to own, manage, repair, operate, maintain and improve distributed solar energy generating facilities and associated facilities of the type that are similar to such Project, safely, reliably, prudently and efficiently and in material compliance with applicable requirements of Law and manufacturer, installer and other warranties and (b) are consistent with the exercise of the reasonable judgment, skill, diligence, foresight and care expected of a distributed solar energy generating facility operator or manager in order to accomplish the desired result in material compliance with applicable safety standards, applicable requirements of Law, manufacturer, installer and other warranties and the applicable Customer Agreement, in each case, taking into account the location of such Project, including climate change-related, environmental and general conditions.  “Prudent Industry Practices” are not intended to be limited to certain practices or methods to the exclusion of others, but are rather

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intended to include a broad range of acceptable practices, methods, equipment specifications and standards used in the photovoltaic solar power industry during the relevant time period.

“PUHCA” shall mean the Public Utility Holding Company Act of 2005, as amended, and FERC’s regulations thereunder.

“Qualified Insurers” shall mean financially sound and reputable insurance companies rated “A-, X” or better by A.M. Best Company, “A” or better by S&P or otherwise acceptable to the Administrative Agent, acting reasonably.

“Qualifying Facility” shall mean a “qualifying facility” as defined in the regulations of FERC at 18 C.F.R. § 292.101(b)(1) that also qualifies for the regulatory exemptions from the FPA set forth at 18 C.F.R. § 292.601(c), including the exemption from regulation under Sections 205 and 206 of the FPA set forth at 18 C.F.R. § 292.601(c)(1), the regulatory exemptions from PUHCA set forth at 18 C.F.R. § 292.602(b) and the exemptions from certain state laws and regulations set forth at 18 C.F.R. § 292.602(c).

“Quotation Day” shall mean the Interest Rate Determination Date, unless market practice differs in the London interbank market, in which case the Quotation Day will be determined by the Administrative Agent in accordance with market practice in the London interbank market (and if quotations would normally be given by leading banks in the London interbank market on more than one day, the Quotation Day will be the last of those days).

“Rebate” means any credits, rebates, subsidies, payments or other incentives that relate to self-generation of electricity, the use of technology incorporated into a Project, environmental benefits of using a Project, or other similar programs available from the public utility, any other state-regulated renewable energy program, the manufacturer of any part of a Project or any Governmental Authority; provided that Rebates do not include SRECs or production tax credits, investment tax credits, grants in-lieu of tax credits and other tax benefits or Grants or manufacturer and equipment warranties and similar payments.

“Recapture Period” shall mean, in respect of a Project, the period from the Closing Date through the fifth anniversary of the date that the applicable Project is Placed in Service.

“Recipient” shall mean (a) an Agent, (b) any Lender, (c) the Issuing Bank or (d) any other Secured Party, as applicable.

“Reeligible Project” shall mean, as of any Payment Date, an Eligible Project that was an Ineligibility Prepayment Project in respect of which a prepayment was made under Section 3.03(c) on a prior Payment Date and that is no longer the subject of an Ineligibility Event.

“Reference Banks” shall have the meaning given to such term in the definition of “LIBOR.”

“Register” shall have the meaning given to such term in Section 11.05(c).

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“Reimbursement Date” shall have the meaning set forth in Section 2.02(c)(ii).

“Related Party” shall mean, with respect to any Person, each of such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” shall mean any disposing, discharging, injecting, spilling, leaking, leaching, dumping, pumping, pouring, emitting, escaping, emptying, seeping, migrating, placing and the like, into, under, through or upon any land or water or air, or otherwise entering into the environment, or the threat thereof.

“Relevant Party” shall mean each of the Loan Parties and each of the Funds.

“Rents” shall mean the monies owed to the applicable Relevant Party by the Customers pursuant to the Customer Agreements, including any lease payments under any solar lease agreement and power purchase payments under any solar power service agreement or solar power purchase agreement that is a Customer Agreement.

“Replaced Hedge Provider” shall have the meaning given to such term in Section 3.10(b).

“Replacement Hedge Provider” shall have the meaning given to such term in Section 3.10(b).

“Required Facility Lenders” shall mean, with respect to any Facility, at least two Lenders (or all Lenders if there is only one Lender), other than Defaulting Lenders, representing more than 50% of the Commitments, Loans and LC Exposure, as the case may be, outstanding under such Facility.

“Required Inverted Lease Reserve Amount” shall mean the amount, for each Payment Date equal to the sum of the then-applicable Class A FMV for Liberty Tenant and the Margaux Tenant (as determined taking into account any increase in the Class A FMV shown under the Tax Equity Fund Model or following an appraisal pursuant to Section 5.01(d)) for each such Inverted Lease Tenant; provided, that, at the time that an Inverted Lease Tenant becomes a Wholly-Owned Fund, its applicable Class A FMV shall be deemed to be zero.

“Required Lenders” shall mean at least two Lenders (or all Lenders if there is only one Lender), other than Defaulting Lenders, representing more than 50% of the aggregate amount of (and for the avoidance of doubt, taken together) Commitments, Loans and LC Exposure outstanding.

“Reserve Account” means each of the Debt Service Reserve Account, the Additional Reserve Account, the Inverter Reserve Account, the O&M Reserve Account and the Distribution Suspense Account.

“Resignation Effective Date” shall have the meaning given to such term in Section 10.06(a).

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“Resolution Authority” shall mean any body which has authority to exercise any Write-down and Conversion Powers.

“Restricted Payment” shall mean (a) any dividend or any distribution (by reduction of capital or otherwise), whether in cash, Property, securities or a combination thereof, to an owner of a beneficial interest in such Person or otherwise with respect to any ownership or equity interest or security in or of such Person and (b) any payments on subordinated debt contemplated by Section 6.01(d).

“Revenue Termination Amount” has the meaning given to it in Section 3.03(b).

“Revenue Termination Event” shall mean:

(a)a Project experiences an Event of Loss and is not repaired, restored, replaced or rebuilt to substantially the same condition as existed immediately prior to the Event of Loss within 120 days of such Event of Loss;

(b)the early termination of any Customer Agreement and payment of the termination payment by the applicable Customer in connection with such termination;

(d)the elective prepayment by the Customer of any future amounts due under a Customer Agreement; and

(e)the purchase of any Project by a Customer in accordance with the terms of the applicable Customer Agreement.

“S&P” shall mean Standard & Poor’s Financial Services, LLC, a subsidiary of the McGraw-Hill Companies, Inc.

“Sanctioned Country” shall mean any country or territory that is the subject of comprehensive Sanctions broadly prohibiting or restricting dealings in, with or involving such country or territory.

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by any Sanctions Authority.

“Sanctions Authority” shall mean (a) the United States, (b) the United Nations Security Council, (c) the European Union, (d) the United Kingdom or (e) the respective governmental institutions of any of the foregoing including, without limitation, Her Majesty’s Treasury, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of Commerce, the U.S. Department of State and any other agency of the U.S. government.

“Sanctions List” shall mean any of the lists of specifically designated nationals or designated or sanctioned individuals or entities (or equivalent) issued by any Sanctions Authority, each as amended, supplemented or substituted from time to time (including the list of

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Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control of the U.S. Department of the Treasury).

“Secured Hedge Provider” shall have the meaning given to such term in the Collateral Agency Agreement.

“Secured Hedging Obligations” shall mean the obligations of the Borrower under the Secured Interest Rate Hedging Agreements.

“Secured Interest Rate Hedging Agreement” shall mean each Interest Rate Hedging Agreement entered into by the Borrower with a Secured Hedge Provider.

“Secured Party” shall have the meaning given to such term in the Collateral Agency Agreement.

“Seller” shall mean Vivint Solar Developer, LLC, a Delaware limited liability company.

“Serial Defect” shall have the meaning given to such term in the Depository Agreement.

“Service Fees” shall mean, collectively, (i) the Service Incentive Fees and (ii) the “Maintenance Services Fee”, “Accounting Fee” and “Administrative Services Fee” as such terms are defined in the applicable Services Agreements, or such other term used to describe periodic payments for included services under the Services Agreements.

“Service Incentive Fees” shall have the meaning given to the terms “Management and Administrative Fee” and individually or collectively, as the context requires, “Provider Incentive Fee” in the applicable Services Agreements, or such other term used to describe periodic payments for included services under the Services Agreements.

“Servicer Termination Event” shall mean:

(a) failure by the Provider or the Manager to make any payment, transfer or deposit required to be made under the terms of Section 5.16, a Services Agreement or the Management Agreement within three (3) Business Days of the date required;

(b) failure by the Manager to deliver the Manager’s report referred to in Section 5.01(a)(iii) or the Provider to deliver the Provider’s reports referred to in Section 5.01(a)(iv) within five (5) Business Days of date required to be delivered;

(c) an event of default (howsoever described) or right or cause to remove the Provider or Manager arises under a Services Agreement or the Management Agreement;

(d) an event described in Section 9.01(e) or 9.01(f) occurs with respect to a Provider or the Manager;

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(e) any (i) representation or warranty made by the Provider or the Manager in the Services Agreements or Management Agreement, or any Financial Statement or certificate, report or other writing furnished pursuant thereto, or (ii) certificate, report, any Financial Statement or other writing made or prepared by, under the control of or on behalf of the Provider or the Manager shall prove to have been untrue or misleading in any material respect as of the date made; provided, however, that if any such misstatement is capable of being remedied and has not caused a Material Adverse Effect, such Provider or Manager (as applicable) may correct such misstatement by curing such misstatement (or the effect thereof) and delivering a written correction of such misstatement, in a form and substance satisfactory to the Administrative Agent, within thirty (30) days of (x) obtaining Knowledge of such misstatement or (y) receipt of written notice from a Relevant Party or the Administrative Agent of such default;

(f) the Provider or the Manager ceases to be in business of monitoring or maintaining energy equipment of a type comparable to the Projects;

(g) at all times that the Sponsor is the Provider or Manager, an Event of Default shall have occurred and is continuing;

(h) the Debt Service Coverage Ratio is less than 1.05 to 1.00 on any Calculation Date as determined for a period of four consecutive quarters; and

(i) termination of a Services Agreement by a Tax Equity Fund (including the Tax Equity Member on its behalf) other than at its normal expiry date in accordance with its terms.

“Services Agreements” shall mean individually or collectively, as the context requires, each agreement listed under the heading “Services Agreements” on Schedule 4.22(a), which may be modified from time to time subject to Section 6.10.

“Similar Law” shall mean the provisions under any federal, state, local, non-U.S. or other Laws or regulations that are similar to the fiduciary responsibility provisions of Title I of ERISA or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code.

“Sponsor” shall mean Vivint Solar, Inc., a Delaware corporation.

“Sponsor Guaranties” shall mean individually or collectively, as the context requires, each agreement listed under the heading “Sponsor Guaranties” on Schedule 4.22(a), which may be modified from time to time subject to Section 6.10.

“SREC” shall mean any and all credits, benefits, emissions reductions, offsets, and allowances, howsoever entitled, and attributable to a Project, the production of electrical energy from a Project and its displacement of conventional energy generation, including (a) any avoided emissions of pollutants to the air, soil or water such as sulfur oxides (SOx), nitrogen oxides (NOx), carbon monoxide (CO) and other pollutants; (b) any avoided emissions of carbon dioxide (CO2), methane (CH4), nitrous oxide, hydrofluorocarbons, perfluorocarbons, sulfur hexafluoride and other greenhouse gases (GHGs) that have been determined by the United Nations Intergovernmental Panel on Climate Change, or otherwise by law, to contribute to the actual or potential threat of altering the earth’s climate by trapping heat in the atmosphere; and

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(c) the reporting rights related to these avoided emissions, including the right of a party to report the ownership of accumulated green tags in compliance with federal or state law, if applicable, and to a federal or state agency or any other party, and include green tag reporting rights accruing under Section 1605(b) of The Energy Policy Act of 1992 and any present or future federal, state, or local law, regulation or bill, and international or foreign emissions trading program; provided that SRECs do not include any Rebates or production tax credits, investment tax credits, grants in-lieu of tax credits and other tax benefits or Grants.  Without limiting the generality of the foregoing, SRECs include solar renewable energy certificates issued to comply with a state’s renewable portfolio standard, carbon trading credits, emissions reduction credits, investment credits, emissions allowances, green tags, tradable renewable credits and Green-e® products.

“SREC Aggregator Master PSA” shall have the meaning given to it on Schedule 4.22(a).

“SREC Consents” shall mean the DTE SREC Consent and the BP SREC Consent.

“SREC Contract” shall mean a contract for the purchase of SRECs.

“SREC Financing Master PSA” shall have the meaning given to it on Schedule 4.22(a).

“SREC Guarantor” shall mean Vivint Solar SREC Guarantor, LLC, a Delaware limited liability company.

“SREC Security Agreement” shall mean that certain pledge and security agreement dated as of the Closing Date by and between each SREC Seller Party and the Collateral Agent for the benefit of the Secured Parties.

“SREC Seller Party” shall mean each of Vivint Solar SREC Aggregator, LLC, a Delaware limited liability company, and Vivint Solar SREC Financing, LLC, a Delaware limited liability company.

“Standard Rate” shall mean for any Interest Period, a rate per annum equal to LIBOR for such Interest Period plus the Applicable Margin, calculated as of the relevant Interest Rate Determination Date.

“Stated Amount” shall mean, with respect to any Letter of Credit at any time, the total amount in U.S. Dollars available to be drawn under such Letter of Credit (as reflected on Schedule 1 to such Letter of Credit) at such time.

“Subordinated Holdco Borrower” shall mean Vivint Solar Financing Holdings, LLC, a Delaware limited liability company.

“Subordinated Holdco Facility” shall mean the Financing Agreement, dated March 14, 2016, by and among, Vivint Solar Financing Holdings Parent, LLC, Subordinated Holdco Borrower, the Guarantors (as defined therein) thereto, the Lenders party thereto from

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time to time and HPS Investment Partners, LLC, previously known as Highbridge Principal Strategies, LLC.

“Subordinated Holdco Facility Collateral Agent” shall mean HPS Investment Partners, LLC, previously known as Highbridge Principal Strategies, LLC as collateral agent under the Subordinated Holdco Facility.

“Subsidiaries” shall mean each Guarantor and each Fund.

“Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“System Services” shall have the meaning given to the terms “System Services” and “Administrative Services” in the applicable Services Agreements, or such other term used to describe included services under the Services Agreements.

“Target Flip Date” shall, in respect of a Tax Equity Fund, mean the date listed in respect of such Tax Equity Fund under Schedule 4.03(g), where applicable.

“Targeted Debt Balance” shall have the meaning given to it in Section 3.03(h).

“Targeted Debt Balance Schedule” shall have the meaning given to it in Section 3.03(h).

“Tax Equity Consents” shall mean each of the consents to collateral assignments, each executed by the applicable Tax Equity Member, listed on Schedule 4.22(a).

“Tax Equity Documents” shall mean, for each Tax Equity Fund, the applicable Limited Liability Company Agreement, Master Purchase Agreement, Master Lease Agreement, Pass-Through Agreement, Project Transfer Agreement, Services Agreement, Master Limited Warranty Agreement, Fund SREC Transfer Agreement, each Back-Up Servicing Agreement, each Sponsor Guaranty, each other “Transaction Document” as such term is defined in the Limited Liability Company Agreement of the applicable Tax Equity Funds and any other documents reflecting an agreement between Sponsor (or any Affiliate of Sponsor) and any of the Tax Equity Members relating to such Tax Equity Members’ investment in a Project or Tax Equity Fund.

“Tax Equity Fund” shall mean each Fund that is not a Wholly-Owned Fund.

“Tax Equity Fund Model” shall mean the applicable financial equity base case model agreed and accepted by Guarantor and the Tax Equity Member in respect of such Tax Equity Member’s tax equity investment in the Tax Equity Fund.

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“Tax Equity Member” shall mean, with respect to any Tax Equity Fund, a member of such Tax Equity Fund other than a Guarantor.

“Tax Exempt Person” shall mean (a) the United States, any state or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing, (b) any organization which is exempt from tax imposed by the Code (including any former tax-exempt organization within the meaning of Section 168(h)(2)(E) of the Code), (c) any Person who is not a United States Person, (d) any Indian tribal government described in Section 7701(a)(40) of the Code and (e) any “tax-exempt controlled entity” under Section 168(h)(6)(F) of the Code; provided, however, that any such Person shall not be considered a Tax Exempt Person to the extent that (i) the exception under Section 168(h)(1)(D) of the Code applies with respect to the income from the applicable Projects for that Person, (ii) the Person is described within clause (c) of this definition, and the exception under Section 168(h)(2)(B)(i) of the Code applies with respect to the income from the applicable Projects for that Person, or (iii) such Person avoids being a “tax-exempt controlled entity” under Section 168(h)(6)(F) of the Code by making an election under Section 168(h)(6)(F)(ii) of the Code.  A Person shall cease to be a Tax Exempt Person if (A) such Person ceases to be a “tax-exempt entity” within the meaning of Section 168(h)(2) of the Code or any successor provision thereto, by virtue of a change in such section or provision of the Code; or (B) such Person ceases to be a “tax-exempt controlled entity” within the meaning of Section 168(h)(6)(F) of the Code or any successor provision thereto, by virtue of a change in such section or provision of the Code.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Lender” shall mean a Lender with a Term Loan Commitment, which as of the Closing Date is as set forth on Schedule 2.01.

“Term Loan” shall mean an extension of credit by a Lender to the Borrower under Section 2.01. The Term Loans shall constitute one tranche with, and be the same Class as, each other.

“Term Loan Commitment” shall mean, as to each Lender, its obligation to make a Term Loan to the Borrower on the Closing Date pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01; provided, that the aggregate principal amount of the Lenders’ Term Loan Commitments shall not exceed $300,000,000.

“Tracking Model” shall mean, in respect of a Partnership Flip Fund, the meaning given to the term “Tracking Model” in the Limited Liability Company Agreement for such Partnership Flip Fund.

“Trade Date” shall have the meaning given to such term in Section 11.05(b)(i)(B).

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“Transaction Document” shall mean, collectively, each Loan Document and each Portfolio Document.

“Transfer Date Certificate” shall have the meaning given to “Executed Withdrawal/Transfer Instructions” in the Depository Agreement.

“Trigger Event Notice” shall have the meaning given to it in the Depository Agreement.

“U.S. Person” shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning given to such term in Section 3.09(e)(ii)(B)(III).

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

“Undisclosed Administration” means in relation to a Lender or its direct or indirect parent company the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Unpledged SREC Account” shall have the meaning given to it in the Depository Agreement.

“Vivint Solar Financing NYGB Entity” shall mean Vivint Solar Financing II NYGB, LLC, a Delaware limited liability company.

“Voting Rights” shall mean the right, directly or indirectly, to vote on or cause the direction of the management and policies of a Person in ordinary and extraordinary matters through the ownership of voting securities; provided, however, that a Person shall not be deemed to hold Voting Rights if by contract or by order, decree or regulation of any Governmental Authority, such Person has effectively ceded or been divested of the power to exercise such vote on, or cause the direction of, such management and policies.

“Wholly-Owned Fund” shall mean any Fund where all its issued membership interests are owned by its applicable Guarantor after the buy-out or withdrawal of the applicable Tax Equity Member.

“Write-down and Conversion Powers” shall mean:

(a)in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

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(b)in relation to any other applicable Bail-In Legislation:

(i)any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)any similar or analogous powers under that Bail-In Legislation.

Section 1.02Rules of Construction.  Unless the context otherwise requires:

(a)a term has the meaning assigned to it;

(b)an accounting term not otherwise defined herein and accounting terms partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP as in effect from time to time;

(c)“or” is not exclusive;

(d)“including” shall mean including without limitation;

(e)words in the singular include the plural and words in the plural include the singular;

(f)all references to “$” are to United States dollars unless otherwise stated;

(g)any agreement, instrument or statute defined or referred to in this Agreement or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its successors and permitted assigns; and

(h)the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

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Section 1.03Time of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.04Class of Loan. For purposes of this Agreement, Loans may be classified and referred to by class (“Class”). The “Class” of a Loan refers to whether such Loan is a Term Loan or an LC Loan and, when used in reference to any Commitment, refers to whether such Commitment is a Term Loan Commitment or an LC Loan Commitment.

ARTICLE II

THE LOANS

Section 2.01The Term Loans.

(a)Subject to the terms and conditions set forth in this Agreement, each Term Lender agrees severally, and not jointly, to make a single Term Loan to the Borrower on the Closing Date in a principal amount equal to its Term Loan Commitment. In no event shall the aggregate principal amount of the Term Loans outstanding on the Closing Date exceed the total aggregate Term Loan Commitments of all Term Lenders. Each Term Lender’s Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to any funding of such Term Lender’s Term Loan Commitment on such date.

(b)The Borrower may only make one borrowing under the Term Loan Commitments, which shall be on the Closing Date. The Borrower shall deliver a Borrowing Notice to the Administrative Agent no later than 10:00 a.m. (New York City time) at least two (2) Business Days in advance of the Closing Date (or such shorter timeframe as may be agreed by the Administrative Agent in its sole discretion).  The Borrowing Notice shall be irrevocable, shall be signed by an Authorized Officer of the Borrower and shall specify the following information in compliance with this Section 2.01:

(i)the aggregate amount of the requested Term Loan;

(ii)the proposed Closing Date, which shall be a Business Day;

(iii)the account(s) to which the proceeds of such Term Loan are to be disbursed (if applicable); and

(iv)the initial Interest Period Election.

(c)The Borrower shall use the proceeds of the Term Loan borrowed under this Section 2.01 solely (i) except to the extent funded with a Letter of Credit, to fund the Debt Service Reserve Account in an amount equal to the Debt Service Reserve Required Amount, (ii) to pay fees due pursuant to the Loan Documents and costs and expenses incurred pursuant to the Loan Documents or otherwise in connection with this financing, (iii) to fund the Proceeds Escrow Account with the Escrowed Amount, (iv) to consummate the Closing Date Assignments under the Closing Date Assignment Agreements and release the Guarantors from

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their guarantees under the Aggregation Facility and the Subordinated Holdco Facility and (v) for the general corporate purposes of the Relevant Parties and a distribution to the Sponsor.

(d)Subject to the terms and conditions set forth herein (including the prior satisfaction or waiver of the applicable conditions precedent under ARTICLE VIII), each Term Lender shall make the amount of its Term Loan available to the Administrative Agent (or if directed by the Administrative Agent, the Depository Agent, pursuant to the Closing Date Funds Flow Memorandum) not later than 11:00 a.m. (New York City time) on the Closing Date by wire transfer of same day funds, in Dollars to the account specified in the Closing Date Funds Flow Memorandum.  Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall, in accordance with the Closing Date Funds Flow Memorandum, make the proceeds of such Term Loans available to the Borrower on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Term Loans received into such account from the Term Lenders by 11:00 a.m. (New York City time) on the Closing Date to be credited to the account of the Borrower designated in the Borrowing Notice delivered pursuant to Section 2.01(b).  Amounts borrowed under this Section 2.01 and subsequently repaid or prepaid may not be reborrowed.

Section 2.02Letters of Credit.

(a)Issuance.

(i)Subject to and upon the terms and conditions set forth herein, the Borrower may request the issuance of, and the Issuing Bank hereby agrees to issue Letters of Credit, for the Borrower’s account, at any time during the LC Availability Period solely for the purposes of satisfying the Debt Service Reserve Required Amount (and the Issuing Bank shall refuse to issue a Letter of Credit for any other purpose). Letters of Credit issued hereunder shall constitute utilization of the total aggregate LC Commitment and at any time the LC Exposure of all LC Lenders at such time shall not exceed the total aggregate LC Commitment of all LC Lenders. The Issuing Bank will make available to the beneficiary thereof the original of the Letter of Credit issued by it hereunder.

(ii)Immediately upon the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by the Issuing Bank and without any further action on the part of the Issuing Bank or the LC Lenders, each LC Lender shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from the Issuing Bank a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such LC Lender’s pro rata share (determined as the percentage which such LC Lender’s LC Commitment then constitutes of the aggregate LC Commitments) of the Stated Amount under such Letter of Credit.

(iii)Each Letter of Credit (A) shall be denominated in Dollars, (B) expire no later than the earlier of (x) the fifth anniversary of its date of issuance and (y) the Maturity Date and (C) be issued subject to

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“Uniform Customs and Practice for Documentary Credits” (2007 Revision), International Chamber of Commerce, Publication No. 600 or “International Standby Practices 1998”, International Chamber of Commerce, Publication No. 590, as mutually agreed between the Borrower, the Administrative Agent and the applicable Issuing Bank.

(b)Notice of LC Activity.

(i)Subject to Section 2.02(d), the Borrower may request (A) the issuance or extension of any Letter of Credit and (B) any decrease or increase in the Stated Amount thereof by delivering to the Administrative Agent and the Issuing Bank an irrevocable written notice in the form of Exhibit C-2, appropriately completed (a “Notice of LC Activity”), which shall specify, among other things: the particulars of the Letter of Credit to be issued, extended or amended, including (1) the proposed issuance, extension or amendment date of the requested Letter of Credit (which shall be a Business Day); (2) the requested Stated Amount of the Letter of Credit or the amount by which such Stated Amount is to be decreased or increased (as applicable); (3) the expiry date thereof; (4) the name and address of the beneficiary thereof; (5) the documents to be presented by such beneficiary in case of any drawing thereunder; (6) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (7) and, in the case of an amendment, the Letter of Credit to be amended, the nature of the amendment and the written confirmation of the beneficiary of such Letter of Credit confirming a decrease or increase in the Stated Amount of such Letter of Credit; provided, however, that in no instance may any request for a Letter of Credit or the increase in the Stated Amount of a Letter of Credit cause the LC Exposure of all LC Lenders to exceed the total aggregate LC Commitment. The Borrower shall deliver the Notice of LC Activity to the Administrative Agent (with a copy to the Issuing Bank) by 11:00 a.m. at least five (5) Business Days before the date of issuance, extension, increase or decrease of the Stated Amount of the Letter of Credit; provided that, in respect of the issuance of a Letter of Credit on the Closing Date, the Borrower shall deliver the Notice of LC Activity to the Administrative Agent (with a copy to the Issuing Bank) by 11:00 a.m. at least three (3) Business Days before the Closing Date. Additionally, the Borrower shall furnish to the applicable Issuing Bank and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance, extension or amendment, including any LC Documents, as such Issuing Bank or the Administrative Agent may reasonably require.

(ii)Promptly after receipt of any LC Application, the applicable Issuing Bank will confirm with the Administrative Agent that the Administrative Agent has received a copy of such LC Application from the Borrower and, if not, such Issuing Bank will provide the Administrative Agent with a copy thereof.  Upon receipt by such Issuing Bank of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in

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accordance with the terms hereof, then, upon (x) the amendment date, in the case of a requested increase or decrease of the Stated Amount under a Letter of Credit, or (y) the date specified as being the date requested for issuance or extension, in the case of the issuance or extension of a Letter of Credit, in each case as the applicable date is specified in such Notice of LC Activity, subject to the terms and conditions set forth in this Agreement (including Section 2.02(d) and the applicable conditions precedent set forth in Section 8.03), the Issuing Bank shall, by amendment to the Letter of Credit, adjust the Stated Amount thereof downward or upward, as applicable, to reflect the decrease or increase, as applicable, or issue or extend the Letter of Credit, in each case as specified in such Notice of LC Activity. Upon the issuance of any Letter of Credit by the Issuing Bank or amendment or modification to a Letter of Credit, (1) the Issuing Bank shall promptly notify the Administrative Agent of such issuance, extension or amendment and (2) the Administrative Agent shall then promptly notify each applicable LC Lender of such issuance, extension or amendment and each such notice shall be accompanied by a copy of such Letter of Credit or amendment or modification to a Letter of Credit and the amount of each applicable LC Lender’s respective participation in such Letter of Credit.

(c)Drawing Payment, Funding of Participations, Funding LC Loans and Reimbursement.

(i)The Issuing Bank shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit so as to ascertain whether such documents appear on their face to be in accordance with the terms and conditions of such Letter of Credit. Any Drawing Payment with respect to a Letter of Credit shall reduce the Stated Amount thereof dollar for dollar.  As between Borrower and Issuing Bank, Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Issuing Bank, by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Issuing Bank shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (G) the misapplication by the

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beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (H) any consequences arising from causes beyond the control of Issuing Bank, including any acts or omissions by any Governmental Authority; none of the above shall affect or impair, or prevent the vesting of, any of Issuing Bank’s rights or powers hereunder.  Without limiting the foregoing and in furtherance thereof, any action taken or omitted by Issuing Bank under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not give rise to any liability on the part of Issuing Bank to Borrower.  Notwithstanding anything to the contrary contained in this Section 2.02(c)(i), Borrower shall retain any and all rights it may have against Issuing Bank for any liability arising solely out of the gross negligence or willful misconduct of Issuing Bank as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(ii)If the Issuing Bank shall make any Drawing Payment, it shall provide notice thereof to the Borrower and the Administrative Agent by telephone (confirmed telecopy) (provided that the failure to deliver such notice shall not relieve Borrower of its obligation to reimburse the Issuing Bank in accordance with this Agreement), that such Drawing Payment has been made and the Borrower shall reimburse the Issuing Bank in respect of such Drawing Payment by paying to the Administrative Agent an amount equal to such Drawing Payment and any interest accrued pursuant to Section 2.02(g) not later than 11:00 a.m., on the Business Day (the “Reimbursement Date”) that is one Business Day following the date on which the Drawing Payment is made; provided, anything contained herein to the contrary notwithstanding, unless Borrower shall have notified Administrative Agent and the Issuing Bank prior to 12:00 p.m. (New York City time) on the date such Drawing Payment is made that Borrower intends to reimburse the Issuing Bank for the amount of such Drawing Payment with funds other than the proceeds of LC Loans, Borrower shall be deemed to have requested on the date that such Drawing Payment is made that its obligation to reimburse such Drawing Payment be financed by the LC Lenders through a borrowing of LC Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such Drawing Payment and, subject to no Event of Default provided under Section 9.01(a), (e) or (f) having occurred, each LC Lender shall, on the Reimbursement Date with respect to such Drawing Payment make loans (“LC Loans”) ratably (based on the percentage which such LC Lender’s LC Commitment then constitutes of the total aggregate LC Commitments) in an aggregate amount equal to such Drawing Payment, the proceeds of which shall be applied directly by Administrative Agent to reimburse the Issuing Bank for the amount of such honored drawing; and provided further, if for any reason proceeds of LC Loans are not received by the Issuing Bank on the date of such Drawing Payment in an amount equal to the amount of such Drawing Payment, Borrower shall reimburse the Issuing Bank, on demand, in an amount in same day funds equal to the excess of the amount of such Drawing Payment over the aggregate amount of such applicable LC Loans, if any, which are so received. All such

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Loans shall be secured by the Collateral Documents as if made directly to the Borrower.

(iii)Immediately upon the issuance of each Letter of Credit, each LC Lender shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from Issuing Bank a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such LC Lender’s pro rata share (determined as the percentage which such LC Lender’s LC Commitment then constitutes of the aggregate LC Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder.  In the event that the Borrower shall fail for any reason to reimburse the Issuing Bank as provided in clause (ii) above on the applicable Reimbursement Date (including where an Event of Default provided under Section 9.01(a), (e) or (f) has occurred), the (A) Issuing Bank shall promptly notify the Administrative Agent of the unreimbursed amount of such Drawing Payment with respect to a Letter of Credit and each LC Lender’s respective participation therein and (B) then the Administrative Agent shall promptly notify each LC Lender of the unreimbursed amount of such Drawing Payment with respect to a Letter of Credit and such LC Lender’s respective participation therein. Each LC Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such LC Lender’s pro rata share (determined as the percentage which such LC Lender’s LC Commitment then constitutes of the aggregate LC Commitments) of each such Drawing Payment on a Letter of Credit within one Business Day after receiving notice. Each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  In the event that any LC Lender fails to make available to Issuing Bank on such Business Day the amount of such LC Lender’s participation in such Letter of Credit as provided in this Section 2.02(c)(iii), Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon for three Business Days at the rate customarily used by Issuing Bank for the correction of errors among banks and thereafter at LIBOR for an Interest Period of 3 months.  Nothing in this Section 2.02(c)(iii) shall be deemed to prejudice the right of any LC Lender to recover from Issuing Bank any amounts made available by such LC Lender to Issuing Bank pursuant to this Section 2.02(c)(iii) in the event that the payment with respect to a Letter of Credit in respect of which payment was made by such LC Lender constituted gross negligence or willful misconduct on the part of Issuing Bank.  In the event Issuing Bank shall have been reimbursed by other LC Lenders pursuant to this Section 2.02(c)(iii) for all or any portion of any drawing honored by Issuing Bank under a Letter of Credit, such Issuing Bank shall distribute to each LC Lender which has paid all amounts payable by it under this Section 2.02(c)(iii) with respect to such honored drawing such LC Lender’s pro rata share (determined as the percentage which such LC Lender’s participation in the reimbursed Drawing Payment then constitutes of the aggregate reimbursed Drawing Payment) of all payments subsequently received by Issuing Bank from Borrower in reimbursement of such honored drawing when such payments are

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received.  Any such distribution shall be made to an LC Lender at its primary address set forth below its name on Appendix B to such Letter of Credit or at such other address as such Lender may request.

(d)Other Reductions of Stated Amount; Cancellation or Return.

(i)The Borrower may, from time to time upon five (5) Business Days’ notice and the delivery of a Notice of LC Activity pursuant to clause (b) above to the Administrative Agent, the Issuing Bank and the LC Lenders, permanently reduce (A) the total aggregate LC Commitment or (B)  the Stated Amount of any Letter of Credit, in each case by the amount of $50,000, or an integral multiple thereof, or, the Borrower may, from time to time upon five (5) Business Days’ prior notice to the Administrative Agent, the Issuing Bank and the LC Lenders, cancel any Letter of Credit in its entirety; provided, however, that (x) so long as any Obligations remain outstanding, the Administrative Agent shall be satisfied that no reduction or cancellation would result in the amounts available under the Debt Service Reserve Account being less than the Debt Service Reserve Required Amount at such time or cause a violation of any provision of this Agreement or a breach of any provision of any other Loan Document and (y) in respect of a reduction or cancellation of an issued Letter of Credit, the Administrative Agent shall have received written notice from the applicable beneficiary of such Letter of Credit, confirming such reduction or cancellation. The total aggregate LC Commitment shall not be reduced if the effect thereof would be to cause the LC Exposure of all LC Lenders to exceed the total aggregate LC Commitment. Upon the expiration or cancelation of a Letter of Credit, the Stated Amount in respect of such Letter of Credit shall be permanently reduced to zero.

(ii)Once reduced or cancelled solely pursuant to clause (i) above, the total aggregate LC Commitment may not be increased.

(iii)Any reductions to the total aggregate LC Commitment shall be applied ratably to each applicable LC Lender’s Commitment.

(iv)The Letters of Credit shall expire on their respective Expiration Dates, or on such earlier date if canceled pursuant to the terms of this Agreement or the applicable Letter of Credit.

(e)Commercial Practices; Obligations Absolute. The Borrower assumes all risks of the acts or omissions of beneficiary or transferee of any Letter of Credit with respect to the use of such Letter of Credit. The obligations of the Borrower to reimburse the Issuing Bank for any Drawing Payments and to repay any Loans made by the applicable LC Lenders pursuant to Section 2.02(c) and the obligations of the applicable LC Lenders under Section 2.02(c) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances regardless of: (i) the use which may be made of the Letters of Credit or for any acts or omissions of any beneficiary or transferee in connection

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therewith; (ii) any reference which may be made to this Agreement or to the Letters of Credit in any agreements, instruments or other documents; (iii) the validity, sufficiency or genuineness of documents (including this Agreement) other than the Letters of Credit, or of any endorsement(s) thereon, which appear on their face to be valid, sufficient or genuine, as the case may be, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged or any statement therein prove to be untrue or inaccurate in any respect whatsoever; (iv) payment by the Issuing Bank against presentation of documents which do not strictly comply with the terms of the Letters of Credit, including failure of any documents to bear any reference or adequate reference to such Letters of Credit so long as such documents substantially comply with the terms of the Letter of Credit; (v) any amendment or waiver of or any consent to departure from all or any terms of any of the Loan Documents; (vi) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against any beneficiary or transferee of any Letter of Credit (or any Persons for whom any such beneficiary or transferee may be acting), the Administrative Agent, the Issuing Bank, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or in the other Loan Documents, or in any unrelated transaction; (vii) any breach of contract or dispute among or between the Borrower, the Administrative Agent, the Issuing Bank, any Lender, or any other Person; (viii) any demand, statement, certificate, draft or other document presented under the Letters of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (ix) any extension of time for or delay, renewal or compromise of or other indulgence or modification to a Drawing Payment or a Loan granted or agreed to by the Administrative Agent, the Issuing Bank, or any applicable Lender in accordance with the terms of this Agreement; (x) any failure to preserve or protect any Collateral, any failure to perfect or preserve the perfection of any Lien thereon, or the release of any of the Collateral securing the performance or observance of the terms of this Agreement or any of the other Loan Documents; or (xi) any other circumstances whatsoever in making or failing to make payment under the Letters of Credit, except that, in each case, payment by Issuing Bank under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of Issuing Bank under the circumstances in question as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(f)Indemnification.  Without duplication of any obligation of Borrower under Section 3.06, in addition to amounts payable as provided herein, Borrower hereby agrees to protect, indemnify, pay and save harmless Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by Issuing Bank, other than as a result of (1) the gross negligence or willful misconduct of Issuing Bank as determined by a final, non-appealable judgment of a court of competent jurisdiction or (2) the wrongful dishonor by Issuing Bank of a proper demand for payment made under any Letter of Credit issued by it, or (ii) the failure of Issuing Bank to honor a drawing under any such Letter of Credit as a result of any act or omission by any Governmental Authority.

(g)Interim Interest. If the Issuing Bank shall make any Drawing Payment, then, unless Borrower shall reimburse such Drawing Payment in full on the date such Drawing Payment is made, the unpaid amount thereof shall bear interest, for each day from and

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including the date such Drawing Payment is made to but excluding the date that the Borrower reimburses such Drawing Payment in full, at a rate equal to LIBOR for an Interest Period of 3 months, plus the Applicable Margin; provided that, if Borrower fails to reimburse such Drawing Payment on the Reimbursement Date applicable thereto pursuant to Section 2.02(c)(ii) through the conversion to an LC Loan, or otherwise, then such overdue amount shall bear interest (after as well as before judgment) at a rate equal to LIBOR for an Interest Period of 3 months plus the Applicable Margin, plus 2% per annum. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank.

Section 2.03Computation of Interest and Fees.

(a)The Interest Period with respect to a Loan shall be selected by Borrower under an Interest Period Election Notice delivered to the Administrative Agent no later than 10:00 a.m. (New York City time) at least three (3) Business Days in advance of each Interest Rate Determination Date.

(b)In the event Borrower fails to specify an Interest Period for any Loan in an Interest Period Election Notice, Borrower shall be deemed to have selected an Interest Period with the same duration as the immediately prior Interest Period.

(c)All computations of interest shall be made on the basis of a year of 360 days and actual days elapsed.  Interest shall accrue on each Loan at an interest rate per annum equal to the Standard Rate from the day on which the Loan is made until, but not including the day on which the Loan is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 3.01(b), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.04Evidence of Debt. The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note substantially in the form of Exhibit F-1 (in the case of a Term Loan) and Exhibit F-2 (in the case of an LC Loan), (each, a “Note”), which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

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Section 2.05Conditions to Permitted Fund Disposition.  The Borrower shall be permitted to sell, assign, transfer or otherwise dispose of the Guarantor Membership Interests in respect of any Guarantor (a “Permitted Fund Disposition”) subject to the satisfaction of the following conditions precedent each in a form and substance reasonably satisfactory to the Administrative Agent:

(a)the Borrower shall have delivered to the Administrative Agent (i) a Permitted Fund Disposition Certificate and (ii) a Base Case Model updated to reflect (x) the reduction in Eligible Revenues and Operating Expenses from the Eligible Projects disposed of pursuant to such Permitted Fund Disposition, (y) the prepayment contemplated by Section 2.05(b) and Section 3.03(f) and (z) changes to market interest rates (to the extent floating rate exposure is unhedged) and interest rate protection in respect thereof, in each case, at least seven (7) Business Days prior to the date of such Permitted Fund Disposition;

(b)the Borrower shall have (i) made a prepayment of the Term Loans in connection with such Permitted Fund Disposition in an amount sufficient to demonstrate that, following such prepayment, the updated Base Case Model delivered pursuant to Section 2.05(a) shall comply with the Debt Sizing Parameters, the Portfolio Concentration Limits and Section 2.05(k) and (ii) to the extent required by Section 5.11, paid an additional amount necessary to pay all early termination payments due and payable to the Secured Hedge Providers on any partial early termination of an Interest Rate Hedging Agreement required to be made in connection with such prepayment;

(c)no Default, Event of Default or Distribution Trap shall have occurred and be continuing or would occur as a result of such Permitted Fund Disposition;

(d)such Permitted Fund Disposition, individually or in the aggregate with each other Permitted Fund Disposition, could not reasonably be expected to have a Material Adverse Effect on the Borrower;

(e)the Reserve Accounts are funded in the required amounts in accordance with the Depository Agreement;

(f)there are no unreimbursed drawings on a Letter of Credit and there are no outstanding LC Loans;

(g)the documentation of such sale, assignment, transfer or disposal expressly provides that such sale, assignment, transfer or disposal shall be without liability or recourse for any reason to any Relevant Party other than the Fund transferred in connection with such Permitted Fund Disposition;

(h)after giving effect to such Permitted Fund Disposition, no Relevant Party shall have any obligation or liability to (i) the transferred entity, (ii) any Fund transferred (directly or indirectly), (iii) the transferee or (iv) any other Person pursuant to any Portfolio Documents in respect of the transferred entities or any Fund transferred (directly or indirectly) in connection with such Permitted Fund Disposition;

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(i)after giving effect to such Permitted Fund Disposition, the portion of Cash Available for Debt Service projected to be derived from Cash Diversion Funds is no greater than immediately prior to such Permitted Fund Disposition;

(j)after giving effect to such Permitted Fund Disposition, the average FICO® Score determined for all Customers is no less than immediately prior to such Permitted Fund Disposition, where such average FICO® Scores are weighted by the nameplate capacity of each Customer’s Project;

(k)after giving effect to the prepayment required pursuant to Section 3.03(f), the ratio of (i) the principal outstanding under this Agreement to (ii) Portfolio Value, shall be no greater than it was immediately prior to such Permitted Fund Disposition; and

(l)after giving effect to such Permitted Fund Disposition, the nameplate capacity of Projects with Customers that are trusts shall not exceed 1% of the nameplate capacity of all Projects.

ARTICLE III
ALLOCATION OF COLLECTIONS; PAYMENTS TO LENDERS

Section 3.01Payments.

(a)At least five (5) Business Days prior to each Payment Date and Interest Payment Date, the Borrower shall deliver, or cause Manager to deliver, to the Administrative Agent, Collateral Agent and Depository Agent, a Transfer Date Certificate in the form attached as Exhibit A to the Depository Agreement.  All withdrawals and transfers will be made based upon the information provided in the Transfer Date Certificate.

(b)Payments Generally.  All payments to be made by the Borrower shall be made free and clear of any Liens and without restriction, condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise provided below, all payments made with respect to the Loans on each Payment Date and Interest Payment Date shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 12:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its pro rata share of the principal amount paid according to the outstanding principal amounts of the applicable Loan held by the Lenders (or other applicable share of such payment as expressly provided herein) in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 12:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.  Unless and until each of the Administrative Agent and the Borrower receives written notice to the contrary from NY Green Bank, each of the Administrative Agent and the Borrower shall pay all amounts that are due and payable by it to Vivint Solar Financing NYGB Entity as a Lender

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under this Agreement directly to, Account Number [***], ABA [***] or to such other account or Person designated by NY Green Bank, as may be notified to each of the Administrative Agent, the Collateral Agent and the Borrower in writing from time to time by NY Green Bank until the date of receipt by the Administrative Agent of the NY Green Bank Termination Notice; provided, that prior to any distribution of collateral proceeds payable to Vivint Solar Financing NYGB Entity pursuant to Section 2.02 of the Collateral Agency Agreement, the Administrative Agent shall direct the Collateral Agent to instruct the Depository Bank, in accordance with Section 3.05(a) of the Depository Agreement, to pay any amounts due to Vivint Solar Financing NYGB Entity as a Secured Party pursuant Section 2.02 of the Collateral Agency Agreement to an account held in the name of Vivint Solar Financing NYGB Entity and designated by NY Green Bank to the Collateral Agent pursuant to Section 10.2.4 of the NY Green Bank Loan Agreement.  All amounts so paid shall be deemed paid to Vivint Solar Financing NYGB Entity as a Lender under this Agreement.

Section 3.02Optional Prepayments.  The Borrower (or Sponsor on Borrower’s behalf) may, upon irrevocable written notice to the Administrative Agent at any time or from time to time, voluntarily prepay Loans in whole or in part in minimum amounts of not less than $1,000,000; provided that such notice must be received by the Administrative Agent not later than 11:00 a.m. five (5) Business Days (or such shorter period as is acceptable to the Administrative Agent) prior to any date of prepayment.  Each such notice shall specify the date and amount of such prepayment.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s pro rata share of such prepayment.  Upon giving of the notice, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

Section 3.03Mandatory Principal Payments.  The Borrower shall make the following mandatory prepayments on the Loans:

(a)Incurrence of Indebtedness.  On the date of receipt thereof, the Borrower shall apply towards the mandatory prepayment of the Loans in accordance with Section 3.04, 100% of the Net Available Amount of all proceeds in cash and cash equivalents (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) to the Borrower or any other Loan Party from, without limitation to ARTICLE IX, the issuance or incurrence of any Indebtedness by any Relevant Party (other than as permitted to be incurred pursuant to Section 6.01).

(b)Revenue Termination Events.  Subject to Section 3.03(m), on each Payment Date the Borrower shall apply towards the mandatory prepayment of the Loans in accordance with Section 3.04, an amount (the “Revenue Termination Amount”) equal to the lesser of (x) 100% of the Net Available Amount of all proceeds received by or scheduled to be received by the Borrower or any Guarantor in connection with each Revenue Termination Event occurring during the calendar quarter ending on the immediately prior Calculation Date and (y) an amount determined by multiplying [***] by the reduction in Portfolio Value resulting from or attributable to each such Revenue Termination Event (disregarding any proceeds received in

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respect of such Revenue Termination Event and assuming that no Collections will be received in respect of such Revenue Termination Event).

(c)Ineligibility Events.  Subject to Section 3.03(m), on each Payment Date, the Borrower shall apply towards the mandatory prepayment of the Loans in accordance with Section 3.04, an amount equal to (the “Ineligibility Amount”) (i) [***] multiplied by the reduction in Portfolio Value resulting from or attributable to each Ineligibility Prepayment Project for such Payment Date (disregarding any proceeds received in respect of such Ineligibility Prepayment Project and assuming that no Collections will be received in respect of such Ineligibility Prepayment Project), less (ii) [***] multiplied by the increase in Portfolio Value resulting from or attributable to each Reeligible Project ceasing to be the subject of an Ineligibility Event, to the extent the increase in Portfolio Value in respect of such Reeligible Project has not previously been credited under this clause (ii), provided that the Ineligibility Amount shall not be less than zero.

(d)Payment Facilitation Events.  Subject to Section 3.03(m), on each Payment Date the Borrower shall apply towards the mandatory prepayment of the Loans in accordance with Section 3.04, an amount (the “Payment Facilitation Amount”) determined by multiplying [***] by the reduction in Portfolio Value resulting from or attributable to each Payment Facilitation Event occurring during the calendar quarter ending on the immediately prior Calculation Date.

(e)Escrow Proceeds.  On the final day of the Disbursement Period, the Borrower shall apply towards the mandatory prepayment of the Loans in accordance with Section 3.04, 100% of the remaining amounts deposited in and standing to the credit of the Proceeds Escrow Account after any Disbursement Amount has been made available to the Borrower.

(f)Permitted Fund Disposition.  On the date of any Permitted Fund Disposition, the Borrower shall, as a condition to such Permitted Fund Disposition, apply towards the mandatory prepayment of the Term Loans in accordance with Section 3.04 the aggregate amount determined pursuant to Section 2.05(b) (together with (x) such amount, if any, contemplated to be applied towards early termination payments due under an Interest Rate Hedging Agreement pursuant to Section 2.05(b) and in Section 5.11 and (y) such amount to be applied to repayment of the LC Loans as contemplated under Section 2.05(f)).

(g)Distribution Trap Cash Sweep.  On each Payment Date during an Early Amortization Period, the Borrower shall apply towards the mandatory prepayment of the Loans in accordance with Section 3.04, 100% of the amounts deposited in and standing to the credit of the Collections Account and the Distribution Suspense Account after giving effect to all prior withdrawals and transfers pursuant to Section 4.02(b) of the Depository Agreement.

(h)Target Debt Balance Cash Sweep.  On each Payment Date, the Borrower shall apply towards the mandatory prepayment of the Term Loans in accordance with Section 3.04, an aggregate amount (if any) necessary to achieve the Targeted Debt Balance set forth on Annex B hereto for such aggregate amount equal to the amount of such prepayment

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(such amount, subject to the immediately following proviso, the “Targeted Debt Balance”); provided, that, in connection with each mandatory prepayment made pursuant to clauses (a) through (f), above, the applicable Targeted Debt Balance shall be reduced on a dollar-for-dollar basis. A failure of the Borrower to prepay the Term Loans pursuant to this Section 3.03(h) in an amount sufficient to achieve the applicable Targeted Debt Balance shall not constitute an Event of Default. Annex B (the “Targeted Debt Balance Schedule”) shall be updated at each occasion on which that the Amortization Schedule is updated pursuant to Section 3.05(d). The Administrative Agent may (but shall not be required to) notify the Borrower of any corrections to the Targeted Debt Balance Schedule that are not inconsistent with the terms of this Agreement and, once approved by the Administrative Agent, shall be deemed to be attached to this Agreement as the revised Targeted Debt Balance Schedule.

(i)Event of Default Cash Sweep.  On each Payment Date after the occurrence of an Event of Default which is continuing (but prior to the receipt of a Trigger Event Notice by the Depository Agent), the Borrower shall apply towards the mandatory prepayment of the Loans in accordance with Section 3.04, 100% of the amounts deposited in and standing to the credit of the Collections Account and the Distribution Suspense Account after giving effect to all prior withdrawals and transfers pursuant to Section 4.02(b)(i) through (vi) of the Depository Agreement.

(j)Eligible REC Contract Claim Proceeds.  In the event that the SREC Guarantor or a SREC Seller Party receives any proceeds from claims made under any Eligible SREC Contract (including any liquidated damages or termination proceeds) or any proceeds are received from the enforcement of the SREC Security Agreement, the Borrower shall apply 100% of such proceeds towards the mandatory prepayment of the Loans in accordance with Section 3.04.

(k)Concurrently with any prepayment of the Loans pursuant to Section 3.03(a), Borrower shall deliver to Administrative Agent a certificate of an Authorized Officer of the Borrower demonstrating the calculation of the amount of the applicable net cash proceeds or other amounts to be prepaid, as the case may be.  In the event that Borrower shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Borrower shall promptly make an additional prepayment of the Loans in an amount equal to such excess, and Borrower shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer of the Borrower demonstrating the derivation of such excess.

(l)At the same time as a Transfer Date Certificate is provided prior to each Payment Date, Borrower shall provide to Administrative Agent a Project Prepayment Certificate.  The Administrative Agent may notify the Borrower in writing of any suggested corrections, changes or adjustments to a Project Prepayment Certificate that are not inconsistent with the terms of this Agreement.

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(m)No prepayment shall be due and payable (i) under Section 3.03(b), or (c) until the Payment Date occurring immediately after the sum of the Revenue Termination Amount and the Ineligibility Amount accrued from all prior calendar quarters is at least equal to $1,000,000 (and such unpaid accrued aggregate amount shall be paid in full on such Payment Date), and (ii) under Section 3.03(d), until the Payment Date occurring immediately after the Payment Facilitation Amount accrued from all prior calendar quarters is at least equal to $250,000 (and such unpaid accrued aggregate amount shall be paid in full on such Payment Date).

Section 3.04Application of Prepayments.  Amounts prepaid pursuant to Section 3.02 or Section 3.03 shall (except as otherwise contemplated pursuant to Section 3.03(f)) be applied (a) first, on a pro rata basis to (i) the outstanding Term Loans to be applied pro rata to remaining scheduled installments thereof (other than any prepayment made pursuant to Section 3.03(g), Section 3.03(h) and Section 3.03(i), which such amount shall be applied in inverse order of maturity of remaining scheduled installments) and (ii) all early termination payments due and payable to the Secured Hedge Providers on any partial early termination of an Interest Rate Hedging Agreement required to be made in connection with such prepayment and (b) second, on a pro rata basis, to prepay any outstanding LC Loans. Any Letter of Credit outstanding after payment of the Loans in full and cancellation of the Commitments shall be cancelled. Any prepayment of a Loan shall be accompanied by all accrued but unpaid interest on the principal amount prepaid and any amounts due pursuant to Section 3.11(f).  Each prepayment shall be paid to the Lenders in accordance with their respective pro rata share of the outstanding principal amount of such Loan.

Section 3.05Payments of Interest and Principal.

(a)Subject to the provisions of Section 3.05(b) below, each Loan shall bear interest on the outstanding principal amount thereof for the Interest Period at a rate per annum equal to the Standard Rate for the Interest Period.

(b)If (i) any amount payable by the Borrower under any Loan Document is not paid when due, whether at stated maturity, by acceleration or otherwise or (ii) an Event of Default occurs pursuant to Section 9.01(e) or Section 9.01(f) all outstanding Obligations shall thereafter bear interest (including post-petition interest in any proceeding under any Debtor Relief Law), payable on demand, at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws until such defaulted amount shall have been paid in full. Payment or acceptance of the increased rates of interest provided for in this Section 3.05(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of any Secured Party.

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(c)Interest on each Loan shall be due and payable in arrears (i) on each Interest Payment Date, (ii) on the Maturity Date, (iii) upon prepayment of any Loans in accordance with Section 3.03 and (iv) at maturity (whether by acceleration or otherwise), provided, that interest payable pursuant to Section 3.05(b) shall be payable on demand.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d)On each Payment Date, the Borrower shall pay principal then due on the Loans.  The principal due in respect of the Term Loans on each Payment Date is set forth on Annex A (as such Annex is amended from time to time in accordance with the terms of this Agreement, the “Amortization Schedule”).  The Amortization Schedule shall be updated as necessary on or prior to each Payment Date to take into account the reduction of principal in connection with any voluntary prepayment or mandatory prepayment on the Term Loans pursuant to Section 3.02 or Section 3.03 occurring since the last Payment Date (including following any Permitted Fund Disposition pursuant to Section 2.05). An updated Amortization Schedule shall be delivered by the Borrower to the Administrative Agent in connection with each updated Base Case Model and within five (5) Business Days of the date of any such voluntary prepayment or mandatory prepayment of Term Loans, as applicable.  The Administrative Agent may (but shall not be required to) notify the Borrower of any corrections to the Amortization Schedule that are not inconsistent with the terms of this Agreement and, once approved by the Administrative Agent, shall be deemed to be attached to this Agreement as the revised Amortization Schedule.

(e)To the extent not previously paid, the Borrower shall repay to the Administrative Agent, for the account of the Term Lenders, each Term Loan in full, together with all accrued and unpaid interest thereon and fees and costs and other amounts due and payable under the Loan Documents with respect to such Term Loans, on the Maturity Date.

(f)Subject to the limitations set forth in Section 9.03, Sponsor may, but shall be under no obligation to, make capital contributions to the Borrower to enable it to pay the interest due at the Standard Rate or principal on any Interest Payment Date or Payment Date.

(g)To the extent not previously paid from cash applied on a Payment Date pursuant to the Depository Agreement, the Borrower shall repay to the Administrative Agent, for the account of the LC Lenders, each LC Loan in full, together with all accrued and unpaid interest thereon and fees and costs and other amounts due and payable under the Loan Documents with respect to such LC Loans, on the Maturity Date.

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Section 3.06Fees.

(a)The Borrower agrees to pay to the Administrative Agent, for the account of each LC Lender pro rata to their participation in any Letter of Credit, letter of credit fees equal to (i) the Applicable Margin times (ii) the average aggregate daily maximum amount available to be drawn under all such Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination), payable quarterly in arrears on (A) each Payment Date and (B) the Maturity Date.

(b)The Borrower agrees to pay directly to Issuing Bank, for its own account, such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with Issuing Bank’s standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

(c)The Borrower agrees to pay each applicable Lender the fees in accordance with the Fee Letters.

(d)The Borrower agrees to pay to the Administrative Agent, for the account of each LC Lender pro rata to their LC Commitments, the LC Commitment Fee, payable quarterly in arrears on (i) each Payment Date and (ii) the final day of the LC Availability Period.

(e)In addition to any of the foregoing fees, the Borrower agrees to pay to the Agents such other fees in the amounts and at the times separately agreed upon between the Borrower and the applicable Agent.

Section 3.07Expenses, etc.

(a)The Borrower agrees to pay to the Secured Parties (i) all reasonable and documented out-of-pocket costs and expenses in connection with the preparation, execution, and delivery of this Agreement and the other documents to be delivered hereunder or in connection herewith, including the reasonable and documented third-party fees and out-of-pocket expenses of its counsel, its insurance consultant, any independent engineers and other advisors or consultants retained by it), (ii) all reasonable and documented costs and expenses in connection with any actual or proposed amendments of, or modifications of or waivers or consents under, this Agreement or the other Loan Documents, including in each case the reasonable and documented fees and out-of-pocket expenses of counsel and consultants with respect thereto; provided, that, at the request of the Borrower, the Administrative Agent shall consult with the Borrower regarding the estimated amount of expenses that would be incurred, (iii) all costs and expenses (including fees and expenses of counsel) incurred by any Secured Party (for the account of such Secured Party), if any, in connection with any restructuring or workout proceedings (whether or not consummated) and the other documents delivered thereunder or in connection therewith, and (iv) all Additional Expenses.

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(b)The Borrower agrees to timely pay in accordance with applicable Law any and all present or future stamp, transfer, recording, filing, court, documentary and other similar Taxes payable in connection with the execution, delivery, filing, recording of, from the receipt or perfection of a security interest under, or otherwise with respect to, any of the Loan Documents, and agrees to indemnify and hold harmless the Lenders and the Administrative Agent from and against any liabilities with respect to or resulting from any delay in paying or any omission to pay such Taxes, in each case, as the same are incurred.

(c)Once paid, all fees or other amounts or any part thereof payable under this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby shall not be refundable under any circumstances, regardless of whether any such transactions are consummated.  All fees and other amounts payable hereunder shall be paid in Dollars and in immediately available funds.

(d)Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 3.07(a) or Section 3.08 to be paid by it to the Administrative Agent (or any sub-Administrative Agent thereof) or any Related Party, and without limitation of the obligations of the Borrower and such Related Parties to pay such amounts, each Lender severally agrees to pay to the Administrative Agent (or any such sub-Administrative Agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on such Lender’s percentage of the Commitments, Loans and LC Exposure outstanding) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-Administrative Agent) in its capacity as such, or against any Related Party, acting for the Administrative Agent (or any such sub-Administrative Agent) in connection with such capacity.  The obligations of the Lenders hereunder to make payments pursuant to this Section 3.07(d) are several and not joint.  The failure of any Lender to make any payment under this Section 3.07(d) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its payment under this Section 3.07(d). Each Lender’s obligation under this Section 3.07(d) shall survive the resignation or replacement or removal of any Agent or any assignment of rights by or replacement of a Lender, the termination of the Commitments and the satisfaction or discharge of all other Obligations.

(e)Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Law, none of the Borrower, any Secured Party nor any of their respective Affiliates shall assert, and each of them hereby waives and acknowledges, that no other Person shall have any claim against any Indemnitee, the Borrower or any of the Borrower’s Affiliates on any theory of liability, for (i) any special, indirect, consequential or punitive losses or damages (as opposed to direct or actual losses or damages) or (ii) any loss of profit, business, or anticipated savings (such losses and damages set out in the foregoing clauses (i) and (ii), collectively, the “Consequential Losses”), in each case arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument

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contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof; provided that nothing contained in this Section 3.07(e) shall limit the Borrower’s indemnity and reimbursement obligations under Section 3.08 or the obligations of each Lender under Section 3.07(d) in respect of any third party claims made against any Indemnitee with respect to Consequential Losses of such third party, Section 3.09 and Section 3.11. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through internet, telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for any such damages resulting from any material breach by such Indemnitee of this Agreement or the other Loan Documents or that otherwise results from the gross negligence or willful misconduct of such Indemnitee as determined by a final judgment of a court of competent jurisdiction which has become non-appealable.

(f)Payments.  All amounts due under this Section 3.07 or Section 3.08 shall be payable on the immediately succeeding Payment Date after demand therefor.

(g)The Borrower’s obligations to Vivint Solar Financing NYGB Entity in its capacity as a Lender pursuant to Sections 3.07(a), 3.08(a), 3.09(c), 3.11(d), 3.11(e) and 3.11(f) shall also include amounts owed to NY Green Bank from Vivint Solar Financing NYGB Entity under the corresponding provisions of the NY Green Bank Loan Agreement, and NY Green Bank may proceed directly against the Borrower to enforce the Borrower’s obligations under this Section 3.07(g) (it being agreed that NY Green Bank shall be an express third party beneficiary of this Section 3.07(g)).

Section 3.08Indemnification.

(a)Without limiting any other rights which any such Person may have hereunder or under applicable Law, the Borrower hereby agrees to indemnify the Agents, the Lenders, each other Secured Party and each Related Party of any of the foregoing Persons (each of the foregoing Persons being individually called an “Indemnitee”), from and against any and all damages, losses, claims, liabilities and related costs and expenses (other than any Taxes expressly addressed elsewhere in this Agreement), including, but not limited to, reasonable and documented attorneys’ fees and disbursements (all of the foregoing being collectively called “Indemnified Amounts”) arising out of or relating to:

(i)any transaction financed or to be financed in whole or in part, directly or indirectly with the proceeds of the Loans, including in connection with the repayment of the Indebtedness under the Aggregation Facility or the Subordinated Holdco Facility or the Closing Date Assignments;

(ii)the execution or delivery of this Agreement, any other Loan Document or any Transaction Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby;

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(iii)any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit);

(iv)the grant to the Administrative Agent or the Collateral Agent for the benefit of, or to any of, the Secured Parties of any Lien on the Collateral or in any other Property of the Borrower or any other Person or any membership, partnership or equity interest in the Borrower or any other Person and the exercise by the Agents (or the other Secured Parties) of their rights and remedies (including foreclosure) under any Collateral Document;

(v)the breach of any representation or warranty made by or on behalf of any Relevant Party, the Sponsor or the Manager (to the extent that the Manager is an Affiliate of the Borrower) set forth in this Agreement or the other Loan Documents, or in any other report or certificate delivered by any Relevant Party or the Manager or any of their Affiliates pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

(vi)the failure by any Relevant Party or the Manager (to the extent that the Manager is an Affiliate of the Borrower) to comply in any material manner with any of the Loan Documents or any applicable Law, or the non-conformity of any Project with any such applicable Law;

(vii)the failure of the Provider and the Manager (to the extent that the Provider or Manager, as applicable, is an Affiliate of the Borrower), as applicable, to operate the Projects in accordance with the applicable standard set forth in the Services Agreement or the Management Agreement, as applicable, or to perform its duties in a good and workmanlike manner consistent with Prudent Industry Practice;

(viii)any dispute, claim, offset or defense (other than discharge in bankruptcy) of a Relevant Party, the Sponsor or a counterparty to a Portfolio Document to any payment under any Portfolio Document based on such Portfolio Document not being a legal, valid and binding obligation of such Relevant Party or counterparty, as applicable, enforceable against it in accordance with its terms;

(ix)any investigation, proceeding, claim or action commenced or brought by or before any Governmental Authority or related to any Transaction Document;

(x)the failure of any Relevant Party or any of their Affiliates to comply with all consumer leasing and protection Laws applicable to any of the Projects or Portfolio Documents;

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(xi)any and all broker’s or finder’s fees claimed to be due in connection with the issuance of the Loans on behalf of any Relevant Party or its Affiliates;

(xii)any loss, disallowance or recapture of any Grant or ITC awarded or claimed, as applicable, with respect to any Project, inclusive of any penalties, interest or other premiums due in respect thereof;

(xiii)any amounts required to be repaid or returned by a Relevant Party in respect of any Excluded Property and Fund SREC Property, inclusive of any penalties, interest or other premiums due in respect thereof;

(xiv)any of the items listed in Schedule 4.10;

(xv)any Release of Hazardous Materials by a Loan Party or with respect to a Project;

(xvi)any claims by a Tax Equity Member against a Relevant Party or any other Person (including under an indemnity);

(xvii)the Aggregation Facility or the Subordinated Holdco Facility and, in each case, the Indebtedness thereunder; or

(xviii)any claim that the Closing Date Assignments do not constitute an absolute transfer of the Guarantor Membership Interests under the ownership of the Borrower;

but excluding Indemnified Amounts to the extent finally determined by a judgment of a court of competent jurisdiction that has become non-appealable to have resulted from gross negligence or willful misconduct on the part of such Indemnitee; provided, that notwithstanding the foregoing, the Borrower shall not be required to indemnify any Indemnitee for legal fees or expenses of more than one counsel, plus any additional local counsel that may be required or any other additional counsel that may be required due to an actual or potential conflict of interest, the availability of other defenses or the risk of criminal liability (including criminal fines or penalties) being incurred, to such Indemnitee. The Borrower’s obligations under this Section 3.08 shall survive the resignation or replacement or removal of any Agent or any assignment of rights by or replacement of a Lender, the termination of the Commitments and the satisfaction or discharge of all other Obligations.

(b)The Borrower shall not, without the prior written consent of any Indemnitee, effect any settlement of any pending or threatened proceeding in respect of which such Indemnitee is or could have been a party and indemnity could have been sought hereunder by such Indemnitee, unless such settlement (i) seeks only monetary damages and does not seek any injunctive or other relief against an Indemnitee, (ii) includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such proceeding and (iii) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of such Indemnitee.

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Section 3.09Taxes.

(a)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law (which, for purposes of this Section 3.09, shall include FATCA).  If any applicable Law (as determined in the good faith discretion of the Administrative Agent or the Borrower, as applicable, taking into account the information and documentation delivered pursuant to Section 3.09(e) below) requires the deduction or withholding of any Tax from any such payment by the Administrative Agent or the Borrower, then the Administrative Agent or the Borrower shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with such applicable Law.

(ii)If the Administrative Agent or the Borrower are required to deduct or withhold any Tax described in Section 3.09(a)(i) and must timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with an applicable Law, and if the Tax is an Indemnified Tax, then, the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.09) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)Payment of Other Taxes by the Borrower.  Without limiting the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)Tax Indemnifications.  (i) The Borrower shall and does hereby indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.09(c)) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (which, for purposes of this Section 3.09(c), shall include the Issuing Bank) (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.  The Borrower shall and does hereby indemnify the Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.09(c)(ii) below.

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(ii)Each Lender shall and does hereby severally indemnify, and shall make payment in respect thereof within ten (10) days after demand therefor, (A) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (B) the Administrative Agent and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.05(d) relating to the maintenance of a Participant Register and (C) the Administrative Agent and the Borrower, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or the Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender, as the case may be, under this Agreement or any other Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (ii).

(d)Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.09, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e)Status of Lenders; Tax Documentation.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than the

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documentation set forth in Section 3.09(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, each Lender agrees that on the Closing Date or any other date after the Closing Date such Lender becomes a party to this Agreement, and from time to time thereafter upon reasonable request, it will deliver to each of the Borrower and the Administrative Agent the applicable documentation described below:

(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to (x) the Closing Date or (y) such other date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), in the case of clause (y) to the extent it is legally entitled to do so, whichever of the following is applicable:

(I)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and/or (y) with respect to any other applicable payments under any Loan Document, an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)executed copies of IRS Form W-8ECI;

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(III)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) an executed certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable); or

(IV)to the extent a Foreign Lender is not the beneficial owner, (x) an executed copy of IRS Form W-8IMY, accompanied by one or more of the following executed forms from each of the Foreign Lender's direct or indirect partners/members, or Participants, or any Participant's direct or indirect partners/ members, as appropriate: IRS Form W-8ECI, IRS Form W-8BEN, or IRS Form W-8BEN-E (whichever is applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-8IMY, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable, and (y) a withholding statement to the extent one is required by the Code; provided that if the Foreign Lender is a partnership for U.S. federal income tax purposes and one or more direct or indirect partners/members of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender shall provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner/member;

(C)any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to (x) the Closing Date or (y) such other date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), in the case of clause (y) to the extent it is legally entitled to do so, executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

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(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(iii)Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.09 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)Treatment of Certain Refunds.  Unless required by applicable Law, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender.  If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.09, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.09 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 3.09(f), in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this Section 3.09(f) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This Section 3.09(f) shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

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(g)OID.  The Borrower and the Lenders agree (i) that the Loans are to be treated as indebtedness of the Borrower for U.S. federal income tax purposes, (ii) to the extent that the Borrower or a Governmental Authority determines that the Loans were made with original issue discount (“OID”) for U.S. federal income tax purposes, to report such OID as interest expense and interest income, respectively, in accordance with Sections 163(e)(1) and 1272(a)(1) of the Code, (iii) not to file any tax return, report or declaration inconsistent with the foregoing, and (iv) any OID shall constitute principal for all purposes under this Agreement.  The inclusion of this Section 3.09(g) is not an admission by any Lender that it is subject to United States taxation.

(h)Survival.  Each party’s obligations under this Section 3.09 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

Section 3.10Mitigation Obligations; Replacement of Lenders.

(a)Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.11(d), or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, or any Governmental Authority for the account of any Lender, pursuant to Section 3.09, then at the request of the Borrower such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.09 or Section 3.11(d) (as the case may be), in the future, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)Replacement of Lenders.  If any Lender requests compensation under Section 3.11(d), or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, or any Governmental Authority for the account of any Lender, pursuant to Section 3.09 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.10(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.05), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.11 or Section 3.09) and obligations under this Agreement and the related Loan Documents (other than any Secured Interest Rate Hedging Agreement) to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.05;

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(ii)such Lender shall have received payment of an amount equal to the outstanding Obligations owed (including all principal of its Loans, accrued interest thereon, accrued fees and all other amounts) to it hereunder and under the other Loan Documents (including any amounts under Section 3.11(f)) from the assignee (to the extent of such Obligations) or the Borrower (in the case of all other amounts);

(iii)in the case of any such assignment resulting from a claim for compensation under Section 3.11(d) or payments required to be made pursuant to Section 3.09, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)such assignment does not conflict with applicable Law; and

(v)in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

In the event the replaced Lender (or an Affiliate of such Lender) is party to any Secured Interest Rate Hedging Agreement, then the replaced Lender (or Affiliate of such Lender) (the “Replaced Hedge Provider”) under such Secured Interest Rate Hedging Agreement may elect to (A) terminate such Secured Interest Rate Hedging Agreement in accordance with its terms or (B) require the Borrower to cause the novation of such Secured Interest Rate Hedging Agreement so that the entire notional amount set forth in the original Secured Interest Rate Hedging Agreement is subject to the novated Secured Interest Rate Hedging Agreements with the Eligible Assignee referred to above (or an Affiliate of such Eligible Assignee) (the “Replacement Hedge Provider”); provided, however, that in the event of any novation the Replacement Hedge Provider and transaction documentation must be acceptable to the Replaced Hedge Provider in its sole discretion and the Borrower shall be responsible for all additional costs resulting from any assignment or novation of any Secured Interest Rate Hedging Agreement under this clause (b), including any fees or additional credit or other margins (such costs, fees and margins to be reasonably acceptable to the Administrative Agent) and, to the extent of any mark-to-market payment, the Replaced Hedge Provider shall determine any amounts payable to or by it in respect of the assignment as if an “Additional Termination Event” occurred under the Secured Interest Rate Hedging Agreement with the Borrower as the sole “Affected Party” (each as defined therein).

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

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Section 3.11Change of Circumstances.

(a)Market Disruption.

(i)If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's participation in that Loan for that Interest Period shall be the percentage rate per annum which is the sum of:

(A)the Applicable Margin; and

(B)the percentage rate per annum notified to the Administrative Agent by that Lender, as soon as practicable and in any event not later than five (5) Business Days before interest is due to be paid in respect of that Interest Period (or such later date as may be acceptable to the Administrative Agent), as the cost to that Lender of funding its participation in that Loan from whatever source(s) it may reasonably select.

(ii)In relation to a Market Disruption Event under paragraph (iii)(B) below, if the percentage rate per annum notified by a Lender pursuant to paragraph (i)(B) above shall be less than LIBOR for the applicable Interest Period or if a Lender shall fail to notify the Administrative Agent of any such percentage rate per annum, the cost to that Lender of funding its participation in the relevant Loan for the relevant Interest Period shall be deemed, for the purposes of paragraph (i) above, to be LIBOR for such Interest Period.

(iii)In this Agreement “Market Disruption Event” means (A) at or about noon (London time) on the Quotation Day for the relevant Interest Period, LIBOR is to be determined by reference to the Reference Banks and none or only one of the Reference Banks supplies a rate to the Administrative Agent to determine LIBOR for dollars for the relevant Interest Period, or (B) at 5 p.m. on the Business Day immediately following the Quotation Day for the relevant Interest Period, the Administrative Agent receives notifications from a Lender or Lenders (whose participations in the Term Loans or LC Loans exceed thirty-five percent (35%) of that applicable Loan) that the cost to it of obtaining matching deposits in the London interbank market would be in excess of LIBOR for the relevant Interest Period.

(iv)If a Market Disruption Event shall occur, the Administrative Agent shall promptly notify the Lenders and the Borrower thereof.

(b)Alternative Basis of Interest or Funding. If a Market Disruption Event occurs and the Administrative Agent or the Borrower so requires, the Administrative Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest. Any alternative

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basis agreed pursuant to the immediately preceding sentence shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties. In the event that no substitute basis is agreed at the end of the thirty day period, the rate of interest shall continue to be determined in accordance with the terms of this Agreement (including Section 3.11(a)).

(c)Illegality.  If, at any time, any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto) that the making, maintaining or continuation of its Loans has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), (i) that Lender shall promptly notify the Administrative Agent upon becoming aware of that event, (ii) upon the Administrative Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled, (iii) the Borrower shall repay that Lender’s participation in the Loan on the last day of the Interest Period occurring after the Administrative Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by law) and (iv) if NY Green Bank exercises its rights under the NY Green Bank Loan Agreement corresponding to the rights of Vivint Solar Financing NYGB Entity pursuant to this Section 3.11(c), the provisions of Section 3.11(c)(ii) and (iii) shall be deemed to apply to the Term Loan held by Vivint Solar Financing NYGB Entity to the same extent as if NY Green Bank had exercised such rights pursuant to such Sections hereunder.  NY Green Bank shall be an express third party beneficiary of this Section 3.11(c)(iv).

(d)Increased Costs.  If any Change of Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any Issuing Bank;

(ii)subject any Recipient to any Taxes (other than Indemnified Taxes and Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the

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amount of any sum received or receivable by such Lender, Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Issuing Bank or other Recipient, the Borrower will pay to such Lender, Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(e)Capital Requirements.  If any Lender or Issuing Bank determines that any Change of Law affecting such Lender or Issuing Bank or any lending office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by any Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change of Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(f)Compensation for Breakage or Non‑Commencement of Interest Periods.  Borrower shall compensate each Lender Party, upon written request by such Lender Party (which request shall set forth the basis for requesting such amounts), for all losses, expenses and liabilities (including any interest paid or payable by such Lender to lenders of funds borrowed by it to make or carry its Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (whether as a result of the failure to satisfy any applicable conditions or otherwise other than a default by such Lender) a borrowing of any Loan does not occur on a date specified therefor in a Borrowing Notice; (ii) if any prepayment or other principal payment of any of its Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Loans is not made on any date specified in a notice of prepayment given by Borrower.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and each Lender Party that the statements set forth in this ARTICLE IV are true, correct and complete in all respects as of (a) the Closing Date, (b) the date of each Disbursement from the Proceeds Escrow Account under Section 4.02(g) of the Depository Agreement or (c) the date of each issuance, extension or increase of the Stated Amount of the Letter of Credit during the LC Availability Period pursuant to Section 2.02.

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Section 4.01Organization, Powers, Capitalization, Good Standing, Business.

(a)Organization and Powers.  The Borrower is duly organized, validly existing and in good standing under the Laws of its state of formation.  The Borrower has all requisite power and authority to own and operate its Properties, to carry on its businesses as now conducted and proposed to be conducted.  The Borrower has all requisite power and authority to enter into each Transaction Document to which it is a party and to perform the terms thereof.

(b)Qualification.  The Borrower is duly qualified and in good standing in each state or territory where necessary to carry on its present businesses and operations, except in jurisdictions in which the failure to be qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

Section 4.02Authorization of Borrowing, etc.

(a)Authority.  The Borrower has the power and authority to incur, and the Loan Parties have the power and authority to guarantee, the Indebtedness represented by the Loans, the Secured Hedging Obligations and the Loan Documents.  The execution, delivery and performance by each Loan Party, SREC Seller Party and the Sponsor of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary limited liability company or other action, as the case may be, on behalf of such Loan Party, SREC Seller Party or the Sponsor.

(b)No Conflict.  The execution, delivery and performance by each Relevant Party of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby do not and will not: (i) conflict with or result in a violation or breach of the terms of (A) its certificate of formation, limited liability company agreement, operating agreement or other organizational documents, as the case may be; (B) any provision of material Law applicable to it or (C) any order, judgment or decree of any Governmental Authority binding on it or any of its material Properties; (ii) result in a material breach of or constitute (with due notice or lapse of time or both) a material default under the Transaction Documents or any other material contractual obligation binding upon a Relevant Party or its material Properties; or (iii) result in or require the creation or imposition of any Lien upon its Assets (other than the Liens created under the Collateral Documents).

(c)Consents.  The execution and delivery by each Relevant Party of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated thereby, do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority or any other Person (including any Tax Equity Member and their Affiliates or any lender to the Sponsor or its Affiliates) which has not been obtained or made, and each such consent or approval is in full force and effect, in each case, other than consents, approvals, registrations, notices or other action which, if not obtained or made, could not reasonably be expected to have a Material Adverse Effect.

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(d)Binding Obligations.  Each of the Transaction Documents to which a Loan Party or SREC Seller Party is a party has been duly executed and delivered by such Loan Party or SREC Seller Party thereto and is the legally valid and binding obligation of such Loan Party or SREC Seller Party, enforceable against it, in accordance with its respective terms, subject to bankruptcy, insolvency, moratorium, reorganization and other similar Laws affecting creditor’s rights.

Section 4.03Title to Membership Interests

(a)Upon the consummation of the Closing Date Assignments on the Closing Date, the Borrower is the sole member of each of the Guarantors, and has good and valid legal and beneficial title to all of the Guarantor Membership Interests, free and clear of all Liens other than Permitted Liens.  All of such issued and outstanding Guarantor Membership Interests have been duly authorized and validly issued and, upon the consummation of the Closing Date Assignments on the Closing Date, are owned of record and beneficially by the Borrower and were not issued in violation of any preemptive right.  There are no voting agreements or other similar agreements with respect to the Guarantor Membership Interests.

(b)Each Guarantor has good and valid legal and beneficial title to all of the Fund Manager Membership Interests in the applicable Tax Equity Fund held by it as identified on Schedule 4.03(g), free and clear of all Liens other than Permitted Liens.  All of the issued and outstanding Fund Manager Membership Interests have been duly authorized and validly issued and are owned of record and beneficially by the Guarantor identified on Schedule 4.03(g) and were not issued in violation of any preemptive right. There are no voting agreements or other similar agreements with respect to the Fund Manager Membership Interests.

(c)Other than the independent member of the Borrower, the Pledgor is the sole member of the Borrower and has good and valid legal and beneficial title to all of the Borrower Membership Interests, free and clear of all Liens other than Permitted Liens.  All of the issued and outstanding Borrower Membership Interests have been duly authorized and validly issued and are owned of record and beneficially by Pledgor and were not issued in violation of any preemptive right.  There are no voting agreements or other similar agreements with respect to the Borrower Membership Interests.

(d)Other than pursuant to the Closing Date Assignment Agreements, there are no outstanding options, warrants or rights for conversion into or acquisition, purchase or transfer of any of the Membership Interests.  Except for (i) the call rights of the Guarantors under the Tax Equity Documents, with respect to the membership interests of the Tax Equity Members in the Funds, (ii) the withdrawal right of the applicable Tax Equity Member from each Inverted Lease Tenant under the Limited Liability Company Agreement of such Inverted Lease Tenant and (iii) contingent buy-out rights of any Guarantor or Tax Equity Member to acquire membership interests in any Fund (in accordance with the express terms of such Fund’s Limited Liability Company Agreement), there are no outstanding options, warrants or rights for conversion into or acquisition, purchase or transfer of any of the membership interests in a Tax Equity Fund. There are no agreements or arrangements for the issuance by any Loan Party of additional equity interests.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

(e)Prior to the consummation of the Closing Date Assignments on the Closing Date, Schedule 4.03(e) accurately sets forth the ownership structure of the Relevant Parties underneath the Sponsor.

(f)After the consummation of the Closing Date Assignments on the Closing Date, Schedule 4.03(f) accurately sets forth the ownership structure of the Relevant Parties underneath the Sponsor. The Borrower has no subsidiaries other than as shown on Schedule 4.03(f), as such schedule shall be updated by an Authorized Officer of the Borrower pursuant to each Permitted Fund Disposition Certificate

(g)Schedule 4.03(g), as such schedule shall be updated by an Authorized Officer of the Borrower pursuant to each Permitted Fund Disposition Certificate, sets forth the name and jurisdiction of incorporation or formation of each Loan Party and the Tax Equity Funds and the percentage of each class of Capital Stock owned by any Loan Party.

Section 4.04Governmental Authorization; Compliance with Laws.

(a)No Permit, approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (i) the execution, delivery or performance by, or enforcement against, any Loan Party or SREC Seller Party of this Agreement or any other Transaction Document, (ii) the grant by any Loan Party or SREC Seller Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents or (iv) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to this Agreement or the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.04, or which are otherwise particular to the identity or character of the Administrative Agent, all of which have been duly obtained, taken, given or made and are in full force and effect as of the Closing Date. All material Permits necessary or required in connection with the development, construction and operation of the Projects have been duly obtained, taken, given or made and, if necessary or required to be in effect as of the Closing Date, are in full force and effect as of the Closing Date.

(b)Each of the Loan Parties is, and the business and operations of each such Person and its development, construction and operation of the Projects are, and always have been, conducted in all respects in compliance with all material Laws (including, without limitation, laws with respect to consumer leasing and protection but not including Environmental Laws which are addressed under Section 4.16, or Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions, which are addressed under Section 4.20), and none of any Loan Party has received written notice from any Governmental Authority of an actual or potential violation of any such Laws, except as does not constitute or could not reasonably be expected to constitute a Material Adverse Effect.

(c)Each Project in the Project Pool that makes any sale of electricity at wholesale is a qualifying small power production facility in accordance with 18 C.F.R. Part 292 and is exempt from the Public Utility Holding Company Act of 2005 and from certain state

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

laws and regulations as set forth in 18 C.F.R. Section 292.602(c), and is exempt from all sections of the Federal Power Act and its implementing regulations except for those set forth in 18 C.F.R. Sections 292.601(2) through (5).

(d)No Relevant Party is subject to regulation by any state public utility regulatory authority in any Project State with respect to its rates or finances.

Section 4.05Solvency.  The Borrower has not entered into any Loan Document with the actual intent to hinder, delay, or defraud any creditor.  After giving effect to the issuance of the Loans (and the use of proceeds thereof), the fair saleable value of the Loan Parties’ Assets, taken as a whole, exceeds and will, immediately following the making of any Loans, exceed the Loan Parties’ total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent obligations.  The fair saleable value of the Loan Parties’ Assets, taken as a whole, is and will, immediately following the making of any Loans (and the use of proceeds thereof), be greater than the Loan Parties’ probable liabilities, including the maximum amount of its contingent obligations on its debts as such debts become absolute and matured.  The Loan Parties’ Assets, taken as a whole, do not and, immediately following the making of any Loans (and the use of proceeds thereof) will not, constitute unreasonably small capital to carry out the business of the Loan Parties as conducted or as proposed to be conducted.  The Borrower does not intend for it or any Subsidiary to, and does not believe that any such Person will, incur Indebtedness and liabilities beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by the Borrower and the amounts to be payable on or in respect of obligations of the Borrower).

Section 4.06Use of Proceeds and Margin Security; Governmental Regulation.

(a)No portion of the proceeds from the making of the Loans will be used by the Borrower, a Loan Party any SREC Seller Party, the Sponsor or any other Person in any manner that might cause the borrowing or the application of such proceeds to violate Regulation T, Regulation U or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System. Nor is Borrower engaged principally, or as one of its principal activities in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined or used in Regulation T, U or X of the Board of Governors of the Federal Reserve System).

(b)None of the Borrower or any Subsidiary is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act.

(c)None of the Borrower or any Subsidiary is subject to regulation under any federal or state statute or regulation that limits their ability to incur indebtedness for borrowed money.

Section 4.07Defaults; No Material Adverse Effect.

(a)No Default or Event of Default has occurred and is continuing.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

(b)Since the later of (i) the Closing Date and (ii) the date of the most recent Disbursement from the Proceeds Escrow Account pursuant to Section 4.02(g) of the Depository Agreement, no event, condition or circumstance has occurred which has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

Section 4.08Financial Statements; Books and Records.

(a)Except as set forth on Schedule 4.08, all Financial Statements which have been furnished by or on behalf of any Relevant Party, the Sponsor or any of their Affiliates to the Administrative Agent in connection with the Loan Documents have been prepared in accordance with GAAP, consistently applied and present fairly in all material respects the financial condition of the Persons covered thereby as of the respective dates thereof, subject, in the case of any such unaudited Financial Statements, to changes resulting from audit and normal year-end adjustments, including the absence of footnotes and subject to validation of individual capital accounts in calculating net loss attributable to noncontrolling interests in conformity with GAAP.

(b)All books, accounts and files of each Loan Party are accurate and complete in all material respects, and Borrower has access to all such books and records and the authority to grant access to such books and records to the Secured Parties.

Section 4.09Indebtedness.  The Borrower and the Subsidiaries have no outstanding Indebtedness other than (i) the Obligations and other Permitted Indebtedness and (ii) solely prior to the consummation of the Closing Date Assignments on the Closing Date, the Indebtedness under the Aggregation Facility or the Subordinated Holdco Facility. The Obligations under the Loan Documents constitute Indebtedness of the Borrower and the Subsidiaries secured by a first ranking priority security interest in the Collateral. As of the Closing Date, no other Indebtedness of the Borrower or the Subsidiaries ranks senior in priority to the Obligations.

Section 4.10Litigation; Adverse Facts.  There are no judgments outstanding against Sponsor or any Relevant Party, or affecting any of the Projects or any other Assets or Property of any Relevant Party, nor to the Relevant Parties’ Knowledge is there any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration now pending or threatened against the Sponsor or any Relevant Party, respectively, or any of the Projects that relates to the legality, validity or enforceability of any of the Transaction Documents, the ability of a Secured Party to exercise any of its rights in respect of the Collateral or the Collateral Documents or, other than as set forth on Schedule 4.10, that could reasonably be expected to result in a Material Adverse Effect.

Section 4.11Taxes and Tax Status.  All U.S. federal, state, local tax returns, information statements and reports, and all other material tax returns, information statements or reports, of the Relevant Parties required to be filed have been timely filed (or any such Person has timely filed for a valid extension and such extension has not expired), and all material Taxes, assessments, fees and other governmental charges (including any payments in lieu of Taxes) upon such Persons and upon their Properties, Assets, income, profits, businesses and franchises

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

which are due and payable have been timely paid except to the extent the same are being contested in accordance with Section 5.06.  All such returns, information statements and reports are true and accurate in all material respects. There are no Liens for Taxes (other than Liens for Taxes not yet due and payable) on any Assets of any Relevant Party, no unresolved written claim or proposed adjustment has been asserted with respect to any Taxes of any Relevant Party, no waiver or agreement by any Relevant Party is in force for the extension of time for the assessment or payment of any Tax or regarding the application the statute of limitations for any Taxes or tax returns, and no request for any such extension or waiver is currently pending.  There is no pending or, to the Knowledge of the Borrower, threatened audit or investigation by any Governmental Authority of any Relevant Party with respect to Taxes.  No Relevant Party is a party to or bound by any Tax sharing arrangement with any Person or any other agreement pursuant to which it is liable for the Taxes of another Person (including any Affiliate of a Relevant Party), other than the Tax Equity Documents. No Relevant Party has any liability for Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law) or as a transferee or successor, by contract or otherwise.  No power of attorney currently in force has been granted with respect to Taxes of any Relevant Party.  No written claim has been made by any Governmental Authority and received by any Relevant Party in a jurisdiction where such Relevant Party does not file a tax return that it is or may be subject to taxation in that jurisdiction.   No Relevant Party has engaged in any “listed transaction” as defined in Treasury Regulation Section 1.6011-4 or made any disclosure under Treasury Regulation Section 1.6011-4.  With respect to each Project that is leased for U.S. federal income tax purposes to a Customer, to the Knowledge of the Borrower, the Customer is not a tax exempt entity within the meaning of Section 168(h)(2) of the Code, except as could not reasonably be expected to have a Material Adverse Effect, when combined with other similar Projects.  All Projects are currently exempt from real property taxes.  All personal property, sales and use taxes imposed upon any Project or the Energy produced by any Project are fully reimbursable by the applicable Customer or have been timely paid by the Manager. No private letter ruling from the Internal Revenue Service has been obtained or requested by any Relevant Party for any of the transactions contemplated hereunder or under any of the Tax Equity Documents. Each Relevant Party is treated for U.S. federal income tax purposes either as disregarded as an entity separate from its owner (as described in U.S. Treasury Regulations Section 301.7701-2(c)(2)(i)) or as a partnership (and not a publicly traded partnership as defined in Section 7704(b) of the Code), and each such owner for this purpose is a U.S. Person and not a Tax Exempt Person (and if the owner for this purpose is treated as a partnership, then each direct or indirect owner of the owner is a U.S. Person, and no direct or indirect owner of the owner is a Tax Exempt Person, unless it owns its interest through an entity taxable as a corporation for U.S. federal income tax purposes that is not a “tax-exempt controlled entity” within the meaning of Section 168(h)(6)(F) of the Code).  No Relevant Party has elected to be treated as an association taxable as a corporation for federal income tax purposes.

Section 4.12Performance of Agreements.  None of the Loan Parties or SREC Seller Parties is in default in the performance, observance or fulfillment of the Loan Documents or the Management Agreement. None of the Loan Parties or SREC Seller Parties are in material default in the performance, observance or fulfillment of the other Transaction Documents to which they are a party or any of the other obligations, covenants or conditions contained in any material contracts of any such Persons and, to the Knowledge of the Loan Parties or SREC Seller

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Parties, no condition exists under such Transaction Documents that, with the giving of notice or the lapse of time or both, would constitute such a material default, other than with respect to the Customer Agreements where such condition (itself or when coupled with other defaults or conditions under such agreements) could not reasonably be expected to have a Material Adverse Effect.

Section 4.13Employee Benefit Plans.  None of the Loan Parties or SREC Seller Parties, or any of their respective ERISA Affiliates, maintains or contributes to, or has any obligation under, any Employee Benefit Plans or Multiemployer Plans. Without limiting the foregoing, the Borrower and its Subsidiaries do not have any employees or former employees and do not sponsor, maintain, participate in, contribute to or have any obligations under or liability in respect of any Plan.

Section 4.14Insurance.  Set forth on Schedule 4.14 is a description of all policies of insurance for the Relevant Parties, including those policies of the Sponsor for the benefit of the Relevant Parties which are required to be maintained pursuant to a Transaction Document, that are in effect as of the Closing Date.  Such Insurance Policies conform to the requirements of Section 5.13 and have been paid in full or are not in arrears.  No notice of cancellation has been received with respect to such policies and the Relevant Parties are in compliance in all material respects with all conditions contained in such policies.

Section 4.15Investments.  Except as permitted under Section 6.07, the Loan Parties have no direct or indirect equity interest in any Person which is not also a Loan Party, including any stock, partnership interest or other equity securities of any other Person.

Section 4.16Environmental Matters.  Each Project is, and has been developed, constructed and operated, in material compliance with all applicable Environmental Laws and Permits; no notice of violation of such Environmental Laws or Permits has been issued by any Governmental Authority with respect to any Project which has not been resolved or which is not reasonably expected to have a Material Adverse Effect; there is no pending or, to the Borrower’s Knowledge, threatened action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration in respect of any Environmental Laws or Permits against any Relevant Party or with respect to any Project which could reasonably be expected to have a Material Adverse Effect; there has been no Release of any Hazardous Material by a Relevant Party on, from or related to any Project that has resulted in or could reasonably be expected to result in a Material Adverse Effect; and no action has been taken by any Relevant Party that would cause any Project not to be in material compliance with all applicable Environmental Laws or Permits pertaining to Hazardous Materials. If any Project is located in the State of New York, the gross area of such Project is less than 4,000 square feet.

Section 4.17Project Permits.  All necessary Permits for operating any Project (including permission to operate from the applicable local utility) have been obtained as of the date that such Project was Placed in Service.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Section 4.18Representations Under Other Loan Documents.  Each of the Relevant Parties’ representations and warranties set forth in the other Loan Documents, the Limited Liability Company Agreements and the Master Lease Agreements are true, correct and complete in all material respects when made.

Section 4.19Broker’s Fee.  Except as disclosed on Schedule 4.19, no broker’s fee or finder’s fee, commission or similar compensation will be payable by or pursuant to any contract or other obligation of any Loan Party or SREC Seller Party with respect to the making of the Loans or any of the other transactions contemplated by the Transaction Documents.

Section 4.20Sanctions; Anti-Money Laundering and Anti-Corruption.

(a) None of the Loan Parties nor any of their respective Affiliates nor any director or officer or, to the Knowledge of the Borrower, agent, employee, affiliate or other person acting on behalf of a Loan Party or any of their Affiliates (i) is a Blocked Person (ii) has been engaged in any transaction, activity or conduct that constitutes or could reasonably be expected to give rise to a violation of any Sanctions; and/or (iii) has received notice of, or is otherwise aware of, any claim, action, suit, proceedings or investigation involving it with respect to Sanctions.

(b)The operations of each of the Loan Parties and its Affiliates have been conducted at all times in compliance with applicable anti-money laundering statutes of all applicable jurisdictions, including, without limitation, all money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States Law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or other Governmental Authority involving a Loan Party or any of its Affiliates with respect to the Anti-Money Laundering Laws is pending, or to the Knowledge of the Borrower, threatened.

(c)None of the Loan Parties nor any of their respective Affiliates nor any director or officer or, to the Knowledge of the Borrower, agent, employee, affiliate or other person acting on behalf of a Loan Party or any of its Affiliates (i) is aware of or has taken any action, directly or indirectly, that constitutes or would result in a violation by such person of any applicable Law or regulation related to corruption or bribery of the United States or any non-U.S. country or jurisdiction, including, but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the U.K. Bribery Act 2010, as amended, and the rules and regulations thereunder (collectively, “Anti-Corruption Laws”), including, without limitation, using any corporate funds for any unlawful contribution, gift, entertainment or other unlawful payment to any foreign or domestic government official or employee from corporate funds, and making any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, (ii) is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, or (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

(d)None of the transactions contemplated by the Transaction Documents will violate any Anti-Money Laundering Laws, Anti-Corruption Laws or applicable Sanctions and the Borrower will not, directly or indirectly, use, contribute or otherwise make available all or any part of the proceeds of the Loans to or for the benefit of any Person for the purpose of financing activities or business of, other transactions with, or investments involving any Blocked Person or Sanctioned Country or in any other manner that constitutes or would give rise to a violation by any Person, including any Lender, of any Anti-Money Laundering Laws, Anti-Corruption Laws or Sanctions.

Section 4.21Property Rights.  Each Fund owns each photovoltaic system included in a Project acquired by it and owns, or has a contractual right to use or shall have on the date it acquires a Project, ownership of or, in the case of access rights to Customer Property, a contractual right to use, all equipment and facilities necessary for the operation of each Project.  All equipment and facilities included in the Projects are (or are reasonably expected to be when acquired or contracted for) in good repair and operating condition subject to ordinary wear and tear and casualty and are suitable for the purposes for which they are employed, and, to the Knowledge of Borrower, there was and is no material defect, hazard or dangerous condition existing with respect to any such equipment or facilities except in respect of any material defect, hazard or dangerous condition for which the Provider is taking appropriate action in accordance with Prudent Industry Practices and that could not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform under the Loan Documents at or above the assumption in the Base Case Model.  Each Fund has the requisite rights and licenses under the Customer Agreements to which it is party to access, install, operate, maintain, repair, improve and remove its respective Projects and evidence of such real property rights and licenses has been provided to the Administrative Agent.  No Loan Party is the title owner of any real property.

Section 4.22Portfolio Documents and Eligible Projects.

(a)No Relevant Party is party to any agreement or contract other than (i) the Tax Equity Documents to which it is a party listed on Schedule 4.22(a), (ii) the other Transaction Documents to which it is a party, (iii) in the case of SREC Guarantor, the Master SREC Purchase and Sale Agreements and (iv) any contract or agreement incidental or necessary to the operation of its business that does not allocate material risk to any Relevant Party and have a term of less than one year or that has a value over its term not exceeding $100,000.

(b)Each Customer Agreement to which a Fund is a party is an Eligible Customer Agreement.

(c)Each Customer Agreement and the origination thereof and the installation of the related Project, in each case, was in compliance in all material respects with applicable Law (including without limitation, all consumer leasing and protection Law) at the time such Customer Agreement was originated and executed and such Project was installed.

(d)Each Customer party to a Customer Agreement owned by any individual Fund possessed a FICO® Score of at least [***].

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

(e)Except as set forth on Schedule 4.22(f), all Portfolio Documents when provided to Administrative Agent (in each case, including all schedules, exhibits, attachments, supplements and amendments thereto and any related protocols or side letters) are (or will be when provided) true, correct and complete copies of such Portfolio Documents, and as of the Closing Date or any other date when additional Portfolio Documents are provided to the Administrative Agent hereunder, each Portfolio Document (i) has been duly executed and delivered by the Sponsor, each SREC Seller Party and each Relevant Party thereto (as applicable) and, to the Knowledge of Borrower and the Subsidiaries, the other parties thereto, (ii) is in full force and effect and is enforceable against each Sponsor and each Relevant Party (as applicable) and, to the Knowledge of Borrower and the Subsidiaries, each other party thereto as of such date, (iii) neither the Sponsor, any SREC Seller Party nor any Relevant Party or, to the Knowledge of Borrower and each Subsidiary, no other party to such document is or, but for the passage of time or giving of notice or both, would be in breach of any material obligation thereunder, except solely with respect to the Project Documents, where such breach (itself or when coupled with other breaches under such Project Documents) could not reasonably be expected to have a Material Adverse Effect, (iv) has no event of force majeure existing thereunder except solely with respect to the Project Documents, where such event of force majeure (itself or when coupled with other events of force majeure under such Project Documents) could not reasonably be expected to have a Material Adverse Effect and (v) all conditions precedent to the effectiveness of such documents have been satisfied or waived in writing.

(f)Borrower maintains in its or the applicable Relevant Party's books and records a copy of all documentation ancillary to the Customer Agreements, including, with respect to each completed Project: (i) a copy of or access to all of such Project's manufacturer, installer or other warranties; (ii) a copy of the Project's completed inspection certificate issued by the applicable Governmental Authority; (iii) evidence of permission to operate from the applicable local utility; and (iv) evidence that the installer of such Project has been paid in full.

(g)The insurance described in Section 5.13 satisfies all insurance requirements set forth in the Portfolio Documents.

(h)Each Eligible Project is comprised of panels and inverters from an Approved Manufacturer.

(i)The Loan Parties have taken all action in accordance with Prudent Industry Practices to ensure that the manufacturer warranties relating to an Eligible Project are in full force and effect and can be enforced by the applicable Fund and, to the Knowledge of the Borrower and except to the extent the applicable manufacturer is no longer honoring its warranties generally, all manufacturer warranties are in full force and effect.

(j)In respect of each Eligible Project not located in California, a fixture filing has been or will be recorded against each Customer and the applicable Property in respect of such Eligible Project in the filing office designated by Section 9-501 of the applicable Uniform Commercial Code (as adopted in the applicable jurisdiction of installation); provided, however, that (i) certain of such filings may be released from time-to-time in order to assist the

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

applicable Customer in a pending refinancing of such Customer’s mortgage loan or sale of home and (ii) such filings may not have been filed or maintained in a manner that would provide priority under applicable law over an encumbrance or owner of the real property subject to the filing.

(k)In respect of each Eligible Project in California with respect to which a Customer Agreement has been entered into, a filing in respect of such Eligible Project (pursuant to and in compliance with Cal. Pub. Util. Code §§ 2868-2869) was made in the applicable local filing office where the Eligible Project is located; provided, however, that certain of such filings may be released from time-to-time in order to assist the applicable Customer in a pending refinancing of such Customer’s mortgage loan or sale of home.

(l)Each Eligible Project is located in a Project State listed on Schedule 4.22(n) and the Eligible Projects are in compliance with all the Portfolio Concentration Limits.

(m)With respect to each Fund, each of the Fund Representations is true, complete and correct.

Section 4.23Security Interests.

(a)The Collateral Documents create, as security for the Obligations, valid, enforceable, and, upon the filing of documents and instruments in the proper places and the taking of other required actions (including, without limitation, possession), which have been filed or taken on or prior to the Closing Date, perfected first-priority Liens in the Collateral, in favor of the Collateral Agent, for the benefit of the Secured Parties, subject to no Liens other than Permitted Liens.  All consents and approvals necessary or desirable to create and perfect such Liens have been obtained.

(b)The descriptions of the Collateral set forth in the Collateral Documents are true, complete, and correct in all material respects and are adequate for the purpose of creating, attaching, and perfecting the Liens in the Collateral granted or purported to be granted in favor of the Collateral Agent for the benefit of the Secured Parties.

(c)All filings, registrations, recordings, notices, and other actions that are necessary or required (including delivery to the Collateral Agent of the certificates evidencing the Membership Interests or giving the Collateral Agent control or possession of the Collateral) to perfect the Collateral Agent’s Lien on the Collateral have been made or taken or will be made or taken on the date of this representation.

Section 4.24Intellectual Property.  Each Subsidiary owns or holds a valid and enforceable agreement, license, permit, certificate, franchise or other authorization or right to use the technology and intellectual property rights necessary to own, lease, operate, maintain and repair the Projects, and no actions by any Subsidiary that have been performed or are expected to be performed under the Portfolio Documents infringe upon or misappropriate the intellectual property rights of any other Person.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Section 4.25Full Disclosure.

(a)All written information contained in any officer’s certificate, Loan Document (including all schedules, exhibits, annexes and other attachments), documents, reports or other written information delivered in connection with the transactions hereunder pertaining to the Borrower, Funds, the Portfolio Documents and the Projects (other than any assumptions, projections or forward-looking statements), together with all written updates of such information from time to time (collectively, the “Information”), that have been furnished by or on behalf of the Borrower to any Secured Party or its advisors or consultants are, taken as a whole, true and correct in all material respects and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances in which they were made.

(b)The Base Case Model (i) has been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as and when the Base Case Model was prepared, (ii) other than with respect variances to the assumptions as agreed by the Administrative Agent and the Borrower, is generally consistent with each financial model provided to the Tax Equity Members as and when the Base Case Model was prepared and (iii) does not include any Operating Revenues for Term Loan sizing purposes other than Eligible Revenues or, as of the Closing Date, Incomplete Project Revenues and includes a good faith estimate of all Operating Expenses in respect of all Projects owned by the Funds.

ARTICLE V

AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that until the Debt Termination Date, it shall perform and comply with all covenants in this ARTICLE V applicable to such Person.

Section 5.01Financial Statements and Other Reports.

(a)Financial Statements and Operating Reports.

(i)Annual Reporting.  Within one hundred fifty (150) days after the end of each fiscal year of the Sponsor, the Borrower shall furnish, or cause to be furnished, to the Administrative Agent and each Lender (on a consolidated basis for the Sponsor and its subsidiaries) copies of the Financial Statements of the Sponsor, Borrower and each Fund. All such Financial Statements shall be prepared in accordance with GAAP consistently applied and shall be audited by an Independent certified public accounting firm of national standing, and shall be accompanied by an unqualified report of such accountants on such Financial Statements which states that such Financial Statements present fairly in all material respects the financial position of the applicable Person and its consolidated subsidiaries for the period covered by such Financial Statements.  All such Financial Statements shall also be accompanied by a certification executed by the applicable Person’s chief executive officer or chief financial officer (or other officer with similar duties) to the effect set forth in Section 5.01(a)(vi).

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(ii)Quarterly Reporting.  Within sixty (60) days after the end of each of the first three (3) fiscal quarters in each fiscal year of the applicable Person, commencing with the fiscal quarter ended September 30, 2016, the Borrower shall provide to the Administrative Agent and each Lender (on a consolidated basis for the applicable Person and its subsidiaries) copies of the unaudited Financial Statements of each of the Sponsor, the Borrower and each Fund for each such quarter, together with a certification executed by each respective chief executive officer or chief financial officer (or other officer with similar duties) to the effect set forth in Section 5.01(a)(vi).

(iii)Portfolio Reporting.  The Borrower shall cause the Manager to provide to the Administrative Agent and the Independent Engineer a quarterly Manager’s report, no later than forty-five (45) days after the end of the fiscal quarter of the Borrower in the form attached as Exhibit L. The Borrower shall cause the Manager to include in each such Manager’s report (A) the zip code for each Eligible Project and (B) the estimated first-year energy generation data for each Eligible Project for the year commencing on the date such Eligible Project was granted permission to operate.  The Borrower shall cause the Manager and its employees and officers to make themselves available at the request of the Administrative Agent or the Independent Engineer to discuss any information disclosed in a Manager’s report, including with respect to (a) Collections, (b) Operating Expenses, (c) the deployment schedule, (d) the fair market value of the class B equity interests in each Fund and (e) portfolio production performance.

(iv)Provider Reporting. The Borrower shall cause the Provider to provide to the Administrative Agent and the Independent Engineer all reports required pursuant to Services Agreements at such time and in such manner as provided therein. The Borrower shall cause each Provider and its employees and officers to make themselves available at the request of the Administrative Agent or the Independent Engineer to discuss any information disclosed in such reports, including with respect to inverter failure rates.

(v)Debt Service Coverage Ratio Certificate. No later than ten (10) Business Days prior to each Payment Date, Borrower shall provide to the Administrative Agent a Debt Service Coverage Ratio Certificate.  The Administrative Agent (including on the instructions of any Lender) may notify the Borrower in writing of any suggested corrections to a Debt Service Coverage Ratio Certificate (the “Administrative Agent DSCR Comments”) that are not inconsistent with the terms of this Agreement, no later than five (5) Business Days following receipt of a Debt Service Coverage Ratio Certificate. The Borrower shall incorporate into the Debt Service Coverage Ratio Certificate all Administrative Agent DSCR Comments that are consistent with the terms of this Agreement and deliver to the Administrative Agent a revised Debt Service Coverage Ratio Certificate no later than three (3) Business Days following the date of the Borrower’s receipt of the Administrative Agent DSCR Comments.

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The calculations of the Debt Service Coverage Ratios and other information provided in respect of Debt Service Coverage Ratio Certificate hereunder shall be used in determining deposits to and releases from the Collections Account or the Distribution Suspense Account, as applicable, for the purposes of making any Restricted Payments by the Borrower.  If the Borrower fails to produce the information and calculations relating to the Debt Service Coverage Ratios and Debt Service Coverage Ratio Certificate required to be produced pursuant to this Agreement, then, until such time as such information and calculations are provided, no funds shall be released for the purposes of making any Restricted Payments by the Borrower.

(vi)Certifications of Financial Statements and Other Documents.  Together with the Financial Statements provided to the Administrative Agent pursuant to Sections 5.01(a)(i) and (ii), the Borrower shall also furnish to the Administrative Agent certifications upon which the Administrative Agent may conclusively rely in the form of Exhibit J, executed by the respective chief executive officer, chief financial officer or controller (or other officer with similar duties) of the Sponsor and applicable Relevant Party (as applicable) certifying that such Financial Statements fairly present the financial condition and results of operations of the Sponsor and applicable Relevant Party (as applicable) on a consolidated basis for the period(s) covered thereby in accordance with GAAP (subject, in the case of any such unaudited Financial Statements, to changes resulting from audit and normal year-end adjustments, including the absence of footnotes and subject to validation of individual Subsidiary capital accounts in calculating net loss attributable to noncontrolling interests in conformity with GAAP).

(vii)Fiscal Year.  The Borrower shall not, and shall not permit any Subsidiary to, change its fiscal year end from December 31.

(viii)SREC Seller Party Reporting. The Borrower shall cause SREC Guarantor to provide to the Administrative Agent each quarterly report and all financial statements and other reports delivered to SREC Guarantor by the SREC Seller Parties pursuant to the Master SREC Purchase and Sale Agreements at such time and in such manner as provided therein.

(b)Material Notices.  The Borrower shall promptly, but in no event later than three (3) Business Days after the earlier of its or any Subsidiary’s receipt or Knowledge thereof, deliver, or cause to be delivered, to the Administrative Agent:

(i)copies of all notices given or received with respect to a default or any event of default under any term or condition of or related to any Permitted Indebtedness;

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(ii)copies of any and all notices of a default, breach or termination by any party under (A) any Transaction Document (other than a Project Document) or (B) any Project Document, which default, breach or termination under any Project Document (itself or when coupled with other breaches under any Project Document) could reasonably be expected to have a Material Adverse Effect;

(iii)notice of the occurrence of any event or circumstance that has, or could reasonably be expected to have, a Material Adverse Effect;

(iv)notice of any (A) fact, circumstance, condition or occurrence at, on, or arising from, any Project that results or could reasonably be expected to result in noncompliance with or a liability or material obligation under any Environmental Law which could reasonably be expected to have a Material Adverse Effect, (B) Release of Hazardous Materials on, from or related to any Project that has resulted in or could reasonably be expected to result in personal injury or material Property damage or in any material liability or material obligation for any Relevant Party, or (C) pending or, to the Borrower’s Knowledge, threatened action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration in respect of any Environmental Laws against it or arising in connection with occupying or conducting operations on or at any Project therefor which could reasonably be expected to have a Material Adverse Effect;

(v)copies of all material notices, documents or reports received or sent by the Borrower, the Sponsor or any other Relevant Party pursuant to any Tax Equity Document, which shall include (without limitation) any capital contribution notice and notices, documents or reports in relation to (A) any call option, buy-out right, withdrawal right or put option, (B) the achievement of any flip or cash reversion dates under a Limited Liability Company Agreement, (C) true-up requirements (including, without limitation, any true-up report regarding interim and final true-ups), (D) the transfer of membership interests, (E) material claims against the Sponsor or any Relevant Party under any indemnity, (F) the removal or pending removal of any Guarantor as a managing member of any Fund, (G) any updates to financial models prepared by or in respect of a Fund, (H) stop deployment events, any deficient class or deficient Projects or otherwise in relation to Projects owned by a Fund being Placed in Service or material correspondence on other eligibility criteria in the Tax Equity Documents for any Tax Equity Fund, (I) the material adjustment to any ordinary distribution percentages (including curative or compensatory adjustments in favor of the Tax Equity Member) and (J) dispute resolution or independent review under the terms of any Tax Equity Document (in each case including, without limitation, in relation to the loss, recapture or disallowance of any Grant or ITC awarded or claimed, as applicable, with respect to any Project, any Projects being Placed in Service, any appraisal procedure and any material dispute in relation to Tax matters, Grants or ITCs);

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(vi)notice of any event which would require a mandatory prepayment under Section 3.03(a);

(vii)notice that any insurance required to be maintained pursuant to the Tax Equity Documents or Loan Documents has been, or is threatened to be, cancelled;

(viii)any proposed amendment, supplement, modification or waiver to, or assignment or transfer in respect of, a Portfolio Document (other than any Customer Agreement) or the organizational documents of a Relevant Party at least five (5) Business Days prior to entry thereto;

(ix)copies of any amendment, supplement, waiver or other modification to a Portfolio Document or the organizational documents of a Relevant Party (provided that such documents in respect of the Customer Agreements may be provided on a quarterly basis but no later than sixty (60) days after the end of March, June, September and December); and

(x)notice of any Serial Defect of which the Borrower or Manager has Knowledge and each recall notice from any manufacturer of any inverter included in an Eligible Project that could be reasonably expected to be related to a Serial Defect.

(c)Tracking Models.  In respect of a Partnership Flip Fund at all times prior to the date when the Flip Point for that Partnership Flip Fund is finally determined to have occurred pursuant to the applicable Limited Liability Company Agreement:

(i)the Borrower shall deliver at the same time delivered to the Tax Equity Members of any Partnership Flip Fund, but in no event later than as required under the applicable Limited Liability Company Agreement whether delivered to the applicable Tax Equity Member or not and without any extension or waiver unless consented to by the Administrative Agent, copies of the applicable Tracking Model, together with such associated reports, exhibits or supplemental information as are delivered to the Tax Equity Member and are otherwise reasonably requested to demonstrate the basis of the calculation of Flip Performance and a certification executed by the applicable Guarantor’s Authorized Officer that the Tracking Model has been prepared in good faith in accordance with calculation rules and conventions under the applicable Limited Liability Company Agreement; and

(ii)the Borrower shall deliver at the same time delivered to the Tax Equity Members of any Partnership Flip Fund, each update to the Tracking Model made to calculate whether the Flip Point has occurred during the preceding calendar quarter.

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The Borrower shall cause the applicable Guarantor and the Manager to make themselves available at the request of the Administrative Agent (acting on the instructions of the Required Lenders) to discuss the basis for such calculations, including the interpretation and application of the calculation rules, conventions and procedures under any Limited Liability Company Agreement. At any time (A) during the occurrence of any Event of Default or a Distribution Trap, (B) when a Tax Equity Member is exercising its rights under a Limited Liability Company Agreement to dispute a Tracking Model or calculation of Flip Performance or (C) where the aggregate Flip Point Deficit for all Partnership Flip Funds shown under the Tracking Models is at least equal to $1,000,000, the Administrative Agent may submit any Tracking Model or Tax Equity Fund Model, together with the exhibits or supplemental information thereto, to the Model Auditor for its review at the sole cost and expense of the Borrower.

(d)Class A FMV. Within two years of the Class A Option Date for Liberty Tenant and Margaux Tenant, the Administrative Agent may, at the sole cost and expense of the Borrower, consult with a nationally recognized appraiser selected by it regarding the projected Class A FMV for any such Inverted Lease Tenant as of the applicable Class A Option Date (including by taking into account the Tax Equity Fund Model and Collections received from the applicable Inverted Lease Fund).  If the Class A FMV for an Inverted Lease Tenant projected by an appraiser exceeds the amount assumed under the then-current Tax Equity Fund Model for that Inverted Lease Tenant by more than 5% then the Required Inverted Lease Reserve Amount shall be updated to reflect such higher amount as the Class A FMV for the applicable Inverted Lease Tenant.

(e)Major Decisions.  The Borrower shall promptly, but in no event later than five (5) Business Days prior to any vote or approval in respect of a Major Decision, deliver, or cause to be delivered, to the Administrative Agent written notice describing the issue to be decided by vote or approved together with copies of all correspondence received and sent with respect to that Major Decision.

(f)Operating Budgets.

(i)The Borrower shall prepare, or cause to be prepared, for each fiscal year of the Borrower and each Fund an operating and capital expense budget setting forth the anticipated revenues, and Operating Expenses (including expenses for Non-Covered Services) of each Relevant Party for such fiscal year, provided that the Borrower shall update such budget prior to any Permitted Fund Disposition. The initial Operating Budget for 2016 is attached as Exhibit K hereto.  For each succeeding fiscal year (commencing with 2017), the Borrower shall, not later than forty-five (45) days prior to beginning of such fiscal year, submit a proposed Operating Budget to the Administrative Agent for its approval (acting on the instructions of the Required Lenders); provided that the approval of the Administrative Agent shall be deemed to be given if (A) the Operating Expenses set forth in the proposed Operating Budget do not exceed 20% in the aggregate over the amount budgeted for such Operating Expenses of the Borrower and the Funds in the then-current Base Case Model for the applicable year and (B) such proposed Operating Budget is otherwise consistent with the then-current

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Base Case Model for the applicable year; provided, that such Operating Expenses may exceed 20% in the aggregate over the amount budgeted for Operating Expenses to the extent Sponsor, in its sole discretion, makes a capital contribution for such excess amount.

(ii)The Borrower shall, and shall cause each Guarantor to, deliver to the Administrative Agent (i) each operating budget submitted to the Tax Equity Members in respect of a Tax Equity Fund, at the same time as delivered to such Tax Equity Member but in no event later than as required under the applicable Limited Liability Company Agreement and (ii) when available, any amendments to such operating budget, together with all notices or correspondence regarding the approval of such operating budget (if applicable) by the Tax Equity Member; provided that the approval of the Administrative Agent (acting on the instructions of the Required Lenders) shall be deemed to be given if (A) the Non-Covered Services included in such operating budgets do not collectively exceed 20% in the aggregate over the amount budgeted for Operating Expenses in respect of the Tax Equity Funds in the then-current Base Case Model for the applicable year and (B) such operating budgets are otherwise consistent with the then-current Base Case Model for the applicable year; provided, that such Non-Covered Services may exceed 20% in the aggregate over the amount budgeted for Operating Expenses to the extent Sponsor, in its sole discretion, makes a capital contribution for such excess amount.

(g)Inverter Reporting.  On or prior to the Calculation Date ending December 31, 2016, and annually thereafter, the Borrower shall submit to the Administrative Agent a list of all inverter manufacturers and models, together with the distribution of such equipment across each Fund and inverter failure rates and warranty information, for an annual review of which the Borrower has Knowledge (together, the “Inverter Review Information”). The Administrative Agent may consult with the Independent Engineer regarding the Inverter Review Information at the Borrower’s sole cost and expense and Borrower shall make itself and its officers and employees available to the Independent Engineer, at the request of the Administrative Agent, to discuss the Inverter Review Information.

(h)Other Information.  As soon as practicable upon request, the Borrower shall, deliver, or cause to be delivered, such other information in relation to the business, operations, Property, Assets or condition (financial or otherwise) of the Borrower and any Relevant Party and the SREC Seller Parties as the Administrative Agent or any Lender may from time to time reasonably request.

(i)Data Site. Notwithstanding anything contained to the contrary herein, all reporting and notice obligations of Borrower under this Section 5.01 may be satisfied by posting any applicable reports, notices or other materials to an Intralinks data site or such other data site designated by Borrower that is reasonably acceptable to the Administrative Agent and the Required Lenders and to which the Administrative Agent shall have control and the Lenders and the Independent Engineer have been granted access.

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Section 5.02Notice of Events of Default.  The Borrower shall give the Administrative Agent prompt written notice of (a) each Default of which it obtains Knowledge and each Event of Default hereunder and (b) each default on the part of any party to the other Transaction Documents (other than the Customer Agreements where such breach (itself or when coupled with other breaches under such agreements) could not reasonably be expected to have a Material Adverse Effect).

Section 5.03Maintenance of Books and Records.  The Borrower shall, and shall cause the Subsidiaries to, maintain and implement, administrative and operating procedures reasonably necessary in the performance of their obligations hereunder and the Borrower shall, and shall cause the Subsidiaries to, keep and maintain at all times, or cause to be kept and maintained at all times, all documents, books, records, accounts and other information reasonably necessary or advisable for the performance of their obligations hereunder to the extent required under applicable Law.

Section 5.04Litigation.  Notice promptly upon the Borrower or any Relevant Party receiving or obtaining:

(a)notice of any pending or threatened (in writing) litigation, investigation, action or proceeding of or before any court arbitrator or Governmental Authority affecting the Sponsor, Borrower or any Relevant Party that, if adversely determined, could reasonably be expected to result in:

(i)liability to the Borrower or a Relevant Party in an aggregate amount exceeding $1,000,000, or an aggregate amount with all other such claims exceeding $3,000,000;

(ii)injunctive, declaratory or similar relief against the Borrower or a Relevant Party relating to the transactions contemplated by the Loan Documents; or

(iii)a Material Adverse Effect;

(b)Knowledge of any material development in any action, suit, proceeding, governmental investigation or arbitration at any time which is pending against or affecting any of the Sponsor, the Borrower or any Relevant Party and could reasonably be expected to have a Material Adverse Effect.

Section 5.05Existence; Qualification.  The Borrower shall, and shall cause each other Subsidiary to, at all times preserve and keep in full force and effect its existence as a limited liability company and all rights and franchises material to its business, including its qualification to do business in each state where it is required by Law to so qualify, except to the extent that the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

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Section 5.06Taxes.  The Borrower shall, and shall cause each of the other Relevant Parties to, maintain its status for U.S. federal income tax purposes as represented in Section 4.11 and shall not recognize any transfer of an ownership interest in the Borrower if the direct owner is not a U.S. Person that is not a Tax Exempt Person (or if such owner is treated as a partnership for U.S. federal income tax purposes, then each direct or indirect owner of such owner must be a U.S. Person, and no direct or indirect owner of such owner is a Tax Exempt Person, unless it owns its interest through an entity taxable as a corporation for U.S. federal income tax purposes that is not a “tax-exempt controlled entity” within the meaning of Section 168(h)(6)(F) of the Code).  The Borrower shall, and shall cause each of the other Relevant Parties to, pay, or cause to be paid, as and when due and prior to delinquency, all material Taxes, assessments and governmental charges of any kind that may at any time be lawfully due or levied against or with respect to such Person or any Project (including, in each case, all material Taxes, assessments and charges lawfully made by any Governmental Authority for public improvements that may be secured by a Lien on such Project); provided, however, that the Borrower may, by appropriate proceedings, contest or cause to be contested in good faith any such Taxes, assessments and other charges and, in such event, may, if permitted by applicable Laws, permit the Taxes, assessments or other charges so contested to remain unpaid during any period, including appeals, when the Borrower is in good faith contesting or causing to be contested the same by appropriate proceedings, so long as (a) appropriate segregated cash reserves have been established on the Borrower’s or the other Relevant Parties’ books in an amount sufficient to pay any such Taxes, assessments or other charges, accrued interest thereon and potential penalties or other costs relating thereto, or other provision for the payment thereof reasonably satisfactory to the Administrative Agent shall have been made, (b) enforcement of the contested Tax, assessment or other charge is effectively stayed pursuant to applicable Laws for the entire duration of such contest and (c) any Tax, assessment or other charge determined to be due, together with any interest or penalties thereon, is promptly paid after resolution of such contest.

Section 5.07Operation and Maintenance.  The Borrower shall cause each Fund and the applicable Provider to, keep each Project in good operating condition consistent in all material respects with the applicable Portfolio Documents, including consistent with any provisions of any manufacturer, installer or other warranties and the standard of care required by the Portfolio Documents, and, to the extent required by the Portfolio Documents, make or cause to be made all repairs necessary to keep such Projects in such condition (ordinary wear and tear excepted). With respect to replacements of panels of any Project, the Borrower shall, and shall cause each Fund and the applicable Provider to, use solar panels manufactured by an Approved Manufacturer.

Section 5.08Preservation of Rights; Maintenance of Projects; Warranty Claims; Security.

(a)The Borrower shall cause each Subsidiary to (i) perform and observe its material obligations under the Portfolio Documents, and to which such Relevant Party is a party and (ii) preserve, protect and defend its (or its Subsidiary’s) material rights, under such Portfolio Documents, including prosecution of suits to enforce any right of such Relevant Party thereunder and enforcement of any claims with respect thereto.  The Borrower and each

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Subsidiary shall cause the applicable Provider to maintain any Permits as may be required in connection with the maintenance, repair or removal of any Project to the extent required by the Services Agreements.

(b)Borrower and each Subsidiary shall cause the Manager or Provider (as appropriate) to, on behalf of the applicable Subsidiary, pursue warranty claims related to a Project’s photovoltaic panels, inverters or other material components in accordance with the Portfolio Documents and the applicable warranty, unless the Administrative Agent waives such requirement in writing.

(c)The Borrower shall, and shall cause each Loan Party and SREC Seller Party to, execute and deliver from time to time such other documents as shall be necessary or advisable, or that the Administrative Agent or Collateral Agent may reasonably request, in connection with the rights and remedies of the Secured Parties granted by or provided for in the Loan Documents and to perform the transactions contemplated therein.

(d)The Borrower shall, and shall cause each Loan Party and SREC Seller Party to (i) take all actions as may be necessary or advisable, or that the Administrative Agent may reasonably request, to establish, maintain, protect, perfect and continue the perfection or the first-priority status (subject to Permitted Liens) of the security interests created (or purported to be created) by the Collateral Documents and (ii) furnish timely notice of the necessity of any such action together with such instruments, in execution form (if applicable), and such other information as may be required or reasonably requested to enable any appropriate Person to effect any such action.  Without limiting the generality of the foregoing, the Borrower shall, at its own expense, (A) execute and deliver or cause to be executed and delivered, acknowledge or cause to be acknowledged, file or cause to be filed or record or register or cause to be recorded or registered, or take any other action or cause any other action to be taken with respect to, such notices, statements, instruments and other documents (including any memorandum of lease or other agreement, UCC financing statement or amendment or continuation statement, certificate of title or estoppel certificate, fixture filings and mortgages or deeds of trust) in all places necessary or advisable to establish, maintain, protect and perfect, and ensure the priority of, such security interests and in all other places that the Administrative Agent or any Lender shall reasonably request, (B) discharge all other Liens (other than Permitted Liens) or other claims adversely affecting the rights of the Secured Parties in the Collateral or the pledged interests and (C) deliver or publish all notices to third parties that may be required to establish or maintain the validity, perfection or priority of any Lien created pursuant to this Agreement or the Collateral Documents.

(e)Without limiting its obligations under the foregoing clauses (c) and (d), the Borrower shall, and shall cause each Loan Party and SREC Seller Party to, do everything necessary or advisable (including filing, registering and recording all necessary instruments and documents and paying all fees, taxes, levies, imposts and periodic expenses in connection therewith), or that the Administrative Agent may reasonably request, to (i) create security arrangements, including, as applicable, the establishment of a pledge or the perfection of any Lien or, as applicable, the enforceability of a Lien as against such Subsidiary and any subsequent lienor (including a judgment lienor), holder of a charge, or transferee for or not for value, in

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bulk, by operation of Law, or otherwise, in each case granted, with respect to all future Assets in accordance with the requirements of all applicable Laws, or the Law of any other jurisdiction, as applicable, (ii) maintain the security and pledges created by this Agreement and the Collateral Documents in full force and effect at all times (including, as applicable, the priority thereof) and (iii) preserve and protect the Collateral and Membership Interests and protect and enforce its rights and title, and the rights and title of the Secured Parties, to the security created by this Agreement and the Collateral Documents.

(f)The Borrower shall take all reasonable actions to maintain the filings referenced in Section 4.22(j) and Section 4.22(k) pursuant to applicable Laws. If any such filing is released to assist a Customer in a pending refinancing of such Customer’s mortgage loan or sale of home, the Borrower will cause the applicable Fund to submit such filing to be re-filed in the real property records within 30 calendar days of the closing of such mortgage loan refinancing or home sale.

(g)Without limitation to Section 5.22, simultaneously with the purchase or cancellation of the outstanding “class A” membership interests of a Fund or any membership interests held by a Tax Equity Member in such Fund (whether pursuant to purchase, call, put or withdrawal option), the Borrower shall, and shall cause the applicable Guarantor and Fund to, deliver such new and amended Collateral Documents and standing instructions and associated amendments to the Loan Documents as requested by the Administrative Agent (including a Guaranty and Security Agreement to provide a security interest for the Obligations over all Assets of the Fund, standing instructions for the deposit of the revenues of such Fund into the Collections Account, amendments to reflect such Fund as a wholly owned subsidiary of the Borrower and other amendments in respect of account mechanics, contracting, budgeting and payment provisions regarding the operation and maintenance of the Fund, back-up servicing and transition management arrangements for the Fund and the removal of prepaid systems from the ownership of the Relevant Parties) in a form and of substance reasonably acceptable to it.

Section 5.09Compliance with Laws; Environmental Laws.  The Borrower shall, and shall cause each Subsidiary to (a) comply in all material respects with, and conduct its business and operations in compliance in all material respects with, all applicable Laws (including Environmental Laws, consumer leasing and protection Law and any federal, state or local regulatory Laws) and Permits, and (b) procure, maintain in full force and effect and comply in all material respects with all Permits by the date such Permit is necessary or required to have been obtained under applicable Law.

Section 5.10Energy Regulatory Laws.  (a) If (i) a Project sells, or is reasonably expected to sell, electric energy at wholesale for resale, (ii) such Project or any Fund would become subject to, or not be exempt from, state laws or regulations respecting the rates, finances and organization of regulated electric utilities or (iii) any Fund would become subject to, or not be exempt from, regulation as a “holding company” under PUHCA due to the absence of its status as a Qualifying Facility, then Borrower shall cause the applicable Guarantor to cause the Fund to file with FERC a self-certification of Qualifying Facility status unless the Project is exempt from such filing requirement for Qualifying Facility status; and (b) if the net power production capacity of any small power production facilities controlled by the Fund or its

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affiliates located within one mile (i) exceed 20 MW and (ii) include one or more Projects, then Borrower shall cause the Guarantor to cause the Fund to make any FERC filings, including any applicable filing under Section 205 of the FPA, necessary to preserve and continue the affected Projects’ ability to sell power pursuant to their related Customer Agreements or to not be in violation of the FPA.

Section 5.11Interest Rate Hedging.  By no later than thirty (30) Business Days after the Closing Date (the “Final Hedging Date”), the Borrower shall enter into and thereafter maintain Interest Rate Hedging Agreements on a pro rata basis with the Joint Lead Arrangers or Affiliates thereof who elect to participate as Secured Hedge Providers (in each case, documented pursuant to ISDA agreements reasonably satisfactory to the Administrative Agent) to the extent necessary to provide that from the Final Hedging Date at least 75% but in no event greater than 100% of the aggregate principal amount of Term Loans outstanding or projected to be outstanding are subject to either a fixed interest rate, or other interest rate protection acceptable to the Administrative Agent, through the Hedge Profile Repayment Date; provided, that to the extent any Interest Rate Hedging Agreements provide for greater than 75% of the aggregate principal amount of Term Loans outstanding or projected to be outstanding, such excess is not required to be on a pro rata basis with the Joint Lead Arrangers.

Section 5.12Payment of Claims.

(a)Except for those matters being contested pursuant to clause (b) below, the Borrower shall, and shall cause the other Relevant Parties to, pay (i) all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by Law have or may become a Lien upon any of its Properties or Assets (hereinafter referred to as the “Claims”) and (ii) all U.S. federal, state, local and non-U.S. income Taxes, sales Taxes, excise Taxes and all other Taxes and assessments of the Relevant Parties on their businesses, income, profits, franchises or Assets, in each instance before any penalty or fine is incurred with respect thereto; provided that, without limiting the Sponsor’s obligations under the Cash Diversion Guaranty, the foregoing shall not be deemed to require that a Relevant Party pay any such Tax or other liability that is imposed on a Customer or that such Customer is contractually obligated to pay, and the term “Claims” shall be construed accordingly.

(b)The Borrower shall not be required to pay, discharge or remove any Claim relating to any Project that it is otherwise obligated to pay, discharge or remove so long as the Borrower contests (or causes to be contested) in good faith such Claim or the validity, applicability or amount thereof by an appropriate legal proceeding which operates to prevent the collection of such amounts and the sale of the applicable Project, so long as no Event of Default shall have occurred and be continuing and the Borrower has provided the Administrative Agent with security or cash reserves in an amount sufficient to pay, discharge or remove such Claim.

Section 5.13Maintenance of Insurance.

(a)Until the Debt Termination Date, the Borrower shall, at its sole cost and expense, procure and maintain, or cause to be procured and maintained with Qualified Insurers, insurance with respect to its properties and business against loss or damage of the kinds

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customarily insured against by Persons engaged in the same or similar business as the Borrower and Guarantors, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, which types and amounts shall be adjusted annually pursuant to Section 5.13(b). In addition, Borrower shall or shall cause each of the Funds to take all necessary action to maintain any insurance that such Fund is required to maintain pursuant to the terms and conditions of the Portfolio Documents. The following terms and conditions apply with respect to property and liability insurance maintained by or on behalf of the Borrower or Funds:

(i)Property Insurance - to provide against loss and damage by all risks of physical loss or damage covering Assets and other personal property, in amounts not less than the full insurable replacement value of all personal property from time to time, subject to usual and customary sublimits, acceptable to the Administrative Agent, including coverage on a replacement cost and/or agreed amount basis with no deduction for depreciation and no co-insurance provisions (or a waiver thereof).  With respect to all property insurance (including any excess or difference in conditions policies, if applicable) requirement pursuant to Section 5.13(a):

(A)Borrower, each Guarantor and each of their members shall be included as either the “named insured” or an additional “named insured”;

(B)Borrower, each Guarantor and each of their members hereby waives any rights of subrogation against the Secured Parties and shall cause any such property insurance policies to include or be endorsed to include a waiver of subrogation in their favor;

(C)Such property insurance policies may be a combination of master insurance policies that insure more than one Fund and/or other assets and/or stand-alone policies that are separate and specific to only one Fund; and

(D)Such property insurance shall include severability of interest and non-vitiation wording that is acceptable to the Administrative Agent.

(ii)Liability Insurance:

(A)General Liability - to provide coverage on an “occurrence” basis, including coverage for premises/operations explosion, collapse and underground hazards, products/completed operations, broad form property damage, blanket contractual liability for written contracts, independent contractors and personal injury;

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(B)Excess/Umbrella Liability - in excess of the Automobile Liability and Commercial General Liability limits indicated above on a following-form basis with drop-down provisions applying;

(C)Borrower, each Guarantor and each of their members shall be included as an additional “named insured”;

(D)Secured Parties and their respective permitted successors, assigns, members, directors, officers, employees, lenders, investors, representatives shall be included on an endorsement to the policy naming (or providing via blanket endorsement as required by written contract) as additional insureds on a primary and non-contributory basis;

(E)Borrower, each Guarantor and each of their members hereby waives any rights of subrogation against the Secured Parties and shall cause any such liability insurance policies to include or be endorsed to include a waiver of subrogation in favor of the Secured Parties; and

(F)Such liability insurance policies shall include a severability of interest or separation of insureds clause with no material exclusions for cross-liability clause (to the extent commercially available).

(iii)General Terms and Conditions (Property and Liability Insurance)

(A)To the extent commercially available, such property and liability insurance shall be endorsed to provide at least thirty (30) days' prior written notice (or ten (10) days' prior notice if such cancellation is due to failure to pay premiums) of cancellation to the Administrative Agent at the address noted below.  If such endorsement for notice of cancellation shall not be commercially available, the Borrower shall be obligated to provide the required written notice of cancellation to the Administrative Agent:

Investec Bank plc

as Administrative Agent

2 Gresham Street

London, EC2V 7QP

United Kingdom

Attention: Shelagh Kirkland

Telephone: [***]

Facsimile: [***]

Email: [***]

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(B)All such property and liability insurance shall have limits and sublimits at least equal to those contained in the policies listed in Schedule 4.14;

(C)All such property and liability insurance shall have deductibles in accordance with Prudent Industry Practices, the Portfolio Documents and the policies listed in Schedule 4.14;

(D)Borrower shall be obligated to provide written notice of material change to the Administrative Agent unless such notice is otherwise provided by endorsement of the required policies. For the purposes of this Section 5.13(a)(iii), “materially changed” means any reduction of more than twenty-five percent (25%) of any policy aggregate limit then maintained for earthquake (or earth movement as the case may be), flood, windstorm (if applicable) or excess liability or a change that would cause the Fund to be in non-compliance with the insurance requirements of the Portfolio Documents;

(E)Prior to Closing Date and annually thereafter within ten (10) Business Days after renewal or replacement of insurance policies required in this Section 5.13, the Borrower shall provide detailed evidence of insurance (in a form acceptable to the Administrative Agent) including certificates of insurance and copies of applicable insurance binders and policies (if requested), as well as a statement from the Borrower and/or its authorized insurance representative confirming that such insurance is in compliance with the terms and conditions of this Section 5.13, is in full force and effect and all premiums then due have been paid or are not in arrears; and

(F)No provision of this Agreement shall impose on the Administrative Agent or any Secured Party any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by or on behalf of the Borrower, Guarantor or Fund, nor shall the Administrative Agent or any Secured Party be responsible for any representations or warranties made by or on behalf of the Borrower, Guarantor or Fund, or any other party to any insurance agent or broker, insurance company or underwriter.

(b)On an annual basis, not later than sixty (60) days before renewal of master All-Risk Property Insurance policies (including Excess Policies) maintained by or on behalf of the Borrower and each Guarantor or Fund (i.e. such master policies are not specific to a separate Subject Fund but instead insure more than one Fund or other assets), the Borrower shall cause a nationally recognized insurance or other applicable expert to perform and deliver, with a copy to the Administrative Agent, a probable maximum loss analysis with respect to the properties of the Borrower and the Guarantors. Such probable maximum loss analysis (or analyses) shall include at a minimum the peril of earthquake and windstorm and shall be based

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upon not less than a 1 in 500 year event.  The Administrative Agent, the Borrower and each Guarantor shall review such probable maximum loss analysis (or analyses) and, the Borrower and Guarantors shall make appropriate adjustments (in consultation with, and with the prior written approval of, the Administrative Agent) to the types and amounts of insurance it maintains pursuant to Section 5.13(a) to reflect the results not less than 125% of such probable maximum loss analysis (or analyses) at all times (including the use of extrapolation methods to account for properties not yet built, as applicable).

If at any time the Borrower determines in its reasonable judgment that any insurance (including the limits or deductibles thereof) required to be maintained by this Section 5.13 is not available on commercially reasonable terms due to prevailing conditions in the commercial insurance market at such time, then upon the written request of the Borrower together with a written report of the Borrower’s insurance broker or another independent insurance broker of nationally-recognized standing in the insurance industry (i) certifying that such insurance is not available on commercially reasonable terms (and, in any case where the required maximum coverage is not reasonably available, certifying as to the maximum amount which is so available), (ii) explaining in detail the basis for such broker’s conclusions (including but limited to the cost of obtaining the required coverage(s) as well as the proposed alternative coverage(s)), and (iii) containing such other information as the Administrative Agent (in consultation with the Insurance Consultant) may reasonably request, the Administrative Agent may (after consultation with the Insurance Consultant) temporarily waive such requirement and only to the extent that the Borrower can demonstrate that such temporary waiver will not cause the Borrower or the Guarantors to be out of compliance with the Portfolio Documents or that a similar waiver has been obtained under such Portfolio Documents; provided, however, that the Administrative Agent, may in its sole judgment, decline to waive any such insurance requirement(s).  At any time after the granting of any temporary waiver pursuant to this Section 5.13 but not more than once in any year, the Administrative Agent may request, and the Borrower shall furnish to the Administrative Agent within thirty (30) days after such request, an updated insurance report reasonably acceptable to the Administrative Agent (in consultation with the Insurance Consultant) from the Borrower’s independent insurance broker.  Any waiver granted pursuant to this Section 5.13 shall expire, without further action by any party, immediately upon (A) such waived insurance requirement becoming available on commercially reasonable terms, as reasonably determined by the Administrative Agent, (in consultation with the Insurance Consultant) or (B) failure of the Borrower to deliver an updated insurance report pursuant to clause (ii) above.

Section 5.14Inspection.

(a)The Borrower agrees that, with ten (10) days’ prior notice, it will permit, and cause each Subsidiary to permit, any representatives and consultants of the Lender Parties and NY Green Bank, during the applicable Relevant Party's normal business hours, to examine on-site all the books of account, records, reports and other papers of the Relevant Parties, to make copies and extracts therefrom, and the Borrower further agrees to discuss their affairs, finances and accounts with the officers, employees, Independent certified public accountants and other consultants of such Lender Parties and NY Green Bank, all at such reasonable times and at the Borrower's expense; provided that except during the continuation of

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an Event of Default, such examinations may occur no more frequently than once per calendar year.  The Borrower shall promptly deliver copies of any Portfolio Documents as may be requested by Administrative Agent from time to time. NY Green Bank shall be an express third party beneficiary of this Section 5.14(a).

(b)The Borrower will permit, and shall cause each Subsidiary to permit, the Administrative Agent to conduct, in each case, at the sole cost and expense of the Borrower, field audits and examinations of the Projects, and appraisals of the Projects; provided, that, (i) such field audits and examinations and appraisals may be conducted not more than once per any twelve-month period (except, during the existence and continuance of an Event of Default, there shall be no limit on the number of additional field audits and examinations and appraisals that shall be permitted at the Borrowers’ expense) and (ii) except during the continuance of an Event of Default, the Administrative Agent shall consult with the Borrower regarding the costs and expenses of such field audits and examinations and appraisals.

Section 5.15Cooperation.  The Borrower shall, and shall cause its Subsidiaries to, cooperate and provide reasonable information and other assistance in connection with any proposed assignment or participation of a Loan permitted by Section 11.05(b).

Section 5.16Collateral Accounts; Collections.

(a)The Borrower shall maintain, and shall cause to its Subsidiaries to maintain, in full force and effect each of the Collateral Accounts in accordance with the terms of the Loan Documents and with an Acceptable Bank.

(b)The Borrower shall, and shall cause each Relevant Party to, ensure that at all times each counterparty to a Project Document is directed to pay all Rents or other payments due to a Relevant Party under such Project Document in accordance with the terms of the Loan Documents.

(c)Borrower shall, and shall cause each Loan Party to, remit any amounts received by it or received by third parties (other than pursuant to the terms of the Loan Documents) on its behalf to the appropriate Collateral Account for deposit in accordance with the terms of the Loan Documents.

(d)The Borrower shall cause the Guarantors to deposit all Collections consisting of distributions in respect of the Fund Membership Interests directly into the applicable Guarantor Account.

(e)The Borrower shall cause the Guarantors to deposit all Collections consisting of distributions in respect of the Guarantor Membership Interests directly into the Collections Account (other that any distributions received in respect of the proceeds of Excluded Property, as evidenced by documentation reasonably acceptable to the Administrative Agent, which shall be deposited into the Distribution Suspense Account).

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Section 5.17Performance of Agreements.  Borrower shall, and shall cause the Subsidiaries to, duly and punctually perform, observe and comply in all material respects with all of the terms, provisions, conditions, covenants and agreements on its part to be performed, observed and complied with hereunder and under the other Loan Documents to which it is a party. The Borrower shall, and shall cause the Subsidiaries to, prudently exercise and enforce their rights, authorities and discretions under the Portfolio Documents to which they are a party.

Section 5.18Customer Agreements and SREC Contracts.

(a)Each Customer Agreement entered into following the Closing Date shall be an Eligible Customer Agreement.

(b)The Borrower shall ensure that the applicable Relevant Party takes all such actions required pursuant to the Fund SREC Transfer Agreements to transfer all SRECs produced by the applicable Fund to SREC Guarantor.

Section 5.19Management Agreement.  The Borrower shall, and shall cause the Manager and each Relevant Party to, (a) perform and observe all of the material terms, covenants and conditions of the Management Agreement on the part of Manager and such Relevant Party to be performed and observed and (b) promptly notify the Administrative Agent of any notice to Borrower of any material default under the Management Agreement.  If the Borrower shall default in the performance or observance of any material term, covenant or condition of the Management Agreement to be performed or observed by it, then, without limiting the Administrative Agent’s other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing Manager or any Relevant Party from any of its obligations under the Loan Documents or the Borrower under the Management Agreement, the Borrower grants the Administrative Agent on its behalf the right, upon prior written notice to the Borrower, to pay any sums and to perform any act as may be reasonably appropriate to cause such material conditions of the Management Agreement on the part of the Borrower to be performed or observed; provided, however, that the Administrative Agent will not be under any obligation to pay such sums or perform such acts.

Section 5.20Use of Proceeds.  The Borrower shall apply the proceeds of the Loans exclusively as permitted pursuant to Section 2.01 and Section 2.02.

Section 5.21Project Expenditures.  The Borrower shall cause the Relevant Parties, Manager and Providers to, operate and maintain the Projects pursuant to the then-current operating budgets, the Services Agreements, the Portfolio Documents, and all other agreements with respect to the Project (including any provisions of any manufacturer, installer or other warranties).

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Section 5.22Tax Equity Fund Matters.

(a)Any capital contribution or loan required to be made by any Guarantor to any Tax Equity Fund pursuant to such Tax Equity Fund’s Limited Liability Company Agreement or any other Tax Equity Document shall be made solely from the proceeds of Excluded Property or a contribution from the Sponsor (it being understood that such loan shall not be Excluded Property and shall be pledged to the Collateral Agent as security for the Obligations with repayments on such loan to be paid directly into the Collections Account by the applicable Guarantor).

(b)The Borrower shall, and shall cause each Guarantor to, enforce their rights under the Tax Equity Documents to ensure that each Relevant Party shall make and apply the maximum distributions to the managing members in accordance with the Tax Equity Documents and, without limitation, shall not agree to the maintenance of any cash reserve within any Fund without the consent of the Administrative Agent (acting on the instructions of the Required Lenders), except to the extent a cash reserve is required to be established under the terms of the Tax Equity Documents.

Section 5.23Recapture.  Each Relevant Party will take all reasonable actions to avoid any (i) recapture of (or other liability to repay) any Grant awarded with respect to any Project by the U.S. Treasury or (ii) loss, disallowance or recapture of all or part of any ITC claimed with respect to any Project.

Section 5.24Termination of Servicer.  In the event that (i) a Servicer Termination Event occurs, and (ii) a Fund or a Guarantor has the right to terminate a Services Agreement or replace a Provider pursuant to the terms of such Services Agreement, the Administrative Agent (acting on the instructions of the Required Lenders) may, in its sole discretion, deliver notice to the Borrower requiring it to cause any Guarantor to terminate the appointment of the Provider and trigger a transition to a “Replacement Servicer” in accordance with the Back-Up Servicing Agreement. The Borrower shall, and shall cause the applicable Guarantor to, immediately take all such action necessary (including the delivery of notice) to terminate the Provider and transition to a “Replacement Servicer” in accordance with the Back-Up Servicing Agreement. Following a Servicer Termination Event, the Borrower shall, and shall cause the applicable Guarantor to, only exercise any approval or consent right held by a Fund to object to or veto the identity of a replacement Provider (or any candidate for such role) or the terms and conditions of a replacement Services Agreement, with the prior written consent of the Administrative Agent.

Section 5.25Deposits to Collections Account.

(a)The Borrower shall cause the Manager to promptly transfer any Collections consisting of checks representing payments to a Fund into its applicable Fund Account.

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(b)The Borrower shall cause the Manager to identify the payor of any non-recurring Customer ACH or credit card payments as soon as reasonably practicable and shall cause all Collections that have been identified as being payable to Fund to be deposited into its applicable Fund Account as soon as reasonably practicable.

(c)The Borrower shall cause the Manager to deposit any Collections consisting of recurring Customer ACH or debit card payments that are due to a Fund into the applicable Fund Account upon receipt of such payments.

(d)The Borrower shall cause the Guarantors to deposit all Collections consisting of distributions in respect of the Fund Manager Membership Interests directly into the respective Guarantor Account (other than any distributions received in respect of the proceeds of Excluded Property which shall be deposited into the Distribution Suspense Account), which such amounts shall be transferred by the Depository Bank from such Guarantor Account to the Collections Account.

(e)The Borrower shall cause SREC Guarantor to deposit all Fund SREC Property received by SREC Guarantor as proceeds pursuant to the SREC Aggregator Master PSA into the Unpledged SREC Account.  The Borrower shall cause SREC Guarantor to subsequently transfer (i) the portion of all such Fund SREC Property attributable to the sale of the Aggregator SRECs into the Fund Account where such Aggregator SRECs were generated and (ii) all other such Fund SREC Property, if any, to any other Person in SREC Guarantor’s sole discretion, as evidenced by documentation reasonably acceptable to the Administrative Agent that demonstrates no Fund is entitled to such payment.

(f)The Borrower shall cause SREC Guarantor to deposit all Collections received by SREC Guarantor pursuant to the SREC Financing Master PSA into the Pledged SREC Account.  The Borrower shall cause SREC Guarantor to subsequently transfer (i) the portion of all such Collections attributable to the sale of the Financing SRECs and sold pursuant to an Eligible SREC Contract, or otherwise in accordance with Section 5.4(b) of the SREC Financing Master PSA, directly into the Collections Account (the “Financing SREC Collections”) and (ii) all other such Collections, if any, shall be deposited into the Distribution Suspense Account, as evidenced by documentation reasonably acceptable to the Administrative Agent.

(g)The Borrower shall cause each Guarantor to maintain each Fund Account with an Acceptable Bank and free and clear of any Lien over such Fund Account or the amounts deposited therein. The Borrower shall cause SREC Guarantor to maintain (i) the Unpledged SREC Account with an Acceptable Bank and free and clear of any Lien over such Unpledged SREC Account or the amounts deposited therein and (ii) the Pledged SREC Account with an Acceptable Bank and free and clear of any Lien over such Pledged SREC Account or the amounts deposited therein (other than Liens created pursuant to the Guaranty and Pledge Agreement).

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(h)The Borrower and its Subsidiaries shall cause the Manager (in its capacity as Provider under the Services Agreements) to hold all amounts received by it on behalf of a Fund separately allocated for such Fund, separate from its own assets.

Section 5.26Post-Closing Covenant.  Borrower shall use commercially reasonable efforts to, within 90 days following the Closing Date, deliver to the Administrative Agent a fully executed copy of an amendment to the Limited Liability Company Agreement of each Tax Equity Fund, that either (A) provides that (i) the members of such Tax Equity Fund acknowledge that Subchapters C and D of Chapter 63 of the Code have been repealed, and that Chapter 63 of the Code has been amended, by Section 1101 of the Budget Act, to be effective with respect to taxable years beginning after December 31, 2017; (ii) the members of such Tax Equity Fund agree to cooperate, reasonably and in good faith, to take such action on or prior to the effective date of Section 1101 of the Budget Act as reasonably necessary to preserve and retain after the effective date of Section 1101 of the Budget Act (and any Further Guidance), to the extent possible, the substantive arrangement and relative and analogous rights, duties, indemnities, responsibilities, risks, and obligations of the applicable Guarantor and Tax Equity Members reflected in such Limited Liability Company Agreement with respect to tax audits and other administrative procedures addressed by Section 1101 of the Budget Act; and (iii) no member of such Tax Equity Fund may make or cause such Tax Equity Fund to make any election under Section 1101(g)(4) of the Budget Act or any subsequent law or guidance to have the provisions of Section 1101 of the Budget Act apply to such Tax Equity Fund prior to the effective date of Section 1101 of the Budget Act or (B) (i) incorporates any changes necessary to preserve and retain after the effective date of Section 1101 of the Budget Act (and any Further Guidance), to the extent possible, the substantive arrangement and relative and analogous rights, duties, indemnities, responsibilities, risks, and obligations of the applicable Tax Equity Fund and Tax Equity Members reflected in such Limited Liability Company Agreement with respect to tax audits and other administrative procedures addressed by Section 1101 of the Budget Act; and (ii) provides that no member of such Tax Equity Fund may make or cause such Tax Equity Fund to make any election under Section 1101(g)(4) of the Budget Act or any subsequent law or guidance to have the provisions of Section 1101 of the Budget Act apply to such Tax Equity Fund prior to the effective date of Section 1101 of the Budget Act.

Section 5.27Tax Partnership Election.  With respect to any Tax Equity Fund that contains in the applicable Limited Liability Company Agreement an Acceptable Audit Election Provision, in the event such Tax Equity Fund receives a notice of final partnership administrative adjustment that would, with the passing of time, result in an “imputed underpayment” imposed on such Tax Equity Fund as that term is defined in Code Section 6225, Borrower shall, or shall cause such Tax Equity Fund, within thirty (30) days after the date of such notice to (x) timely elect pursuant to Code Section 6226 (as amended by the Budget Act) to make inapplicable to such Tax Equity Fund the requirement in Code Section 6225 (as amended by the Budget Act) to pay the “imputed underpayment” as that term is used in that section, (y) comply with all of the requirements and procedures required in connection with such election, and (z) provide evidence of such election to Administrative Agent.

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ARTICLE VI

NEGATIVE COVENANTS

Section 6.01Indebtedness. The Borrower shall not, and shall not permit the Subsidiaries to, create, incur, assume, guarantee, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except for the following (collectively, “Permitted Indebtedness”):

(a)the Obligations (including the Secured Hedging Obligations);

(b)unsecured trade payables which are not evidenced by a note or are otherwise indebtedness for borrowed money and which arise out of purchases of goods or services in the ordinary course of business; provided, however, (i) such trade payables are payable not later than 90 days after the original invoice date and are not overdue by more than 30 days and (ii) the aggregate amount of such trade payables outstanding does not, at any time, exceed $1,000,000 in the aggregate for the Borrower and the Subsidiaries;

(c)loans made by a Guarantor to a Fund solely to the extent made with the proceeds of Excluded Property or a contribution from the Sponsor in accordance with Section 5.22(a);

(d)subject to Section 9.03, Indebtedness incurred under loans made by the Sponsor to the Borrower which are subordinated to the Obligations, evidenced by a subordinated note and pledged in favor of the Collateral Agent under documentation acceptable to the Administrative Agent;

(e)to the extent constituting Indebtedness, obligations or liabilities of a Guarantor or Fund arising under any Master SREC Purchase and Sale Agreement or Fund SREC Transfer Agreement;

(f)obligations under Interest Rate Hedging Agreements permitted in accordance with Section 5.11; or

(g)any operating deficit loans required to be made by a Guarantor to a Tax Equity Fund pursuant to the Tax Equity Documents; provided that the aggregate amount of such operating deficit loans does not, after the application of the proceeds of any loan made pursuant to Section 6.01(c), at any time, exceed $2,000,000 in the aggregate.

In no event shall any Indebtedness other than the Obligations be secured, in whole or in part, by the Collateral or other Assets or any portion thereof or interest therein and any proceeds of any of the foregoing.

Section 6.02No Liens.  The Borrower shall not, and shall not permit the Subsidiaries to, create, incur, assume or permit to exist any Lien on any Asset now owned or hereafter acquired by it except Permitted Liens.

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Section 6.03Restriction on Fundamental Changes.  The Borrower shall not, and shall not permit the Subsidiaries to, (a) merge or consolidate with another Person, (b) sell, assign, transfer or dispose of any part of the Collateral other than (x) sales, assignments, transfers or dispositions of obsolete, worn-out or replaced Property or Assets not used or useful in its business, (y) sales of Projects to Customers pursuant to the express terms of the Customer Agreements (provided that the proceeds thereof received by the Relevant Parties are applied in accordance with Section 3.03(b) and Section 3.03(m)), (z) a Permitted Fund Disposition or (w) otherwise as expressly permitted by this Agreement, (c) liquidate, wind-up or dissolve any Subsidiary or (d) withdraw or resign from any Subsidiary (including in the capacity as managing member).

Section 6.04Bankruptcy, Receivers, Similar Matters.  Borrower shall not, and shall not permit any Subsidiary to, apply for, consent to, or aid, solicit, support, or otherwise act, cooperate or collude to cause the appointment of or taking possession by, a receiver, trustee or other custodian for all or a substantial part of the Assets of any Relevant Party.  Borrower shall not, and shall not permit any Subsidiary to, file a petition for, consent to the filing of a petition for, or aid, solicit, support, or otherwise act, cooperate or collude to cause the filing of a petition for an Involuntary Bankruptcy.  In any Involuntary Bankruptcy of any Relevant Party, the Borrower shall not, and shall not permit any Subsidiary to, without the prior written consent of the Administrative Agent (acting on the instructions of the Required Lenders), consent to the entry of any order, file any motion, or support any motion (irrespective of the subject of the motion), and the Borrower shall not, and shall not permit any Subsidiary to file or support any plan of reorganization.  In any Involuntary Bankruptcy of a Relevant Party, Borrower shall, and shall cause the Subsidiaries to, do all things reasonably requested by the Administrative Agent (acting on the instructions of the Required Lenders) to assist the Administrative Agent in obtaining such relief as the Administrative Agent shall seek, and shall in all events vote as directed by the Administrative Agent (acting on the instructions of the Required Lenders).  Without limitation of the foregoing, Borrower shall, and shall cause the Subsidiaries to, do all things reasonably requested by the Administrative Agent (acting on the instructions of the Required Lenders) to support any motion for relief from stay or plan of reorganization proposed or supported by the Administrative Agent (acting on the instructions of the Required Lenders).

Section 6.05ERISA.

(a)No ERISA Plans. The Borrower shall not, and shall not permit any Loan Party to, establish any Employee Benefit Plan or Multiemployer Plan, or commence making contributions to (or become obligated to make contributions to) any Employee Benefit Plan or Multiemployer Plan.

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(b)Compliance with ERISA.  The Borrower shall not, and shall not permit any Subsidiary to engage in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code; provided that if Borrower is in default of this covenant under paragraph (a) above, Borrower shall be deemed not to be in default if such default results solely because (x) any portion of the Loans have been, or will be, funded with plan assets of any Plan and (y) the purchase or holding of such portion of the Loans by such Plan constitutes a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of applicable Similar Law.

(c)The Borrower shall not, and shall not permit the Subsidiaries to, hire or maintain any employees.

Section 6.06Restricted Payments.  The Borrower shall not, and shall not permit any Subsidiary to make, directly or indirectly any Restricted Payment other than:

(a)distributions by the Tax Equity Funds to their members in accordance with the terms of the respective Limited Liability Company Agreements;

(b)distributions by the Relevant Parties to the Borrower;

(c)distributions by the Borrower upon satisfaction of the Distribution Conditions, unless such Restricted Payment is otherwise restricted under this Agreement or the Depository Agreement;

(d)the Borrower and Subsidiaries may distribute to their members any and all proceeds from Excluded Property; and

(e)distributions of Term Loan proceeds in accordance with the express provisions of ARTICLE II and as directed in the Closing Date Funds Flow Memorandum or to the extent permitted to be paid as a distribution from the Proceeds Escrow Account in accordance with the Depository Agreement.

The Borrower shall not (i) redeem, purchase, retire or otherwise acquire for value any of its ownership or equity interests or securities or (ii) set aside or otherwise segregate any amounts for any such purpose.  The Borrower shall not, directly or indirectly, make payments to or distributions from the Collateral Accounts except in accordance with the Depository Agreement. The Borrower shall ensure that no Guarantor exercises any right of offset or set-off against its right to distributions from a Fund.

Section 6.07Limitation on Investments.  The Borrower shall not, and shall not permit any Subsidiary to, after the date hereof, form, or cause to be formed, any subsidiaries, make or suffer to exist any loans or advances to, or extend any credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise (other than pursuant to a Loan Document)), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of any other Person (except by the endorsement of checks in the ordinary course of business), or, except as expressly permitted under any Loan Document, make

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any investments (by way of transfer of Property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or Assets, or otherwise) in, any Affiliate or any other Person.

Section 6.08Sanctions and Anti-Corruption.  The Borrower shall not, and shall not permit any Relevant Party, the Sponsor or other Affiliate to (a) become a Blocked Person (including by virtue of being owned or controlled by a Blocked Person) or own or control a Blocked Person, (b) use, contribute or otherwise make available all or any part of the proceeds of the Loans, directly or indirectly, to or for the benefit of any Person (whether or not an Affiliate of the Borrower) for the purpose of financing the activities or business of, other transactions with, or investments involving any Blocked Person or Sanctioned Country or in any other manner that constitutes or would give rise to a violation by any Person, including any Lender, of any Anti-Money Laundering Laws, Anti-Corruption Laws or Sanctions, (c) directly or indirectly fund all or part of any repayment or prepayment of the Loans out of proceeds derived from any transaction with or action involving a Blocked Person or in violation of Anti-Corruption Laws or (d) engage in any transaction, activity or conduct that would violate applicable Sanctions or Anti-Corruption Laws, that would cause any Secured Party to be in breach of any Sanctions or that could reasonably be expected to result in it or its Affiliates or any Secured Party being designated as a Blocked Person.

Section 6.09No Other Business; Leases.

(a)Borrower shall not, and shall not permit any Subsidiary to: (i) engage in any business other than the acquisition, ownership, leasing, construction, financing, operation and maintenance of the Projects in accordance with and as contemplated by the Transaction Documents and other activities incidental thereto, including the sale of SRECs under the Master SREC Purchase and Sale Agreements or the Fund SREC Transfer Agreements, or (ii) change its name without the consent of the Administrative Agent.

(b)Borrower shall not, and shall not permit any Subsidiary to, enter into any agreement or arrangement to lease the use of any Asset or Project of any kind (including by sale-leaseback, operating leases, capital leases or otherwise), except pursuant to the terms of the Eligible Customer Agreements.

Section 6.10Portfolio Documents.

(a)The Borrower shall not, and shall not permit any Subsidiary to, materially amend or modify any Portfolio Document, terminate any Portfolio Document, or waive any material breach under, or material breach of, any Portfolio Document, without the prior written consent of the Administrative Agent (acting on the instructions of the Required Lenders) to the extent that any such amendment, modification, termination or waiver could reasonably be expected (x) to have a Material Adverse Effect, (y) to result in a reduction of Cash Available for Debt Service during any Interest Period or (z) to result in the Portfolio Value, calculated immediately after giving effect to such modification to be less than the Portfolio Value, calculated immediately prior to giving effect to such modification; provided, that the Subsidiaries shall be permitted to enter into an agreement to amend or modify the electricity or

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lease rate, annual escalator or term of any Exempt Customer Agreement only (such agreement, a “Payment Facilitation Agreement”), so long as such amendment or modification is (A) permitted under the applicable Tax Equity Documents and (B) made in good faith for a commercially reasonable purpose and is intended to maximize the long-term economic value of the Customer Agreement as against its value if the Payment Facilitation Agreement had not been entered into (as reasonably determined by the Sponsor in good faith and in light of the facts and circumstances known at the time of such amendment or modification); provided, further, that, for any Customer Agreement for which the Provider reasonably determines the Customer under such Customer Agreement could reasonably be expected to stop making Rent payments due under the Customer Agreement, the Subsidiaries may enter into a delayed payment plan to adjust the timing of payments under such Customer Agreement for up to twelve (12) months.

(b)Without limitation to Section 6.10(a), any amendment or modification to a Portfolio Document that:

(i)could change the capital commitments by a Tax Equity Member;

(ii)extend of any final completion deadline or the deployment period for new Projects beyond the date that is six months after the Closing Date;

(iii)would materially limit the services to be provided by, or reduce the standard of care applicable to, the Provider or the Manager;

(iv)would cause the Portfolio Document to be in violation of, or adversely affect the applicable Relevant Party’s ability to comply with, any applicable Laws in any material respect (including, without limitation, any violation of, or adverse impact on compliance with, all consumer leasing and protection Laws and all Environmental Laws); or

(v)would include any cash sweeps, put option or other contingent cash diversion provisions in a Tax Equity Document,

shall require the consent of the Administrative Agent (acting on the instructions of the Required Lenders);

(c)The Borrower shall not, and shall not permit any Subsidiary to, enter into any new agreement or contract, other than the Transaction Documents or any contract or agreement incidental or necessary to the operation of its business that do not allocate material risk to any Relevant Party and have a term of less than one year or that has a value over its term not exceeding $100,000, without the prior written consent of the Administrative Agent (acting on the instructions of the Required Lenders).

(d)The Borrower shall not, and shall not permit any Subsidiary to, assign, novate or otherwise transfer or consent to an assignment, novation or any other transfer of a Project Document other than (i) pursuant to the Collateral Documents, (ii) transfers of an interest in a Fund from a Tax Equity Member to a Guarantor which are permitted in accordance

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with clause (d) below and Section 5.08(g) and (iii) assignments of a Customer Agreement to a replacement Customer in accordance with the terms of the Customer Agreement and applicable Law (including consumer leasing and protection Law).

(e)No Guarantor shall exercise any option to purchase the outstanding “class A” membership interests of a Tax Equity Fund or any membership interests held by a Tax Equity Member in such Tax Equity Fund without the prior written consent of the Administrative Agent (acting on the instructions of the Required Lenders); provided that, such consent shall not be required if the exercise of such option is funded through the Additional Reserve Account or through other funding provided by Sponsor.

Section 6.11Taxes.  The Borrower shall not, and shall not permit any Relevant Party to, take any action or position that would, or could reasonably be expected to, (i) result in a Project being determined to have been Placed in Service prior to the date it was sold or otherwise transferred to the applicable Relevant Party or (ii) result in the loss, disallowance or recapture of all or part of any Grant awarded or ITC claimed, as applicable, with respect to any Project, other than as required by applicable Law or Prudent Industry Practices.  The Borrower shall not, and shall not permit any Relevant Party to, claim the ITC for any Project with respect to which a Grant has been awarded or apply for a Grant for any Project with respect to which the ITC has been claimed. The Borrower shall not, and shall not permit any Relevant Party to, cause or permit any Property that is part of a Project to be subject to the alternative depreciation system under Section 168(g) of the Code unless, where applicable, allowing such Property to be subject to the alternative depreciation system would not result in the relevant Flip Point being delayed beyond the Flip Point contemplated in the relevant Tax Equity Fund Model as of the Closing Date.  Each party hereto (i) acknowledges that Fund X Project Company has elected application of the alternative depreciation system under Section 168(g) of the Code for all Projects owned by Fund X Project Company Placed in Service in 2015 and (ii) agrees that such election shall not be deemed to be a breach of this Section 6.11.

Section 6.12Expenditures; Collateral Accounts; Structural Changes.

(a)The Borrower shall not, and shall not permit any Subsidiary to, incur Operating Expenses or otherwise pay the Manager, Provider and Back-Up Servicer in the aggregate amounts in excess of the greater of:

(i)the budgeted amounts shown for Operating Expenses in the applicable Operating Budget for such calendar year; and

(ii)20% in the aggregate over the amount budgeted for Operating Expenses in the then-current Base Case Model for the applicable calendar year; provided, that such Operating Expenses may exceed 20% in the aggregate over the amount budgeted for Operating Expenses to the extent Sponsor, in its sole discretion, makes a capital contribution for such excess amount,

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without the prior written consent of the Administrative Agent (acting on the instructions of the Required Lenders and with such consent in respect of the Tax Equity Funds not to be unreasonably withheld or delayed).

(b)The Borrower shall not, and shall not permit any Subsidiary to, acquire or own any material Asset other than the Projects, SRECs, Portfolio Documents, the Membership Interests and the proceeds thereof and, in the case of SREC Guarantor, holding Fund SREC Property for and on behalf of the Funds.

(c)The Borrower shall not maintain, or permit any Relevant Party to maintain, any bank accounts other than (i) the Collateral Accounts maintained by the Borrower and the Guarantors, (ii) the Unpledged SREC Account maintained by SREC Guarantor and (iii) the Fund Accounts.

(d)The Borrower shall not, and shall not permit any Subsidiary to, materially amend, modify or waive, or permit any material amendment, modification or waiver of (i) its organizational documents (except (A) for non-substantive or immaterial changes to organizational documents other than a Limited Liability Company Agreement which, for the avoidance of doubt, shall not include any amendments that relate to corporate powers, corporate separateness or single-purpose entity provisions set forth herein or therein or (B) as may be required by applicable Law, provided, that, any such change required by applicable Law shall be made only with prior notice to and consultation with the Administrative Agent), (ii) its legal form or its capital structure (including the issuance of any options, warrants or other rights with respect thereto) or (iii) change its fiscal year, in each case without the consent of the Administrative Agent.

(e)The Borrower shall not use any proceeds of any Loan except as permitted by applicable Law and for the purposes permitted in Section 2.01 or Section 2.02.

Section 6.13SREC Contracts and Transfer Instructions.  Without limiting Section 6.10(b), the Borrower shall not, and shall not permit any Subsidiary to, enter in to any SREC Contract other than a Master SREC Purchase and Sale Agreement or Fund SREC Transfer Agreement.

Section 6.14Speculative Transactions.  The Borrower shall not, and shall cause each Relevant Party not to, engage in any Swap Agreement other than the Master SREC Purchase and Sale Agreements, Fund SREC Transfer Agreements and the Interest Rate Hedging Agreements.

Section 6.15Voting on Major Decisions.  The Borrower shall ensure that no Loan Party exercises its rights, authorities and discretions under any Tax Equity Document to consent to, approve, ratify, vote in favor of, or submit to the Tax Equity Member for such consent, approval, ratification or vote, any matter which requires approval as a Major Decision, other than with the prior written consent of the Administrative Agent (acting on the instructions of the Required Lenders); provided, that, the Borrower shall not be restricted from communicating with any Tax Equity Member in the ordinary course so long as such

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communications do not cause a Major Decision to be made without the Administrative Agent’s consent.

Section 6.16Transactions with Affiliates.  The Borrower shall not, and shall ensure each Subsidiary shall not, make or cause any payment to, or sell, lease, transfer or otherwise dispose of any of its Assets (other than Excluded Property or Fund SREC Property) to, or purchase any Assets from, or enter into or make, replace, terminate or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, the Sponsor or its Affiliates or any of the Affiliates of the Borrower and each of their respective members and principals (each, an “Affiliate Transaction”), unless the Affiliate Transaction is upon terms and conditions that are intrinsically fair, commercially reasonable and on terms no less favorable to such Relevant Party than those that would be available on an arms-length basis with an unrelated Person (other than (x) Restricted Payments permitted to be made under Section 6.06 and (y) the Transaction Documents in existence as at the Closing Date).

Section 6.17Limitation on Restricted Payments.  Without limiting Section 6.10, the Borrower shall not, and shall ensure each Subsidiary shall not, enter into any agreement, instrument or other undertaking that (a) restricts the ability of any Subsidiary to make a Restricted Payment (including pursuant to any reallocation of distribution percentages) or (b) restricts or limits the ability of any Loan Party to create, incur, assume or suffer to exist Liens on the Assets or Property of such Person for the benefit of the Secured Parties with respect to the Obligations, except to the extent set out in the Tax Equity Documents as of the Closing Date.

Section 6.18Tax Partnership Election.  Borrower shall not cause Tax Equity Fund to make an election under Section 1101(g)(4) of the Budget Act or any subsequent law or guidance to have the provisions of Section 1101 of the Budget Act apply to such Tax Equity Fund prior to the effective date of Section 1101 of the Budget Act.

ARTICLE VII

SEPARATENESS

Section 7.01Separateness.  The Borrower acknowledges that the Administrative Agent and the Lender Parties are entering into this Agreement in reliance upon each Relevant Party’s identity as a legal entity that is separate from any other Person.  Therefore, from and after the Closing Date, the Borrower shall take all reasonable steps to maintain each Relevant Party’s identity as a separate legal entity from each other Person and to make it manifest to third parties that the Relevant Parties are separate legal entities.  Without limiting the generality of the foregoing, the Borrower agrees that it shall, and cause each of the Subsidiaries to:

(a)hold all of its Assets in its own name;

(b)not commingle its Assets with the Assets of any of its members, Affiliates, principals or any other Person;

(c)maintain books, records and agreements as official records and separate from those of the members, principals and Affiliates or any other Person;

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(d)maintain its bank accounts separate from the members, principals and Affiliates of any other Person;

(e)not, other than pursuant to the Transaction Documents and as otherwise expressly permitted by Section 6.16, enter into any Affiliate Transaction;

(f)maintain separate Financial Statements from those of its general partners, members, principals, Affiliates or any other Person; provided, however, that the Relevant Parties financial position, Assets, liabilities, net worth and operating results may be included in the consolidated Financial Statements of Sponsor, provided that (i) appropriate notation shall be made on such consolidated Financial Statements to indicate the separateness of each Relevant Party and the Sponsor, to indicate that the Sponsor and each Relevant Party maintain separate books and records and to indicate that none of the Relevant Parties’ Assets and credit are not available to satisfy the debts and other obligations of the Sponsor or any other Person and (ii) such Assets and liabilities shall be listed on each Relevant Party’s own separate balance sheet;

(g)promptly correct any known or suspected misunderstanding regarding its separate identity;

(h)not maintain its Assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual Assets from those of any other Person;

(i)not guarantee or become obligated, or hold itself as responsible, for the debts of any other Person, except under the Guaranty and Security Agreement or the Guaranty and Pledge Agreement;

(j)not hold out its credit as being available to satisfy the obligations of any other Person, except under any Guaranty and Security Agreement or the Guaranty and Pledge Agreement;

(k)not make any loans or advances to any third party, including any member, principal or Affiliate of the Borrower, or any member, principal or Affiliate thereof, except as expressly permitted by the Loan Documents;

(l)not pledge its Assets for the benefit of any other Person, except as expressly permitted under the Loan Documents;

(m)not identify itself or hold itself out as a division of any other Person or conduct any business in another name;

(n)maintain adequate capital in light of its current and contemplated business operations;

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(o)act solely in its own limited liability company name and not of any other Person, any of its officers or any of their respective Affiliates, and at all times use its own stationery, invoices and checks separate from those of any other Person, any of its officers or any of their respective Affiliates;

(p)not acquire obligations or securities of its members, shareholders or other Affiliates, as applicable, except as expressly permitted under the Loan Documents;

(q)not take any action that knowingly shall cause any Relevant Party to become insolvent;

(r)keep minutes of the actions of the member of any Relevant Party and observe all limited liability company and other organizational formalities;

(s)cause its members, managers, directors, officers, agents and other representatives to act at all times with respect to each Relevant Party consistently and in furtherance of the foregoing and in the best interests of each Relevant Party;

(t)pay its own liabilities and expenses (including, as applicable, shared personnel and overhead expenses) only out of its own funds; or

(u)at all times maintain an independent member of Borrower and Pledgor (as the term “independent member” is defined in the applicable limited liability company agreement of the Borrower or Pledgor, as applicable).

ARTICLE VIII

CONDITIONS PRECEDENT

Section 8.01Conditions of Initial Borrowing.  The Closing Date shall occur on the date that each of the following conditions precedent have been satisfied or waived in writing by the Administrative Agent (acting on the instructions of all Lenders and the Issuing Bank):

(a)Closing Date Deliverables.  The Administrative Agent’s receipt of the following, each of which shall be originals or executed electronic copies (followed promptly by originals) unless otherwise specified, each properly executed by an Authorized Officer of the Borrower, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date):

(i)Borrowing Notice. A Borrowing Notice in accordance with the requirements of Section 2.01.

(ii)Notice of LC Activity. A Notice of LC Activity in accordance with the requirements of Section 2.02 together with completed LC Application duly executed by the Borrower for the benefit of the Administrative Agent and submitted to the Issuing Bank (together with such other LC Documents applicable thereto) with a copy to the Administrative Agent.

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(iii)Loan Documents.  Executed counterparts of:

(A) this Agreement, together with all Exhibits and Schedules thereto, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

(B)the Cash Diversion Guaranty

(C)the Collateral Agency Agreement;

(D)the Depository Agreement;

(E)a Note executed by the Borrower in favor of each Lender requesting a Note;

(F)the Tax Equity Consents;

(G)the SREC Consents;

(H)the Management Consent Agreement;

(I)the Closing Date Assignment Agreements; and

(J)all other Loan Documents to be delivered as of the Closing Date.

(iv)Portfolio Documents.  Fully executed copies of all Portfolio Documents (which may be provided electronically on a USB flash drive), accompanied by an Officer’s Certificate certifying:

(A) that each such copy provided to the Administrative Agent is a true, correct and complete copy of such document (and includes all schedules, exhibits, attachments, supplements and amendments thereto and any related protocols or side letters);

(B)each such Portfolio Document (1) has been duly executed and delivered by the Sponsor and Relevant Party party thereto and, to the Knowledge of the Sponsor and the Relevant Parties, the other parties thereto, (2) is in full force and effect and is enforceable against the Sponsor and Relevant Party party thereto and, to the Knowledge of the Sponsor and the Relevant Parties, each other party thereto as of such date;

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(C)neither the Sponsor nor any Relevant Party party thereto nor, to the Knowledge of the Sponsor, Borrower and each Subsidiary, any other party to such Portfolio Document is or, but for the passage of time or giving of notice or both, will be in breach of any material obligation under a Portfolio Document, except as could not reasonably be expected to have a Material Adverse Effect;

(D)no Portfolio Document has an event of force majeure existing thereunder except solely with respect to the Project Documents, where such event of force majeure (itself or when coupled with other events of force majeure under such Project Documents) could not reasonably be expected to have a Material Adverse Effect;

(E)to the Knowledge of the Sponsor and the Relevant Parties, the warranties for all equipment comprising, and used in the installation of, the Projects is in full force and effect, except as could not reasonably be expected to have a Material Adverse Effect;

(F)to the Knowledge of the Sponsor and the Relevant Parties, no condemnation is pending or threatened, and no unrepaired casualty exists, with respect to any of the Projects in the Project Pool, except as could not reasonably be expected to have a Material Adverse Effect; and

(G)all conditions precedent to the effectiveness of such Portfolio Documents have been satisfied or waived in writing.

(v)Collateral Documents.  Executed counterparts of the Pledge Agreement, the Pledge and Security Agreement, the Guaranty and Pledge Agreement and the SREC Security Agreement, in each case, duly executed by the applicable Loan Parties and SREC Seller Parties, together with:

(A)Membership Interest Certificates. Certificates representing the pledged equity referred to therein (in the form required by the applicable limited liability company agreement) accompanied by undated stock powers executed in blank and instruments evidencing any pledged debt indorsed in blank;

(B)Financing Statements. Proper Financing Statements in form appropriate for filing under the applicable Uniform Commercial Code in order to perfect the Liens created under the Collateral Documents (covering the Collateral described therein);

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(C)Perfection. Evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Collateral Documents has been taken or will be taken on the Closing Date such that such Liens shall each constitute a first priority security interest; and

(D)Recent Lien Search. The results of a recent lien search in each of the jurisdictions in which UCC financing statement or other filings or recordations should be made to evidence or perfect security interests in all Assets of the Borrower, the Relevant Parties and the SREC Seller Parties and such search shall reveal no Liens on any of the Assets of the Borrower, the Relevant Parties, the SREC Seller Parties or otherwise on the Collateral, other than Permitted Liens;

(vi)Financial Statements.  To the extent not publically available, copies of the (i) audited Financial Statements of Sponsor for the most recently-completed fiscal year and (ii) audited Financial Statements of each Fund (except the Financial Statements for Vivint Solar Fund XII Project Company, LLC may be unaudited) for the most recently-completed fiscal period, in each case accompanied by an officer’s certificate of the Borrower certifying that such copies are correct and complete and that such statements have been prepared in accordance with GAAP.

(vii)Organizational Documents.  A copy of the certificate of formation, limited liability company agreement, operating agreement or other organizational documents of each Relevant Party, the SREC Seller Parties and the Sponsor, together with such amendments to the organizational documents of the Loan Parties and SREC Seller Parties as required by the Administrative Agent, certified by the secretary of such Person as being true, correct and complete copy of such document (and includes all schedules, exhibits, attachments, supplements and amendments thereto and any related protocols or side letters).

(viii)Resolutions and Incumbency Certificates.  Such certificates of resolutions or other action, incumbency certificates and/or other certificates of Authorized Officers of the Relevant Parties, the SREC Seller Parties and the Sponsor as the Administrative Agent may require authorizing, as applicable, the Loans and the guarantees given by the Loan Parties, the granting of the Liens under the Collateral Documents and the execution delivery and performance of this Agreement and the other Transaction Documents and evidencing the identity, authority and capacity of each Authorized Officer thereof authorized to act as an Authorized Officer in connection with this Agreement and the other Loan Documents to which the Sponsor, any SREC Seller Party or any Relevant Party is a party or is to be a party, in each case, certified by the secretary of such Person.

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(ix)Secretary’s Certificates.  Such documents and certifications as the Administrative Agent may reasonably require to evidence that each Relevant Party, each SREC Seller Party and the Sponsor is duly formed, validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of Properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(x)Legal Opinions.  Favorable opinions of counsel to the Relevant Parties, the SREC Seller Parties and the Sponsor in relation to the Loan Documents, each Back-Up Servicing Agreement and the Management Agreement, addressed to the Administrative Agent and each Secured Party from Wilson Sonsini Goodrich & Rosati P.C., counsel for the Relevant Parties, each SREC Seller Party and the Sponsor, including opinions regarding the attachment, perfection of security interests in Collateral and corporate matters (including, without limitation, enforceability, no consents, no conflicts with the Limited Liability Company Agreements, Master Lease Agreements and certain financing documents and Investment Company Act matters);

(xi)Officer’s Certificate.  An Officer’s Certificate:

(A)either (1) attaching copies of all consents, licenses and approvals required from any third party (including the Tax Equity Member) or Governmental Authority in connection with the Loans and the guarantees given by the Loan Parties, the granting of the Liens under the Collateral Documents, the consummation of the Closing Date Assignments and the execution delivery and performance of this Agreement and the other Transaction Documents and the validity against the Sponsor and each Relevant Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect and not subject to appeal, or (2) certifying that no such consents, licenses or approvals are so required;

(B)certifying that the conditions specified in Sections 8.01(j), (k), (l), (m), (n), (q), (r) and (t) and have been satisfied;

(C)certifying that the Borrower and the Subsidiaries are solvent;

(D)certifying that there has been no event or circumstance since December 31, 2015 that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(E)certifying as to such other matters as the Administrative Agent shall reasonably request.

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(xii)Warranties. Evidence satisfactory to the Administrative Agent that all warranties relating to the Projects in the Project Pool inure to the benefit of, and are enforceable by, the relevant Subsidiary.

(xiii)Funds Flow Memorandum.  The Closing Date Funds Flow Memorandum outlining the use of the Loans which shall be in compliance with Section 2.01(c), including reflecting the deposit of the Escrowed Amount into the Proceeds Escrow Account.

(xiv)Tax Equity Fund Models. The then-current Tax Equity Fund Model for each Fund, as last approved by the applicable Tax Equity Member.

(b)Base Case Model and Model Auditor Report.  The Administrative Agent has received the Base Case Model, demonstrating compliance with the Debt Sizing Parameters and Portfolio Concentration Limits (including a modified case of the Base Case Model demonstrating the Closing Date Available Amount and the Escrowed Amount, after exclusion of Incomplete Project Revenues), and a report from the Model Auditor in respect of the Tax Equity Fund Models in form and substance satisfactory to the Administrative Agent addressed to the Administrative Agent and the Lenders.

(c)Initial Operating Budget.  Each Lender Party has received the initial Operating Budget required pursuant to Section 5.01(f)(i) and a construction schedule in respect of Incomplete Projects.

(d)KYC.  The Lender Parties have received all documentation and other information required by regulatory authorities under the applicable “know your customer” and Anti-Money Laundering Laws, including the PATRIOT Act, in form and substance satisfactory to the Joint Lead Arrangers.

(e)Fees and Expenses.

(i)All fees and expenses (including attorney’s fees and disbursements) required to be paid to the Agents and the Depository Agent on or before the Closing Date, shall have been paid or shall be, contemporaneously with the Closing, paid.

(ii)All fees required to be paid to the Lenders and the Joint Lead Arrangers on or before the Closing Date pursuant to the Fee Letters, shall have been paid or shall be, contemporaneously with the Closing, paid.

(iii)All Additional Expenses due and payable as of the Closing Date shall have been paid in full by the Borrower.

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(iv)All other costs and expenses required to be paid pursuant to Section 3.07 for which evidence has been presented (including third-party fees and out-of-pocket expenses of lenders’ counsel, the Insurance Consultant, Independent Engineer, Model Auditor and other advisors or consultants retained by the Administrative Agent) shall have been paid in full by the Borrower on or before the Closing Date.

(v)The payment of all fees, costs and expenses to be paid on the Closing Date will be reflected in the Closing Date Funds Flow Memorandum and funding instructions given by the Borrower to the Administrative Agent and the Depository Agent prior to the Closing Date.

(f)Collateral Accounts.  The Administrative Agent shall have received satisfactory evidence that the Borrower has established the Collateral Accounts and, except to the extent to be funded with a Letter of Credit on the Closing Date, has deposited, or shall contemporaneously with the Closing deposit, into the Debt Service Reserve Account the Debt Service Reserve Required Amount and, to the extent applicable, each other Reserve Account is fully funded in the required amounts in accordance with the Depository Agreement. To the extent applicable, the funding of the Debt Service Reserve Account and the other Reserve Accounts will be reflected in the Closing Date Funds Flow Memorandum and funding instructions given by the Borrower to the Administrative Agent and the Depository Agent prior to the Closing Date.

(g)Technical Report.  The Administrative Agent shall have received technical report prepared by the Independent Engineer and addressed to the Administrative Agent and the Lenders.

(h)Insurance.  The Administrative Agent shall have received (i) an insurance report from the Insurance Consultant addressed to the Administrative Agent and the Lenders, including an opinion as to the adequacy of the insurance maintained by the Borrower and (ii) an insurance certificate from the Borrower’s insurance broker identifying the underwriters, types of insurance, applicable insurance limits and policy terms consistent with such insurance report and evidence, including customary insurance certificates, that all insurance required to be obtained and maintained pursuant to the Loan Documents has been obtained and all premiums thereon have been paid in full, in each case in form and substance satisfactory to the Administrative Agent.

(i)Reliance on Consultant Reports. The Administrative Agent and the Lenders shall have received customary reliance letters, duly executed by the Independent Engineer, the Model Auditor and the Insurance Consultant allowing the Administrative Agent and the Lenders to rely on the underlying reports prepared by such consultants.

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(j)Representations and Warranties. The representations and warranties of the Sponsor and the Relevant Parties contained in ARTICLE IV or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

(k)No Action by Governmental Authority. No action or proceeding has been instituted or threatened in writing by any Governmental Authority against the Sponsor or any Relevant Party that seeks to impair, restrain prohibit or invalidate the transactions contemplated by this Agreement and the other Loan Documents or regarding the effectiveness or validity of any required Permits.

(l)No Default or Event of Default. No Default or Event of Default shall exist, or would result from the borrowing or from the application of the proceeds thereof.

(m)Eligible Project Representations. The representations and warranties in Section 4.22 regarding Eligible Projects are true and correct for all Projects shown to generate Eligible Revenues under the Base Case Model delivered pursuant to Section 8.01(b).

(n)Cash Available for Debt Service.  The Cash Available for Debt Service included under the Base Case Model from the Project Pool does not include any Operating Revenues other than Eligible Revenues and Incomplete Project Revenues, includes Operating Expenses from all Projects in the Project Pool and takes into account the impact on Operating Revenues and Operating Expenses from each waiver to eligibility requirements, portfolio criteria or otherwise as provided by a Tax Equity Member.  Taking into account all Projects owned by the applicable Fund and proposed to be included in the Collateral as of such date: (i) each of the fund constraints and limitations set forth in the related Master Purchase Agreement has been satisfied, (ii) any minimum systems in service requirement set forth in such Master Purchase Agreement shall have been achieved, and (iii) each Project met the sale conditions and eligibility representations at the time of sale pursuant to such Master Purchase Agreement or such requirements referenced in clauses (i), (ii) and/or (iii) were waived or amended and a copy of any such waiver or amendment has been provided to the Administrative Agent.

(o)Discharge of Aggregation Facility Indebtedness. Prior to or, pursuant to a closing protocol acceptable to the Administrative Agent, contemporaneously with the occurrence of the Closing Date, the Relevant Parties shall have delivered to the Administrative Agent evidence to its satisfaction that the Indebtedness of the Relevant Parties under the Aggregation Facility has been discharged and all documents or instruments necessary to release all Liens on the Collateral securing, and any guarantee of the Relevant Parties in respect of, the Indebtedness under the Aggregation Facility on the Closing Date (including receipt of duly executed payoff letters, UCC-3 termination statements and consent agreements).

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(p)Discharge of Subordinated Holdco Facility Indebtedness. Prior to or, pursuant to a closing protocol acceptable to the Administrative Agent, contemporaneously with the occurrence of the Closing Date, the Relevant Parties shall have delivered to the Administrative Agent evidence to its satisfaction that the Indebtedness of the Relevant Parties under the Subordinated Holdco Facility has been discharged and all documents or instruments necessary to release all Liens on the Collateral securing, and any guarantee of the Relevant Parties in respect of, the Indebtedness under the Subordinated Holdco Facility on the Closing Date (including receipt of notices and UCC-3 termination statements).

(q)Managing Member. No Guarantor shall have been removed as managing member under the Limited Liability Company Agreement for any Fund or as manager of any Inverted Lease Tenant, nor shall have any Guarantor given or received written notice of an action, claim or threat of such removal.

(r)Closing Date Assignments. Prior to or, pursuant to a closing protocol acceptable to the Administrative Agent, contemporaneously with the occurrence of the Closing Date:

(i)all conditions to the consummation of the Closing Date Assignments set forth in the Closing Date Assignment Agreements shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of Administrative Agent such that the Closing Date Assignments shall become effective in accordance with the terms of the Closing Date Assignment Agreements;

(ii)the Closing Date Assignment Agreements shall be in full force and effect and no provision thereof shall have been modified or waived, in each case without the consent of Administrative Agent.

(s)NYGB Conditions Precedent. NY Green Bank shall have confirmed that each of the conditions precedent under the NY Green Bank Loan Agreement have been satisfied or waived.

(t)SREC Transactions. Each of the SREC Financing Master PSA, SREC Aggregator Master PSA and the Fund SREC Transfer Agreements shall have been duly executed in form and substance satisfactory to the Administrative Agent, UCC-1s shall have been filed in favor of the SREC Guarantor in respect of the assignment of receivables under the SREC Financing Master PSA and the SREC Aggregator Master PSA and a UCC-3 shall have been filed in favor of the Collateral Agent in respect of the SREC Guarantor’s right to receivables under the SREC Financing Master PSA.

Section 8.02Conditions to the Disbursement from the Proceeds Escrow Account.  The Disbursement of the Disbursement Amount from the Proceeds Escrow Account pursuant to Section 4.02(g) of the Depository Agreement is subject to satisfaction of the

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conditions precedent in Section 8.02 in form and substance reasonably satisfactory to the Administrative Agent (acting on the instructions of all Lenders):

(a)Closing Date. The Closing Date shall have occurred.

(b)Disbursement Notice. The Borrower shall have delivered a Disbursement Notice in accordance with the requirements of Section 4.02(g) of the Depository Agreement.

(c)Disbursement Deliverables. The Administrative Agent’s receipt of the following, each of which shall be originals or electronic copies (followed promptly by originals to the extent extant) unless otherwise specified, each properly executed by an Authorized Officer of the signing Borrower, each dated as of the date of such Disbursement (or, in the case of certificates of governmental officials, a recent date before such date of Disbursement):

(i)Warranties. Evidence satisfactory to the Administrative Agent that all warranties relating to the Projects in the Project Pool inure to the benefit of, and are enforceable by, the relevant Subsidiary;

(ii)Officer’s Certificate. A certificate signed by an Authorized Officer of the Borrower certifying (A) that the conditions specified in Sections 8.02(d), 8.02(e), 8.02(f), 8.02(g), 8.02(h), 8.02(k), 8.02(l), and 8.02(m) have been satisfied and (B) that there has been no event or circumstance since the Closing Date that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(iii)Portfolio Documents.  An Officer’s Certificate attaching (which may done electronically by an attached USB flash drive) fully executed copies of all Portfolio Documents entered into in connection with the Project Pool to the extent not provided as of the Closing Date, together with updated Project Information relating to each Eligible Project in the Project Pool to the extent of any update since the Closing Date, and certifying that:

(A) each Portfolio Document provided to the Administrative Agent is a true, correct and complete copy of such document (and includes all schedules, exhibits, attachments, supplements and amendments thereto and any related protocols or side letters);

(B)each Portfolio Document (1) has been duly executed and delivered by the Sponsor and Relevant Parties party thereto, as applicable, and, to the Knowledge of the Sponsor and Relevant Parties, the other parties thereto, (2) is in full force and effect and is enforceable against the Sponsor and Relevant Party party thereto and, to the Knowledge of the Sponsor and Relevant Parties, each other party thereto as of such date;

(C)neither the Sponsor nor Relevant Party party thereto nor, to the Knowledge of the Sponsor and the Relevant Parties, any other

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party to such Portfolio Document is or, but for the passage of time or giving of notice or both, will be in breach of any material obligation under a Portfolio Document, except as could not reasonably be expected to have a Material Adverse Effect;

(D)no Portfolio Document has an event of force majeure existing thereunder except solely with respect to the Project Documents, where such event of force majeure (itself or when coupled with other events of force majeure under such Project Documents) could not reasonably be expected to have a Material Adverse Effect;

(E)to the Knowledge of the Sponsor and Relevant Parties, the warranties for all equipment comprising, and used in the installation of, the Projects is in full force and effect, except as could not reasonably be expected to have a Material Adverse Effect;

(F)to the Knowledge of the Sponsor and the Relevant Parties, no condemnation is pending or threatened, and no unrepaired casualty exists, with respect to any of the Projects in the Project Pool, except as could not reasonably be expected to have a Material Adverse Effect; and

(G)all conditions precedent to the effectiveness of such Portfolio Documents have been satisfied or waived in writing; and

(H)Tax Equity Fund Models. The then-current Tax Equity Fund Model for each Fund, as last approved by the applicable Tax Equity Member;

(d)Representations and Warranties. The representations and warranties of the Relevant Parties and the Sponsor contained in ARTICLE IV or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the Disbursement Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of such earlier date.

(e)No Action by Governmental Authority. No action or proceeding has been instituted or threatened in writing by any Governmental Authority against the Sponsor or any Relevant Party that seeks to impair, restrain prohibit or invalidate the transactions contemplated by this Agreement and the other Loan Documents or regarding the effectiveness or validity of any required Permits.

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(f)No Default or Event of Default. No Default or Event of Default shall exist, or would result from the Disbursement or from the application of the proceeds thereof.

(g)Cash Available for Debt Service.  The Cash Available for Debt Service included under the Base Case Model from the Project Pool does not include any Operating Revenues other than Eligible Revenues (and, to the extent applicable, Incomplete Project Revenues in respect of Incomplete Projects for which no Disbursement Amount is being funded), includes Operating Expenses from all Eligible Projects in the Project Pool and takes into account the impact on Operating Revenues and Operating Expenses from each waiver to eligibility requirements, portfolio criteria or otherwise as provided by a Tax Equity Member.  Taking into account all Projects owned by the applicable Fund and included in the Collateral as of such date: (i) each of the fund constraints and limitations set forth in the related Master Purchase Agreement, (ii) any minimum systems in service requirement set forth in such Master Purchase Agreement shall have been achieved, and (iii) each Project met the sale conditions and eligibility representations at the time of sale pursuant to such Master Purchase Agreement or such requirements referenced in clauses (i), (ii) and/or (iii) were waived or amended and a copy of any such waiver or amendment has been provided to the Administrative Agent.

(h)Eligible Project Representations. The representations and warranties in Section 4.22 regarding Eligible Projects are true and correct for all Projects that were Incomplete Projects under the Base Case Model and in respect of which the Disbursement Amount is being funded.

(i)Funding of Reserves. Except to the extent funded with a Letter of Credit or an Acceptable DSR Guarantee, the Debt Service Reserve Account is fully funded with the Debt Service Reserve Required Amount as of such date and each other Reserve Account is fully funded in the required amounts in accordance with the Depository Agreement.

(j)Additional Expenses. All Additional Expenses due and payable as of such date and all other costs and expenses required to be paid per Section 3.07 for which evidence has been presented (including third-party fees and out-of-pocket expenses of lenders’ counsel, the Insurance Consultant, Independent Engineer, Model Auditor and other advisors or consultants retained by the Administrative Agent) shall have been paid in full by the Borrower on or before the Disbursement Date. The payment of all fees, costs and expenses to be paid on the Disbursement Date will be reflected in the Transfer Date Certificate and funding instructions given by the Borrower to the Administrative Agent and the Depository Agent prior to the Disbursement Date.

(k)Managing Member. No Guarantor shall have been removed as managing member under the Limited Liability Company Agreement for any Fund or as manager of any Inverted Lease Tenant, nor has any Guarantor given or received written notice of an action, claim or threat of such removal.

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(l)Required Equity Contribution.  Any outstanding true-up (or similar) payment due and payable by a Relevant Party or the Sponsor, and any amounts due and payable by the Sponsor under the Cash Diversion Guaranty, shall have been paid in full.

(m)No Distribution Trap. No Distribution Trap shall have occurred and be continuing.

(n)Hedging. The Borrower shall have entered into the Secured Interest Rate Hedging Agreements.

Section 8.03Conditions of Letter of Credit Issuance.  The obligation of the Issuing Bank to issue, extend or increase the Stated Amount of the Letter of Credit under Section 2.02 is subject to satisfaction of the following conditions precedent each in form and substance reasonably satisfactory to the Administrative Agent (acting on the instructions of the Issuing Bank and all the LC Lenders):

(a)The conditions precedent under Section 8.01 shall have been satisfied or waived and Borrower shall have delivered a Notice of LC Activity in accordance with the requirements of Section 2.02.

(b)The Administrative Agent and the Issuing Bank shall have received a certificate signed by an Authorized Officer of the Borrower certifying that the conditions specified in Sections 8.03(c) and 8.03(d) have been satisfied, which shall be an original or an electronic copy (followed promptly by originals to the extent extant) unless otherwise specified, each properly executed by an Authorized Officer of the signing Borrower, each dated as of the date of such issuance, extension or increase.

(c)During the Disbursement Period, the representations and warranties of the Borrower, each other Loan Party, SREC Seller Party and Provider contained in ARTICLE IV or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of such issuance, extension or increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date.

(d)No Default or Event of Default shall exist, or would result from the issuance, extension or increase.

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ARTICLE IX

EVENTS OF DEFAULT; REMEDIES

Section 9.01Events of Default.  Any of the following shall constitute an event of default (“Event of Default”) hereunder:

(a)Principal and Interest.  Failure of a Loan Party to pay in accordance with the terms of this Agreement, (i) any interest on any Loan within three (3) Business Days after the date such sum is due, (ii) any principal with respect to any Loan when such sum is due, or (iii) any other fee, cost, charge or other sum due under this Agreement or any other Loan Document within five (5) Business Days after the date such sum is due;

(b)Misstatements.  Any (i) representation or warranty made by the Sponsor or the Relevant Parties in the Loan Documents, or any Financial Statement furnished pursuant thereto, or (ii) certificate or any Financial Statement made or prepared by, under the control of or on behalf of the Sponsor or the Relevant Parties and furnished to the Administrative Agent or any Lender pursuant to this Agreement or any other Loan Document (including, without limitation, in a certificate of an Authorized Officer of the Sponsor or Relevant Party delivered pursuant to the Loan Documents) shall prove to have been untrue or misleading in any material respect as of the date made; provided, however, that if any such misstatement is capable of being remedied and has not caused a Material Adverse Effect, the Borrower may correct such misstatement by curing such misstatement (or the effect thereof) and delivering a written correction of such misstatement to the Administrative Agent, in the form and substance satisfactory to the Administrative Agent, within thirty (30) days of (x) obtaining Knowledge of such misstatement or (y) receipt by the Borrower of written notice from the Administrative Agent of such default;

(c)Automatic Defaults.  Any default by any Relevant Party in the observance and performance of or compliance with Section 5.02, Section 5.05, Section 5.11, 0, Section 5.25, ARTICLE VI and Section 9.03.  Any failure by the Sponsor to pay any amount due and payable under the Cash Diversion Guaranty.

(d)Other Defaults. Any default by any of the Sponsor, any SREC Seller Party, the Borrower or any Relevant Party in the observance and performance of or compliance with any other covenant or agreement contained in this Agreement or any other Loan Document, a Services Agreement, an Eligible SREC Contract, any Master SREC Purchase and Sale Agreement, a Back-Up Servicing Agreement or the Management Agreement (other than as provided in paragraphs (a) through (c) of this Section 9.01), which default shall continue unremedied for a period of (i) 10 days with respect to a breach of Section 5.13 and (ii) 30 days for any other covenant to be performed or observed by it under this Agreement, any other Loan Document or such other document and not otherwise specifically provided for elsewhere in this ARTICLE IX, in each case, after the earlier of (A) receipt by the Borrower of written notice from the Administrative Agent of such default or (B) obtaining Knowledge of any such default; provided that the thirty (30) day period referred to in clause (ii) above may be extended by an additional forty-five (45) days, in the event that such default has not been cured within the initial thirty (30) day period, such default remains reasonably capable of being cured within the

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additional forty-five (45) day period, no Material Adverse Effect has resulted from such default and Borrower continues to diligently pursue cure of such default.

(e)Involuntary Bankruptcy; Appointment of Receiver, etc.  (i) A court enters a decree or order for relief with respect to Sponsor, any SREC Seller Party or any Relevant Party in an Involuntary Bankruptcy, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state Law; (ii) the occurrence and continuation of any of the following events for sixty (60) days unless dismissed or discharged within such time: (A) an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, is commenced, in which the Sponsor, any SREC Seller Party or any Relevant Party is a debtor or any portion of the Collateral or any Membership Interest is property of the estate therein, (B) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Sponsor, any SREC Seller Party or any Relevant Party, over all or a substantial part of its Property, is entered, (C) an interim receiver, trustee or other custodian is appointed without the consent of Sponsor, any SREC Seller Party or any Relevant Party for all or a substantial part of the Property of such Person or (D) a warrant of attachment, execution or similar process shall have been issued against any substantial part of the Property of the Sponsor, any SREC Seller Party or any Relevant Party;

(f)Voluntary Bankruptcy; Appointment of Receiver, etc.  (i) An order for relief is entered with respect to Sponsor, any SREC Seller Party or any Relevant Party, or Sponsor, any SREC Seller Party or any Relevant Party commences a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such Law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for Sponsor, any SREC Seller Party or any Relevant Party, for all or a substantial part of the Property of Sponsor, any SREC Seller Party or any Relevant Party; (ii) Sponsor, any SREC Seller Party or any Relevant Party makes any assignment for the benefit of creditors; (iii) Sponsor, any SREC Seller Party or any Relevant Party shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due or (iv) the board of directors or other governing body of Sponsor, any SREC Seller Party or any Relevant Party adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Section 9.01(f);

(g)Material Judgment.  Any final money judgment, writ or warrant of attachment or similar process involving, individually or in aggregate at any time, an amount in excess of $1,000,000 (to the extent not adequately covered by insurance as to which a solvent, reputable and Independent insurance company, which at least meets the Credit Requirements, has acknowledged coverage in writing to the Borrower and such acknowledgment is provided to the Administrative Agent) shall be entered or filed against the Borrower or any of the other Relevant Parties or any of their respective Assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder).

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(h)Impairment of Loan Documents.  At any time after the execution and delivery thereof, (i) this Agreement or any other Loan Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or on the Debt Termination Date) or shall be declared null and void, or the Administrative Agent or any Lender shall not have or shall cease to have a valid and perfected Lien in any Collateral or the Membership Interests purported to be covered by the Loan Documents with the priority required by the relevant Loan Document or (ii) the Borrower, Sponsor, any SREC Seller Party or any Relevant Party thereto shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by any Lender, under any Loan Document to which it is a party.

(i)ERISA.  The Borrower, any Loan Party or SREC Seller Party or, except as would not result in a Material Adverse Effect, any of their respective ERISA Affiliates establishes any Employee Benefit Plan or Multiemployer Plan, or commences making contributions to (or becomes obligated to make contributions to) any Employee Benefit Plan or Multiemployer Plan.

(j)Change of Control.  Any Change of Control shall have occurred.

(k)Removal of Managing Member; Operation and Maintenance.

(i)Any Guarantor shall have been removed as the “managing member” of any Fund. The receipt of any written notice of removal from the Tax Equity Member shall be a “Default” for all purposes hereunder until rescinded in writing by such Tax Equity Member and such event shall mature into an “Event of Default” if the Guarantor default that is the subject of such written notice is not cured within the applicable period prior to effectiveness of removal provided under the Limited Liability Company Agreement, which has not been stayed or extended.

(ii)The Provider shall have been removed as the “Provider” under any Services Agreement. The receipt of any written notice of removal from any Tax Equity Fund shall be a “Default” for all purposes hereunder until rescinded in writing by such Tax Equity Fund and such event shall mature into an “Event of Default” if the Provider default that is the subject of such written notice is not cured within the applicable period prior to effectiveness of removal provided under the applicable Services Agreement.

(l)Abandonment of Servicing. (i) The transition to a successor Provider to perform the System Services, is not complete within the 120 days from the date such successor Provider is appointed (or such shorter timeframe for the transition as specified in Section 3 of the applicable Back-Up Servicing Agreement Addendum), (ii) the transition to a successor Manager under the Management Agreement is not complete within thirty (30) days after termination of the Manager, (iii) a replaced Provider or Manager fails to comply with its transition requirements under a Back-Up Servicing Agreement or Management Agreement, as

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applicable or (iv) a Services Agreement is not renewed on its expiry date in accordance with its terms or otherwise in a form and substance acceptable to the Administrative Agent (acting on the instructions of the Required Lenders).

(m)SREC Contract Events of Default. Any “Event of Default” (or any equivalent term howsoever described) shall have occurred under an Eligible SREC Contract in respect of a SREC Seller Party.

Section 9.02Acceleration and Remedies.

(a) Upon the occurrence and during the continuance of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Administrative Agent shall, at the request of the Required Lenders, take any or all of the following actions, at the same or different times:  (i) terminate any outstanding Commitments, and thereupon any such outstanding Commitments shall terminate immediately; (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, and the Borrower shall Cash Collateralize the LC Exposure; and (iii) make a demand on any Acceptable DSR Letter of Credit provided with respect to the Debt Service Reserve Account, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any Event of Default described in Section 9.01(e) or (f) in respect of any Loan Party or SREC Seller Party, any outstanding Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower, shall automatically become due and payable, and the Cash Collateralization of the LC Exposure shall automatically be required, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.  Upon the occurrence and during the continuance of any Event of Default, in addition to the exercise of remedies set forth in clauses (i), (ii) and (iii) above, each Secured Party shall be, subject to the terms of the Collateral Agency Agreement, entitled to exercise the rights and remedies available to such Secured Party under and in accordance with the provisions of the other Loan Documents to which it is a party or any applicable Law.

(b)Upon the occurrence and during the continuation of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to the Administrative Agent against the Borrower under this Agreement or any of the other Loan Documents, or at Law or in equity, may be exercised by the Administrative Agent (acting on the instructions of the Required Lenders) at any time and from time to time, whether or not all or any of the Obligations shall be declared due and payable, and whether or not the Administrative Agent shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Collateral and the proceeds from any of the foregoing.  Any such actions taken by the Administrative Agent shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as the Administrative Agent may determine in its

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sole discretion, to the fullest extent permitted by Law, without impairing or otherwise affecting the other rights and remedies of the Administrative Agent permitted by Law, equity or contract or as set forth herein or in the other Loan Documents.  Without limiting the generality of the foregoing, if an Event of Default is continuing (i) to the fullest extent permitted by Law, the Administrative Agent shall not be subject to any “one action” or “election of remedies” Law or rule, and (ii) all liens and other rights, remedies or privileges provided to the Administrative Agent shall remain in full force and effect until the Administrative Agent has exhausted all of its remedies against the Collateral and the proceeds from any of the foregoing or the Obligations have been paid in full.

(c)The rights and remedies set forth in this Section 9.02 are in addition to, and not in limitation of, any other right or remedy provided for in this Agreement or any other Loan Document.

(d)Anything herein to the contrary notwithstanding, if and for so long as a Lender is a Tax Exempt Person, such Lender shall not succeed to the rights of any Guarantor or the Borrower as a direct or indirect owner of any Tax Equity Fund, a Wholly-Owned Fund, or an assignee of any such Person, until after the Recapture Period for the last Project Placed in Service with respect to the Person(s) of which the Lender would become a direct or indirect owner, regardless whether or not exists an Event of Default.

Section 9.03Cure Rights.  The Administrative Agent and the Lenders acknowledge and agree that to prevent the occurrence of an Event of Default pursuant to Section 9.01(a), Sponsor shall have the right, but not the obligation, to contribute or loan funds to the Borrower which shall be deposited into the Collections Account, provided that, unless the Administrative Agent otherwise consents, the deposit of funds by the Sponsor more than two (2) times in any period of eight (8) consecutive fiscal quarters shall be an “Event of Default”.  For the avoidance of doubt, any payment made by Sponsor pursuant to the Cash Diversion Guaranty, Section 3.02, Section 3.03(b), Section 3.03(c), Section 3.03(d) or Section 6.10(e) is expressly permitted by the terms of this Agreement and does not constitute a cure for purposes of this Agreement.

ARTICLE X

ADMINISTRATIVE AGENT

Section 10.01Appointment and Authority

. Each of the Lenders hereby irrevocably appoints Investec Bank plc to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Lender Parties and no Relevant Party nor the Sponsor shall have rights of a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “Administrative Agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead such term

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is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 10.02Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Relevant Party or their Affiliates as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 10.03Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law; and

(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.03 and 9.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower or a Lender.

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The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (E) the satisfaction of any condition set forth in ARTICLE VIII or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 10.04Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, which by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 10.05Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub Administrative Agents appointed by the Administrative Agent.  The Administrative Agent and any such sub Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this ARTICLE X shall apply to any such sub Administrative Agent and to the Related Parties of the Administrative Agent and any such sub Administrative Agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-Administrative Agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-Administrative Agents.

Section 10.06Resignation of Administrative Agent.

(a)The Administrative Agent may at any time give notice of its resignation to the Lenders, the Depository Agent, and the Borrower.  The Required Lenders shall be permitted to give notice of removal of the Administrative Agent at any time at which the

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Administrative Agent becomes a Defaulting Lender. Upon receipt of any such notice of resignation or removal, the Required Lenders shall have the right, with the consent of the Borrower (not to be unreasonably withheld or delayed), unless a Default or an Event of Default shall have occurred and is continuing, in which case the consent of the Borrower shall not be required, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  The Administrative Agent’s resignation or removal shall become effective on the earliest (such date, the “Resignation Effective Date”) of (i) 30 days after delivery of notice of resignation or removal (regardless of whether a successor Administrative Agent has been appointed or not), (ii) the acceptance of such successor Administrative Agent by the Required Lenders and, if applicable, the Borrower or (iii) such other date, if any, agreed to by the Required Lenders and the retiring Administrative Agent. If the Administrative Agent or the Required Lenders have not appointed a successor Administrative Agent, the Required Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent.

(b)With effect from the Resignation Effective Date (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than as provided in Section 3.09(h) and other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent as of the Resignation Effective Date). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this ARTICLE X and Sections 3.07 and 3.08 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub Administrative Agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

Section 10.07Non-Reliance on Administrative Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

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Section 10.08Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective Administrative Agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 3.06, 3.07 and 3.08) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other Property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its Administrative Agents and counsel, and any other amounts due the Administrative Agent under Sections 3.06, 3.07 and 3.08.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 10.09Appointment of Collateral Agent and Depository Agent. The Issuing Bank and each Lender hereby consents and agrees to the appointment of the Collateral Agent and the Depository Agent respectively in accordance with the Collateral Agency Agreement and the Depository Agreement and authorize each such Agent in such capacity to take such action on its behalf under the provisions of the Collateral Documents and to exercise such powers and perform such duties as are expressly delegated to it by the terms of the Collateral Documents, together with such other powers as are reasonably incidental thereto.  The Collateral Agent and Depository Agent shall each be an express third party beneficiary of Section 11.01(b)(vii), Section 3.07 and Section 3.08.

Section 10.10Joint Lead Arrangers.  The Joint Lead Arrangers shall not have any duties or responsibilities hereunder in their capacities as such.

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Section 10.11Authorization.  The Administrative Agent and the Collateral Agent are hereby authorized and directed by the Lenders to execute, deliver and perform each of the Use of Work Products Agreement with the Independent Engineer and the Financing Documents to which each of them, respectively, is or is intended to be a party and each Lender agrees to be bound by all of the agreements of the Administrative Agent and Collateral Agent contained in the Financing Documents and the Use of Work Products Agreement.

ARTICLE XI

MISCELLANEOUS

Section 11.01Waivers; Amendments.

(a)No Deemed Waivers; Remedies Cumulative.  No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 11.01(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)Amendments.  No amendment, supplement, modification or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing and either (x) signed by the Required Lenders and the Borrower, as the case may be, and acknowledged by the Administrative Agent or (y) approved by the Administrative Agent (acting on the instructions of the Required Lenders), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver and no such amendment, supplement or modification shall:

(i)increase the amount or extend the expiration date of any Commitment without the written consent of the Issuing Bank and each Lender adversely affected thereby;

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(ii)reduce or forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Loan, reduce the stated rate of any interest or fee payable under this Agreement (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Facility Lenders of each adversely affected Facility)) or extend the scheduled date of any payment thereof, in each case, without the written consent of the Issuing Bank and each Lender adversely affected thereby;

(iii)amend, modify or waive any provision of ARTICLE III in a manner that would alter the pro rata sharing of payments required thereunder, without the written consent of each Lender or amend Section 11.16 without the written consent of each Lender Party adversely affected thereby;

(iv)change the voting rights of the Issuing Bank or the Lenders under this Section 11.01(b) or the definition of the term “Required Lenders” or “Required Facility Lenders” or any other provision hereof specifying the number or percentage of Lenders or other Secured Parties required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender and the Issuing Bank; or

(v)release all or a material portion of the Collateral, or any Loan Party or any SREC Seller Party from their obligations under the Collateral Documents or any Membership Interests without the written consent of the Issuing Bank and each Lender, in each case, other than in connection with a disposition permitted hereunder (including pursuant to Section 2.05); and provided that no such agreement shall amend, modify or otherwise affect the rights or duties of any Lender Party hereunder without the prior written consent of such Lender Party;

(vi)amend, modify or waive any provision of ARTICLE X or any other provision of any Loan Document that would adversely affect the Administrative Agent without the written consent of the Administrative Agent;

(vii)amend, modify or waive any provision of the Collateral Agency Agreement or the Depository Agreement or any other provision of any Loan Document that would adversely affect the Collateral Agent or Depository Agent without the written consent of such affected Agent;

(viii)amend, modify or waive any provision of Section 2.02 (or any other provision of this Agreement or any other Loan Document that specifically provides for rights and obligations of the Issuing Bank) without the written consent of the Issuing Bank;

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(ix)change the order of priority of payments set forth in Section 4.02(b) of the Depository Agreement or Section 2.03 of the Collateral Agency Agreement without the written consent of each Lender Party directly affected thereby;

(x)amend, modify or waive any provision of this Agreement in a manner that would adversely affect the Term Lenders or the LC Lenders disproportionately to any Lenders in respect of any other Class of Loan without the consent of all the Required Facility Lenders of the adversely affected Facility; and

(xi)amend, modify or waive any provision of Section 2.05 without the written consent of each Lender Party.

Section 11.02Notices; Copies of Notices and Other Information.

(a)Any request, demand, authorization, direction, notice, consent, waiver or other documents provided or permitted by this Agreement shall be in writing and if such request, demand, authorization, direction, notice, consent or waiver is to be made upon, given or furnished to or filed with:

(i)the Administrative Agent by any Lender or by the Borrower shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Administrative Agent at its Administrative Agent’s Office; or

(ii)the Borrower by the Administrative Agent, or by any Lender shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid and by facsimile to the Borrower addressed to: 201 Mission Street, 11th Floor San Francisco, CA 94105, Attn:  Capital Markets, with a copy to: 201 Mission Street, 11th Floor San Francisco, CA 94105, Attn: Legal Department, or at any other address previously furnished in writing to the Administrative Agent by the Borrower.  The Borrower shall promptly transmit any notice received by them from the Lenders to the Administrative Agent.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in Section 11.02(b) below, shall be effective as provided in Section 11.02(b).

(b)Electronic Communications.  Notices and other communications to the Administrative Agent or the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures

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approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to ARTICLE II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient. To the extent that a Lender does not receive a Project Prepayment Certificate, quarterly Manager’s report pursuant to Section 5.01(a)(iii), Debt Service Coverage Ratio Certificate, notices of defaults or events of default pursuant to Section 5.01(b)(i) or proposed Operating Budget directly from the Borrower, then the Administrative Agent agrees to deliver such reports, certificates and other documents to any such Lender promptly after receipt by the Administrative Agent from the Borrower of such certificate, report, budget or notice and notification from the Lender that such certificate, report, budget or notice has not been received.

(c)Change of Address, Etc.  Each of the Borrower and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(d)Reliance by Administrative Agent and Lenders.  The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Borrowing Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify each Indemnitee from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower, other than those resulting from the gross negligence or willful misconduct of such Person.  All telephonic notices to and other telephonic communications with the Administrative Agent may

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be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

(e)Disclosures to NY Green Bank.  Notwithstanding anything to the contrary contained in this Agreement and for so long as Vivint Solar Financing NYGB Entity has any obligations to NY Green Bank under the NY Green Bank Loan Agreement, the Administrative Agent shall (i) send to NY Green Bank copies of all requests, demands, authorizations, directions, notices, consents, waivers, instructions, financial statements, certificates, reports, models, budgets or other documents and communications sent by the Administrative Agent to the Lenders and (ii) grant to NY Green Bank access to any electronic data site maintained by, or on behalf of, the Administrative Agent.  Each of the Administrative Agent and the Borrower agrees to deliver to NY Green Bank a copy of any notice delivered to the Borrower under this Agreement and the other Loan Documents simultaneously with the delivery of such notice to Vivint Solar Financing NYGB Entity as a Lender under this Agreement; provided, that, so long as the Administrative Agent has granted NY Green Bank access to a data site referred to in this Section 11.02(e), any such notice obligation may be satisfied by posting any applicable notice to such data site.  NY Green Bank shall be an express third party beneficiary of this Section 11.02(e).

(f)Notices by NY Green Bank.  NY Green Bank is exclusively authorized to exercise all discretion in giving notices, directions, requests, instructions and other communications relating to this Agreement and the other Loan Documents to which Vivint Solar Financing NYGB Entity is entitled to give as a Lender under this Agreement and the other Loan Documents and in taking all such other actions reserved to Vivint Solar Financing NYGB Entity as a Lender under this Agreement (including the exercise of all voting rights of Vivint Solar Financing NYGB Entity as a Lender under this Agreement and the other Loan Documents), and the Administrative Agent, the Borrower and the Lenders shall (i) deal exclusively with NY Green Bank in connection with exercise Vivint Solar Financing NYGB Entity’s rights as a Lender under this Agreement and the other Loan Documents, (ii) treat any and all written notices, directions, requests, instructions and other communications received from NY Green Bank as coming directly from Vivint Solar Financing NYGB Entity as a Lender under this Agreement and the other Loan Documents, (iii) disregard any notices, directions, requests, instructions and other communications that are received from Vivint Solar Financing NYGB Entity but not initiated or acknowledged by NY Green Bank and (iv) direct to NY Green Bank (with a copy to Vivint Solar Financing NYGB Entity) all requests, demands, authorizations, directions, notices, consents, waivers, instructions, financial statements, certificates, reports, models, budgets or other documents and communications arising out of or in connection with this Agreement and the other Loan Documents; provided, that this clause (f) shall not be applicable from and after the date of receipt by the Administrative Agent of the NY Green Bank Termination Notice.  NY Green Bank shall be an express third party beneficiary of this Section 11.02(f).

Section 11.03No Waiver; Cumulative Remedies.  No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right,

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remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Section 11.04Effect of Headings and Table of Contents.  The Article and Section headings in this Agreement and the Table of Contents are for convenience only and shall not affect the construction hereof or thereof.

Section 11.05Successors and Assigns.

(a)Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with Section 11.05(b), (ii) by way of participation in accordance Section 11.05(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.05(f) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.05(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement upon prior notice to the Administrative Agent; provided that any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in clause (b)(i)(B) below in the aggregate, or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)in any case not described in clause (b)(i)(A) above, the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitments are not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in

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the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii)Required Consents.  The consent of the Administrative Agent and, with respect to the assignment of any LC Exposure, the Issuing Bank shall be required for any assignment pursuant to this Section 11.05(b) other than assignments to a Lender, an Affiliate of a Lender or an Approved Fund; provided that, in each case, so long as no Default or Event of Default has occurred and is continuing, the consent of the Borrower shall be required for any assignment to a Competitor, and the Borrower’s consent shall be deemed to have been given if the Borrower has not responded within ten (10) Business Days of its receipt of a written assignment request.  No other consent shall be required for any such assignment except to the extent required by clause (b)(i)(B) above.

(iv)Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)Prohibited Assignments.  No assignment of any Loans or Commitments shall be made to (A) any Defaulting Lender or any of its Affiliates in this Section 11.05(b)(v), (B) to a natural Person, (C) to the Borrower or any Affiliate thereof including the Sponsor (subject to Section 11.05(b)(vii), an “Affiliated Lender”) or (D) for which a consent under Section 11.05(b)(iii) has not been obtained.

(vi)Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded

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by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this clause (vi), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(vii)Notwithstanding anything to the contrary in this Agreement, for all purposes of this Agreement and the other Loan Documents, including, without limitation, for purposes of the Collateral Agency Agreement, Vivint Solar Financing NYGB Entity shall not be an Affiliated Lender prior to receipt by the Administrative Agent of the NY Green Bank Termination Notice; provided, that for purposes of determining the voting percentage of Vivint Solar Financing NYGB Entity hereunder, Vivint Solar Financing NYGB Entity shall be deemed to hold an aggregate amount of the outstanding Term Loan and Term Loan Commitment equal to the aggregate amount of outstanding loan and commitment to make the loan under the NY Green Bank Loan Agreement, as such amount may be certified to the Administrative Agent from time to time by NY Green Bank.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.05(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.06, 3.07, 3.08, 3.09 and 3.11 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.05(d).

(c)Register.  The Administrative Agent, acting solely for this purpose as an Administrative Agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  Upon its receipt of,

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and consent to, a duly completed Assignment and Assumption executed by an assigning Lender and an assignee lender, administrative details information with respect to such assignee lender (unless the assignee lender shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b)(iv) above, if applicable, and the written consent of the Administrative Agent to such assignment and any applicable tax forms, the Administrative Agent shall promptly record each assignment made in accordance with this Section 11.05(c) in the Register.  No assignment shall be effective unless it has been recorded in the Register as provided in this Section 11.05(c).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)Participations.  (i) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement; provided, further, that no Lender may sell participations to a Competitor without Borrower’s prior written consent.

(ii)Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver requiring the consent of all Lenders, as set forth in first proviso in Section 11.01(b) that affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.08, 3.09 and 3.10 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.05(b); provided that such Participant agrees to be subject to the provisions of 3.09 as if it were an assignee under Section 11.05(b).  To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 3.11 as though it were a Lender; provided that such Participant agrees to be subject to Section 3.10 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans, Commitments or other rights or obligations under the Loan Documents (each such register, a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of any Participant Register to any Person (including the identity of

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any Participant or any information relating to a Participant’s interest in any Commitments, Loans or other rights or obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other right or obligation is in registered form under section 5f.103-1(c) of the U.S. Treasury Regulations.  The entries in a Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(e)Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.09 that the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.09 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Sections 3.09 and 3.10 as though it were a Lender.

(f)Certain Pledges.  Any Lender or the Administrative Agent may at any time pledge or assign a security interest in all or any portion of its rights under the Loan Documents to secure obligations of such Lender or the Administrative Agent, including any pledge or assignment to secure obligations to a Federal Reserve Bank or central bank; provided that no such pledge or assignment shall release such Lender or the Administrative Agent from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender or the Administrative Agent as a party hereto.

Section 11.06Severability.  In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.07Benefits of Agreement.  Except as expressly provided in Sections 3.11(c)(iv), 3.07(g), 5.14(a), 10.09, 11.02(e) and 11.02(f), nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto, the Administrative Agent and their successors hereunder, the Lender Parties, each Indemnitee and any other Person with an ownership interest in any part of the Collateral, any benefit or any legal or equitable right, remedy or claim under this Agreement.

Section 11.08Governing Law.

(a)GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY

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SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)SUBMISSION TO JURISDICTION.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c)WAIVER OF VENUE.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

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Section 11.09WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.09.

Section 11.10Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof.  This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf”, “tif”, “jpg” or “jpeg”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 11.11Confidentiality.

(a)Each party to this Agreement agrees to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (i) to its Affiliates, and to its and its Affiliates’ directors, officers, employees, trustees and Administrative Agents, including accountants, legal counsel and other Administrative Agents and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential and any failure of such Persons acting on behalf of such party to comply with this Section shall constitute a breach of this Section by the relevant party, as applicable), (ii) to the extent requested by any regulatory authority or self-regulatory authority, required by applicable Law or by any subpoena or similar legal process; provided that solely to the extent permitted by law and other than in connection with audits and reviews by regulatory and self-regulatory authorities, each party shall notify the other parties hereto as promptly as practicable of any such requested or required disclosure in connection with any legal or regulatory proceeding; provided further that in no event shall any party hereto be obligated or required to return any materials furnished by any other party hereto, (iii) to any other party to this Agreement or under the other Loan Documents, (iv) in connection with the exercise of any

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remedies hereunder or any suit, action or proceeding relating to this Agreement or the other Loan Documents or the enforcement of rights hereunder or thereunder, (v) on a confidential basis to (A) any rating agency in connection with rating the Borrower or its Subsidiaries or the Facilities or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities, (vi) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any Lender's rights or obligations under this Agreement, (B) any actual or prospective counterparty (or its advisors) to any direct or indirect swap or derivative transaction or credit protection relating to the Borrower and its obligations or the Sponsor or any Relevant Party and their respective obligations, or (C) any pledgee of a Lender referred to in Section 11.05; provided, however, that Confidential Information may be disclosed to any such pledgee of a Lender that is a Governmental Authority without being subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, (vii) to the extent that the Borrower has given its consent in writing to such disclosure or (viii) to the extent such Confidential Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to such party or its Affiliates on a nonconfidential basis from a source other than Sponsor or the Borrower.  For the purposes hereof, “Confidential Information” shall mean (1) with respect to Borrower, all information received by the Administrative Agent or the Lenders from Sponsor, the Borrower or any Subsidiary relating to Sponsor, the Borrower, any other Subsidiary or their business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by Sponsor, the Borrower or any Subsidiary, and (2) with respect to the Administrative Agent or the Lenders, all information received by any Relevant Party or the Sponsor from the Administrative Agent or any Lender relating to the Administrative Agent or any Lender or its business, including information relating to fees, other than any such information that is available to such Relevant Party or the Sponsor on a nonconfidential basis prior to disclosure by the Administrative Agent or such Lender.  Any Person required to maintain the confidentiality of Confidential Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information.

(b)EACH PARTY HERETO ACKNOWLEDGES THAT CONFIDENTIAL INFORMATION AS DEFINED IN SECTION 11.11(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC CONFIDENTIAL INFORMATION CONCERNING SUCH OTHER PARTIES HERETO AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC CONFIDENTIAL INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC CONFIDENTIAL INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

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(c)ALL CONFIDENTIAL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT, WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC CONFIDENTIAL INFORMATION ABOUT THE SPONSOR, THE BORROWER, THE RELEVANT PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES.  ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE CONFIDENTIAL INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC CONFIDENTIAL INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

Section 11.12USA PATRIOT Act.  Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the PATRIOT Act.  The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and Anti-Money Laundering Laws, including the PATRIOT Act.

Section 11.13Corporate Obligation.  No recourse may be taken, directly or indirectly, with respect to the obligations of the Borrower or the Administrative Agent, in each of their capacities hereunder, under this Agreement or any certificate or other writing delivered in connection herewith, against (a) the Administrative Agent in its individual capacity, or (b) any partner, member, owner, beneficiary, Administrative Agent, officer, director, employee or Administrative Agent of the Administrative Agent in its individual capacity, any holder of equity in the Borrower or the Administrative Agent or in any successor or assign of the Administrative Agent in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Administrative Agent has no such obligations in its individual capacity), and except that any such partner, owner or equity holder shall be fully liable, to the extent provided by applicable Law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

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Section 11.14Administrative Agent’s Duties and Obligations Limited.  The duties and obligations of the Administrative Agent, in its various capacities hereunder, shall be limited to those expressly provided for in their entirety in this Agreement (including any exhibits to this Agreement).  Any references in this Agreement (and in the exhibits to this Agreement) to duties or obligations of the Administrative Agent in its various capacities hereunder, that purport to arise pursuant to the provisions of any of the Loan Documents shall only be duties and obligations of the Administrative Agent if the Administrative Agent is a signatory to any such Loan Documents.

Section 11.15Entire Agreement.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Section 11.16Right of Setoff.  Subject to Article IV of the Collateral Agency Agreement, if an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness.  The rights of each Lender and its Affiliates under this Section 11.16 are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have.  Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 11.17Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

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Section 11.18Survival of Representations and Warranties.  All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the making thereof and the termination of this Agreement.

Section 11.19No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) the arranging and other services regarding this Agreement provided by the Joint Lead Arrangers, the Lender Parties and their Affiliates are arm’s-length commercial transactions between the Borrower and their respective Affiliates, on the one hand, and the Joint Lead Arrangers, the Lender Parties and their Affiliates, on the other hand, (ii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower is capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Joint Lead Arrangers, the Lender Parties and their Affiliates are and have been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, Administrative Agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (ii) neither the Joint Lead Arrangers, the Lender Parties nor their Affiliates have any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Joint Lead Arrangers, the Lender Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and their respective Affiliates, and neither the Joint Lead Arrangers, the Lender Parties nor their Affiliates have any obligation to disclose any of such interests to the Borrower or any of its Affiliates.  To the fullest extent permitted by Law, the Borrower hereby waives and releases any claims that it may have against the Joint Lead Arrangers, the Lender Parties and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 11.20Electronic Execution of Assignments and Certain Other Documents.  The words “execute,” “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.

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Section 11.21Contractual Recognition of Bail-in.  Notwithstanding any other term of any Loan Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other party under or in connection with the Loan Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)any Bail-In Action in relation to any such liability, including (without limitation):

(i)a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)a cancellation of any such liability; and

(b)a variation of any term of any Loan Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

[Signature Pages Follow]

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

BORROWER:

VIVINT SOLAR FINANCING II, LLC

By:	/s/ Thomas Plagemann
Name: Thomas Plagemann
Title: Executive Vice President, Capital Markets

Signature Page to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

INVESTEC BANK PLC,
as Administrative Agent

By:	/s/ Andrew Nosworthy
Name: Andrew Nosworthy
Title: Authorised Signatory

By:	/s/ Oliver Tagg
Name: Oliver Tagg
Title: Authorised Signatory

Signature Page to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

INVESTEC BANK PLC,
as Lender

By:	/s/ Andrew Nosworthy
Name: Andrew Nosworthy
Title: Authorised Signatory

By:	/s/ Oliver Tagg
Name: Oliver Tagg
Title: Authorised Signatory

Signature Page to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

BANKUNITED, N.A.,
as Lender

By:	/s/ Justin Allbright
Name: Justin Allbright
Title: Vice President

Signature Page to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Lender

By:	/s/ Vinod Mukani
Name: Vinod Mukani
Title: Director

By:	/s/ Richard Mauro
Name: Richard Mauro
Title: Vice President

Signature Page to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

ING CAPITAL LLC,
as Lender

By:	/s/ Thomas Cantello
Name: Thomas Cantello
Title: Director

By:	/s/ Erwin Thomet
Name: Erwin Thomet
Title: Managing Director

Signature Page to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

VIVINT SOLAR FINANCING II NYGB, LLC,
as Lender

By:	/s/ Thomas Plagemann
Name: Thomas Plagemann
Title: Executive Vice President, Capital Markets

Signature Page to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

SILICON VALLEY BANK,
as Lender

By:	/s/ Bret Turner
Name: Bret Turner
Title: Managing Director

Signature Page to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

SUNTRUST BANK,
as Lender

By:	/s/ Michael Canavan
Name: Michael Canavan
Title: Managing Director

Signature Page to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

ZB N.A., dba NATIONAL BANK OF ARIZONA,
as Lender

By:	/s/ Kate Smith
Name: Kate Smith
Title: Vice President

Signature Page to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

INVESTEC BANK PLC,
as Issuing Bank

By:	/s/ Andrew Nosworthy
Name: Andrew Nosworthy
Title: Authorised Signatory

By:	/s/ Oliver Tagg
Name: Oliver Tagg
Title: Authorised Signatory

Signature Page to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Schedule IV

Administrative Agent’s Office

Administrative Agent Address

Investec Bank plc

as Administrative Agent

2 Gresham Street

London, EC2V 7QP

United Kingdom

Attn: Shelagh Kirkland

Telephone: [***]

Facsimile: [***]

Email: [***]

Administrative Agent Account Information

Bank

Swift Code

Routing Number

Account Name

Swift Code

Account Number

Schedule IV-1	Exhibits to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Schedule 2.01

Lenders’ Commitments

TERM LENDERS	Term Loan Commitment
Investec Bank plc	[***]
ING Capital, LLC	[***]
Silicon Valley Bank	[***]
SunTrust Bank	[***]
BankUnited, N.A.	[***]
Deutsche Bank AG, New York Branch	[***]
Vivint Solar Financing II NYGB, LLC	[***]
ZB N.A., dba National Bank of Arizona	[***]
Total	$300,000,000.00

LC LENDER	LC Commitment
Investec Bank plc	$13,000,000.00

Schedule 2.01-1	Exhibits to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Schedule 2.05

Cash Diversion Funds

•	Vivint Solar Liberty Master Tenant, LLC
•	Vivint Solar Liberty Owner, LLC
•	Vivint Solar Margaux Master Tenant, LLC
•	Vivint Solar Margaux Owner, LLC
•	Vivint Solar Fund III Master Tenant, LLC
•	Vivint Solar Fund III Owner, LLC
•	Vivint Solar Hannah Project Company, LLC
•	Vivint Solar Fund XIV Project Company, LLC
•	Vivint Solar Elyse Project Company, LLC
•	Vivint Solar Fund X Project Company, LLC

Schedule 2.05-1	Exhibits to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Schedule 4.03(e)

Organizational Structure prior to the Closing Date

[***]

Schedule 4.03(f)-1	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Schedule 4.03(f)

Organizational Structure following the Closing Date

[***]

Schedule 4.03(f)-2	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Schedule 4.03(g)

Subsidiaries

Entity Name	Jurisdiction	Owner	Ownership Percentage	Target Flip Date	TE Entity Type
Vivint Solar Financing II Parent, LLC	Delaware	Vivint Solar Financing Holdings, LLC	100%	N/A	N/A
Vivint Solar Financing II, LLC	Delaware	Vivint Solar Financing II Parent, LLC	100%	N/A	N/A
Vivint Solar Liberty Manager, LLC	Delaware	Vivint Solar Financing II, LLC	100%	N/A	Inverted Lease Guarantor
Vivint Solar Margaux Manager, LLC	Delaware	Vivint Solar Financing II, LLC	100%	N/A	Inverted Lease Guarantor
Vivint Solar Fund III Manager, LLC	Delaware	Vivint Solar Financing II, LLC	100%	N/A	Inverted Lease Guarantor
Vivint Solar Nicole Manager, LLC	Delaware	Vivint Solar Financing II, LLC	100%	N/A	Inverted Lease Guarantor
Vivint Solar Mia Manager, LLC	Delaware	Vivint Solar Financing II, LLC	100%	N/A	Partnership Flip Guarantor

Schedule 4.03(g)-1	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Entity Name	Jurisdiction	Owner	Ownership Percentage	Target Flip Date	TE Entity Type
Vivint Solar Aaliyah Manager, LLC	Delaware	Vivint Solar Financing II, LLC	100%	N/A	Partnership Flip Guarantor
Vivint Solar Rebecca Manager, LLC	Delaware	Vivint Solar Financing II, LLC	100%	N/A	Partnership Flip Guarantor
Vivint Solar Hannah Manager, LLC	Delaware	Vivint Solar Financing II, LLC	100%	N/A	Partnership Flip Guarantor
Vivint Solar Elyse Manager, LLC	Delaware	Vivint Solar Financing II, LLC	100%	N/A	Partnership Flip Guarantor
Vivint Solar Fund X Manager, LLC	Delaware	Vivint Solar Financing II, LLC	100%	N/A	Partnership Flip Guarantor
Vivint Solar Fund XII Manager, LLC	Delaware	Vivint Solar Financing II, LLC	100%	N/A	Partnership Flip Guarantor
Vivint Solar Fund XIV Manager, LLC	Delaware	Vivint Solar Financing II, LLC	100%	N/A	Partnership Flip Guarantor
Vivint Solar SREC Guarantor, LLC	Delaware	Vivint Solar Financing II, LLC	100%	N/A	N/A

Schedule 4.03(g)-2	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Entity Name	Jurisdiction	Owner	Ownership Percentage	Target Flip Date	TE Entity Type
Vivint Solar Liberty Master Tenant, LLC	Delaware	Vivint Solar Liberty Manager, LLC – Managing Member	[***]% (pre-flip) [***]% (post-flip)	N/A	Inverted Lease Tenant
		[***] – Investor Member	[***]% (pre-flip) [***]% (post-flip)
Vivint Solar Liberty Owner, LLC	Delaware	Vivint Solar Liberty Manager, LLC – Managing Member	[***]%	N/A	Inverted Lease Lessor
		Vivint Solar Liberty Master Tenant, LLC - Master Tenant	[***]%
Vivint Solar Margaux Master Tenant, LLC	Delaware	Vivint Solar Margaux Manager, LLC – Managing Member	[***]% (pre-flip) [***]% (post-flip)	N/A	Inverted Lease Tenant
		[***]– Investor Member	[***]% (pre-flip) [***]% (post-flip)

Schedule 4.03(g)-3	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Entity Name	Jurisdiction	Owner	Ownership Percentage	Target Flip Date	TE Entity Type
Vivint Solar Margaux Owner, LLC	Delaware	Vivint Solar Margaux Manager, LLC – Managing Member	[***]%	N/A	Inverted Lease Lessor
		Vivint Solar Margaux Master Tenant, LLC - Master Tenant	[***]%
Vivint Solar Fund III Master Tenant, LLC	Delaware	Vivint Solar Fund III Manager, LLC – Managing Member	[***]% (pre-flip) [***]% (post-flip)	N/A	Inverted Lease Tenant
		[***] – Investor Member	[***]% (pre-flip) [***]% (post-flip)
Vivint Solar Fund III Owner, LLC	Delaware	Vivint Solar Fund III Manager, LLC – Managing Member	[***]%	N/A	Inverted Lease Lessor
		Vivint Solar Fund III Master Tenant, LLC - Master Tenant	[***]%
Vivint Solar Nicole Master Tenant, LLC	Delaware	Vivint Solar Nicole Manager, LLC – Managing Member	[***]% (pre-flip) [***]% (post-flip)	N/A	Inverted Lease Tenant
		[***]– Investor Member	[***]% (pre-flip) [***]% (post-flip)

Schedule 4.03(g)-4	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Entity Name	Jurisdiction	Owner	Ownership Percentage	Target Flip Date	TE Entity Type
Vivint Solar Nicole Owner, LLC	Delaware	Vivint Solar Nicole Manager, LLC – Managing Member	[***]%	N/A	Inverted Lease Lessor
		Vivint Solar Nicole Master Tenant, LLC - Master Tenant	[***]%
Vivint Solar Mia Project Company, LLC	Delaware	Vivint Solar Mia Manager, LLC - Class B	100% of Class B Membership Interest	N/A	Partnership Flip Fund
		Blackstone Holdings I, L.P. - Class A	100% of Class A Membership Interest
Vivint Solar Aaliyah Project Company, LLC	Delaware	Vivint Solar Aaliyah Manager, LLC - Class B	100% of Class B Membership Interest	N/A	Partnership Flip Fund
		Stoneco IV Corporation - Class A	100% of Class A Membership Interest
Vivint Solar Rebecca Project Company, LLC	Delaware	Vivint Solar Rebecca Manager, LLC – Class B	100% of Class B Membership Interest	N/A	Partnership Flip Fund
		Blackstone Holdings I L.P. – Class A	100% of Class A Membership Interest

Schedule 4.03(g)-5	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Entity Name	Jurisdiction	Owner	Ownership Percentage	Target Flip Date	TE Entity Type
Vivint Solar Hannah Project Company, LLC	Delaware	Vivint Solar Hannah Manager, LLC – Class B	100% of Class B Membership Interest	June 30, 2020	Partnership Flip Fund
		[***] – Class A	100% of Class A Membership Interest
Vivint Solar Elyse Project Company, LLC	Delaware	Vivint Solar Elyse Manager, LLC – Class B	100% of Class B Membership Interest	April 1, 2022	Partnership Flip Fund
		[***] – Class A	100% of Class A Membership Interest
Vivint Solar Fund X Project Company, LLC	Delaware	Vivint Solar Fund X Manager, LLC – Class B	100% of Class B Membership Interest	June 30, 2021	Partnership Flip Fund
		[***] – Class A	100% of Class A Membership Interest

Schedule 4.03(g)-6	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Entity Name	Jurisdiction	Owner	Ownership Percentage	Target Flip Date	TE Entity Type
Vivint Solar Fund XII Project Company, LLC	Delaware	Vivint Solar Fund XII Manager, LLC – Class B	100% of Class B Membership Interest	N/A	Partnership Flip Fund
		[***] – Class A	100% of Class A Membership Interest
Vivint Solar Fund XIV Project Company, LLC	Delaware	Vivint Solar Fund XIV Manager, LLC – Class B	100% of Class B Membership Interest	October 31, 2021	Partnership Flip Fund
		[***] – Class A	100% of Class A Membership Interest

Schedule 4.03(g)-7	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Schedule 4.04

Governmental Authorizations

None.

Schedule 4.04-1	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Schedule 4.08

Financial Statement Exceptions

None.

Schedule 4.08-1	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Schedule 4.10

Litigation; Adverse Facts

None.

Schedule 4.10-1	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Schedule 4.14

Insurance

Contained herein is description of all policies of insurance for the Relevant Parties, including those policies of the Sponsor for the benefit of the Relevant Parties which are required to be maintained pursuant to a Transaction Document, that are in effect as of the Closing Date.

Policy Dates	Policy Number	Carrier	Line of Insurance	Coverage
4/1/2016-4/1/2017	P16GR00830	GCube (40%) Travelers (60%) – Lloyds Shared Program	Master Property Program	Any One Occurrence (Business Personal Property, Forklifts and Combined Business Interruption/Extra Expense) - $50,000,000*
Vivint Solar, Inc.
Property in the Course of Construction or Installation
			Vivint Solar Financing II, LLC as well as all funds listed below are included as Additional Named Insureds on the referenced property policy:	$250,000$150,000 per Jobsite $1,000,000$500,000 per Occurrence
Vivint Solar Margaux Manager, LLC
			Vivint Solar Margaux Master Tenant, LLC	Property in the due course of transit
			Vivint Solar Margaux Owner, LLC	$250,000$100,000
Vivint Solar Liberty Manager, LLC
Vivint Solar Liberty Master Tenant LLC
			Vivint Solar Liberty Owner, LLC	Operations- solar panel systems and related equipment per schedule of locations and limits on file
			Vivint Solar Fund XII Manager, LLC (Ricks Fund)	$500,000$150,000
Vivint Solar Fund XII Master Tenant, LLC (Ricks Fund)
			Vivint Solar Fund XII Owner, LLC (Ricks Fund)	Miscellaneous Unscheduled Locations
			Vivint Solar Fund III Manager, LLC (Caitlin)	$500,000 per Occurrence
Vivint Solar Fund III Master Tenant, LLC (Caitlin)
			Vivint Solar Fund III Owner, LLC (Caitlin)	Flood-Annual Aggregate*
			Vivint Solar Aaliyah Manager, LLC	$20,000,000
			Vivint Solar Aaliyah Project Company, LLC	Earth Movement (CA)-Annual Aggregate*

Schedule 4.14-1	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Policy Dates	Policy Number	Carrier	Line of Insurance	Coverage
			Vivint Solar Mia Manager, LLC	$20,000,000
			Vivint Solar Mia Project Company, LLC	Earth Movement (All Other)-Annual Aggregate*
			Vivint Solar Rebecca Project Company, LLC.	$20,000,000
Vivint Solar Rebecca Manager, LLC
Vivint Solar Nicole Owner, LLC
			Vivint Solar Nicole Manager, LLC	Deductibles
			Vivint Solar Nicole Master Tenant, LLC	All Other Perils
			Vivint Solar Fund XI Project Company, LLC	$5,000
Vivint Solar Fund XI Manager, LLC
			Vivint Solar Fund X Project Company, LLC	Earth Movement, Flood, and Named Windstorm
			Vivint Solar Fund X Manager, LLC	2% of total insurable values of all locations sustaining direct damage-subject to minimum of $100,000 per occurrence
Vivint Solar Fund XIII Manager, LLC
			Vivint Solar Fund XV Manager, LLC	Business Interruption/Extra Expense
			Vivint Solar Fund XV Project Company	72 Hours

			Named Insureds wording from policy includes:	Additional Coverages

Vlvint Solar Inc., Vivint Solar Holdings, Inc., Vivint Solar Developer, LLC, and/or its affiliates subsidiaries, companies and/or corporations as now exist or may hereafter be constituted, owned, controlled, operated, directed, managed or acquired including their interests as may appear in partnerships, trusts, associations, REITs, joint ventures, 'members" of the LLC's as defined therein, and any other party in interest which the Insured is legally obligated to insure by contract and / or as per Policy Wording.

Debris Removal – 25% of Loss
Pollutant Clean Up - $100,000
Fire Department Service Charges - $100,000

Schedule 4.14-2	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Policy Dates	Policy Number	Carrier	Line of Insurance	Coverage
Inventory or Appraisals - $100,000
Electronic Data Recovery Costs - $100,000
Fire Protection Equipment Refill
$100,000

Valuation
Property-Replacement Cost
Time Element-Actual Loss Sustained

Conditions
Quarterly Audit Adjustments
Mechanical & Electrical Breakdown Included
Terrorism Rejected
Series Loss Clause

*As part of the Master Property Program the dedicated limits listed below apply to the following funds: Vivint Solar Fund X Project Company, LLC; Vivint Solar Fund XIII Project Company, LLC; Vivint Solar Fund XV Project Company, LLC

Any One Occurrence (Business Personal Property, Forklifts and Combined Business Interruption/Extra Expense) - $50,000,000
Subject to a $10,000,000 fund specific limit for each fund

Flood-Annual Aggregate $20,000,000
Subject to $2,000,000 fund specific limits for each fund

Earth Movement (CA)-Annual Aggregate $20,000,000
Subject to $2,000,000 fund specific limits for each fund

Earth Movement (All Other)-Annual Aggregate $20,000,000 S
Subject to $2,000,000 fund specific limits for each fund

Schedule 4.14-3	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Policy Dates	Policy Number	Carrier	Line of Insurance	Coverage

Windstorm Included in $50,000,000 per occurrence limit
and included in $10,000,000 fund specific limits for each fund

3/13/2016-3/13/2017	IM2541072	Colony Insurance Company	Inland Marine Property	Catastrophe Limit-Per Occurrence:
$10,000,000
VIVINT SOLAR HANNAH PROJECT COMPANY, LLC
Covered Property/Stock: Solar Panel Systems, Inverters and related equipment, various storage and office facilities as reported by insured

Property in the Course of Construction or Installation
$100,000 per jobsite not to exceed $500,000$250,000 per Occurrence

Property in the due course of transit:
$50,000

Operations- solar panel systems and related equipment per schedule of locations and limits on file:
$100,000 per Occurrence

Miscellaneous Unscheduled Locations:
$100,000 per Location

Flood-Annual Aggregate: $2,000,000
Earthquake-Annual Aggregate: $2,000,000

Business Interruption/Extra Expense: $5,000,000 subject to a maximum amount stated in the statement of values, subject to a $500K Max per 30 Days

Deductibles
Per Occurrence: $10,000
Annual Aggregate: $100,000

Schedule 4.14-4	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Policy Dates	Policy Number	Carrier	Line of Insurance	Coverage

Per Occurrence Trailing Deductible once Aggregate is reached. All claims for the ground up will continue to the erosion of the aggregate: $1,000

Earthquake, Flood, and Named Windstorm-Do not apply to the aggregate amount:
2% of Insurable Values-Subject to minimum of $100,000 per occurrence

Business Interruption/Extra Expense:
72 Hour Waiting Period

Additional Coverages
Debris Removal: $150,000
Pollutant Clean Up: $50,000
Newly Acquired Equipment: $100,000

Valuation
Property –Functional Replacement Cost
Time Element-Actual Loss Sustained

Conditions
Quarterly reporting of new installations by size of system (KW)
Quarterly audit/adjustments per rates
Mechanical Breakdown included Loss Payee Exhibit F1 included

4/1/2016-4/1/2017	IM2542601	Colony Insurance Company	Inland Marine Property	Catastrophe Limit:
$10,000,000
VIVINT SOLAR ELYSE PROJECT COMPANY, LLC
Covered Property/Stock: Solar Panel Systems, Inverters and related equipment, various storage and office facilities as reported by insured

Schedule 4.14-5	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Policy Dates	Policy Number	Carrier	Line of Insurance	Coverage
Property in the Course of Construction or Installation
$100,000 Per Jobsite
$500,000 Blanket per Occurrence

Property in the due course of transit:
$50,000

Fixed Property- Operational solar panel systems and related equipment per schedule of locations :
$100,000

Miscellaneous Unscheduled Locations:
$65,000

Flood-Annual Aggregate: $2,000,000
Earthquake-Annual Aggregate: $2,000,000

Business Interruption/Extra Expense: $5,000,000 subject to a maximum amount stated in the statement of values per occurrence;

Deductibles
Per Occurrence: $10,000
Annual Aggregate: $100,000

Per Occurrence Trailing Deductible once Aggregate is reached. All claims for the ground up will continue to the erosion of the aggregate: $1,000

Earthquake, Flood, and Named Windstorm-Do not apply to the aggregate amount:
2% of Insurable Values-Subject to minimum of $100,000 per occurrence

Schedule 4.14-6	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Policy Dates	Policy Number	Carrier	Line of Insurance	Coverage
Business Interruption/Extra Expense:
72 Hour Waiting Period

Additional Coverages
Debris Removal: $150,000
Pollutant Clean Up: $50,000
Newly Acquired Equipment: $100,000
Transit: $50,000

Valuation
Property –Functional Replacement Cost
Time Element-Actual Loss Sustained
No Coinsurance:

Terms & Conditions
Quarterly reporting of new installations by State/Zip code
Quarterly audit/adjustments per rates
Minimum Earned Premium 25%
Special Endorsement Language by Fund Manager
Mechanical Breakdown Coverage Included
Terrorism Coverage-Rejected

9/17/2015-9/17/2016	IM254386	Colony Insurance Company	Inland Marine Property	Catastrophe Limit:
$10,000,000
VIVINT SOLAR FUND XIV PROJECT COMPANY, LLC
Covered Property/Stock: Solar Panel Systems, Inverters and related equipment, various storage and office facilities as reported by insured

Property in the Course of Construction or Installation
$100,000 Per Jobsite
$500,000 Blanket per Occurrence

Property in the due course of transit:
$50,000

Schedule 4.14-7	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Policy Dates	Policy Number	Carrier	Line of Insurance	Coverage
Fixed Property- Operational solar panel systems and related equipment per schedule of locations :
$100,000

Miscellaneous Unscheduled Locations:
$100,000

Flood-Annual Aggregate: $2,000,000
Earthquake-Annual Aggregate: $2,000,000

Business Interruption/Extra Expense: $5,000,000 per occurrence;$500,000 max per 30 days.

Deductibles
Per Occurrence: $10,000
Annual Aggregate: $100,000

Per Occurrence Trailing Deductible once Aggregate is reached. All claims for the ground up will continue to the erosion of the aggregate: $1,000

Earthquake, Flood, and Named Windstorm-Do not apply to the aggregate amount:
2% of Insurable Values-Subject to minimum of $100,000 per occurrence

Business Interruption/Extra Expense:
72 Hour Waiting Period

Additional Coverages
Debris Removal: $150,000
Pollutant Clean Up: $50,000
Newly Acquired Equipment: $100,000

Valuation
Property –Functional Replacement Cost

Schedule 4.14-8	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Policy Dates	Policy Number	Carrier	Line of Insurance	Coverage
Time Element-Actual Loss Sustained
No Coinsurance:

Terms & Conditions
Quarterly reporting of new installations by State/Zip code
Quarterly audit/adjustments per rates
Minimum Earned Premium 25%
Special Endorsement Language by Fund Manager
Mechanical Breakdown Coverage Included
Terrorism Coverage-Rejected

11/01/15 To 11/01/16	BAP509601501	Zurich American Insurance Company	Commercial Automobile	$1,000,000 Bodily Injury & Property Damage
			Vivint Solar, Inc.	Statutory Personal Injury Protection
			Vivint Solar Developer, LLC	$10,000 Medical Payments – Each Person
$1,000,000 Uninsured/Underinsured Motorists
$250,000 Deductible
Hired Car Physical Damage – ACV
Owned and Hired Car Phys. Damaged Deductible:
$1,000 Comprehensive
$1,000 Collision
Lessor-Additional Insured and Loss Payee Where Required by Written Contract
Waiver of Transfer of rights of Recovery Where Required by Written Contract
Rental Reimbursement Included

11/01/15 To 11/01/16	WC509601301	American Zurich Insurance Company.	Worker’s Compensation Deductible Policy	States Covered: AZ, CA, CT, HI, MD, NJ, NU, NV, NM, OR, PA, UT

			Vivint Solar, Inc.	Statutory - Workers’ Compensation
			Vivint Solar Developer, LLC	$1,000,000 - Bodily Injury by Accident – Each Accident
$1,000,000 - Bodily Injury by Disease – Policy Limit

Schedule 4.14-9	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Policy Dates	Policy Number	Carrier	Line of Insurance	Coverage
$1,000,000 Bodily Injury by Disease – Each Employee
$500,000 Deductible
11/01/15 To 11/01/16	WC509601401 (MA)	Zurich American Insurance Company	Worker’s Compensation Retro Policy	States Covered: MA

			Vivint Solar, Inc.	Statutory - Workers’ Compensation
			Vivint Solar Developer, LLC	$1,000,000 Bodily Injury by Accident – Each Accident
$1,000,000 Bodily Injury by Disease – Policy Limit
$1,000,000 Bodily Injury by Disease – Each Employee
$500,000 Deductible
1/29/16 – 1/29/17	3776500116EN	Axis Specialty Europe	Commercial General Liability	General Liability:
$1,000,000 Each Occurrence Limit
			Vivint Solar, Inc.	$1,000,000 Damage to Premises Rented to You
			Vivint Solar Developer, LLC	$10,000 Medical Expense Limit – Each Person
$1,000,000 Personal & Advertising Injury Limit
$1,000,000 Products/Completed Operations Limit
$2,000,000 General Aggregate
$25,000 Deductible - Bodily Injury & Property Damage Combined- Per Occurrence
Umbrella Coverage
$25,000,000 Each Occurrence and in the Aggregate

Additional Named Insured Schedule:
Vivint Solar Holdings, Inc.
Vivint Solar Financing I Parent, LLC
Vivint Solar Financing I, LLC
Vivint Solar Financing Holdings Parent, LLC
Vivint Solar Financing Holdings, LLC
Vivint Solar OTM Holdings, LLC
Vivint Solar Commercial Holdings, LLC
Vivint Solar Owner I, LLC

Schedule 4.14-10	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Policy Dates	Policy Number	Carrier	Line of Insurance	Coverage
Vivint Solar Operations, LLC
Vivint Solar Provider, LLC
Vivint Solar Developer, LLC
Vivint Solar Margaux Manager, LLC
Vivint Solar Margaux Master Tenant, LLC
Vivint Solar Margaux Owner, LLC
Vivint Solar Liberty Manager, LLC
Vivint Solar Liberty Master Tenant, LLC
Vivint Solar Liberty Owner, LLC
Vivint Solar Fund III Manager, LLC
Vivint Solar Fund III Master Tenant, LLC
Vivint Solar Fund III Owner, LLC
Vivint Solar Aaliyah Manager, LLC
Vivint Solar Aaliyah Project Company, LLC
Vivint Solar Mia Manager, LLC
Vivint Solar Mia Project Company, LLC
Solmetric Corporation
Vivint Solar Hannah Project Company, LLC
Vivint Solar Hannah Manager, LLC
Vivint Solar Rebecca Project Company, LLC
Vivint Solar Rebecca Manager, LLC
Vivint Solar Nicole Owner, LLC
Vivint Solar Nicole Manager, LLC
Vivint Solar Nicole Master Tenant, LLC
Vivint Solar Elyse Project Company, LLC
Vivint Solar Elyse Manager, LLC
Vivint Solar Fund X Manager, LLC
Vivint Solar Fund X Project Company, LLC
Vivint Solar Fund XIV, Manager LLC
Vivint Solar Fund XIV, Project Company LLC

Schedule 4.14-11	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Policy Dates	Policy Number	Carrier	Line of Insurance	Coverage
Vivint Solar Fund XIII Manager, LLC
Vivint Solar Fund XIII Project Company, LLC
Vivint Solar Fund XI Manager, LLC
Vivint Solar Fund XI Project Company, LLC
Vivint Solar Fund XVI Manager, LLC
Vivint Solar Fund XVI Lessee, LLC
Vivint Solar Fund XVIII Manager, LLC
Vivint Solar Fund XVIII Project Company, LLC
Vivint Solar Fund XV Project Company, LLC
Vivint Solar Fund XII Manager, LLC
Vivint Solar Fund XII Project Company, LLC
1/29/16 – 1/29/17	CPO 69895626	AIG Specialty Insurance Company	Contractors Pollution	Contractors Pollution Liability:
Coverage A – Legal Liability
			Vivint Solar, Inc.	$5,000,000 Each Pollution Condition Limit
			Vivint Solar Developer, LLC	Coverage B – Emergency Response Costs
$250,000
$25,000 Deductible
1/29/16 – 1/29/17	CEO7446813	XL Catlin	Professional	Professional Liability
			Liability	(Claims Made and Reported Coverage):
$1,000,000 Each Claim Limit
			Vivint Solar, Inc.	$1,000,000 Aggregate Limit
			Vivint Solar Developer, LLC	06/09/2011 Retroactive Date
$100,000 SIR

10/01/14 to 11/01/16	WS11007784	Insurance Company of the State of Pennsylvania	Foreign Liability	Foreign General Liability
$4,000,000 Program Aggregate
			Vivint Solar, Inc.	$2,000,000 General Aggregate
			Vivint Solar Developer, LLC	$2,000,000 Product-Completed Operations Aggregate
$1,000,000 Personal and Advertising Injury
$1,000,000 Each Occurrence Limit

Schedule 4.14-12	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Policy Dates	Policy Number	Carrier	Line of Insurance	Coverage
$1,000,000 Damage to Premises Rented to You
$25,000 Medical Expense
Foreign Business Automobile
$1,000,000 Foreign Business Automobile – Accident
$25,000 Medical Expense – Accident
$25,000 Hired Auto – Accident
Physical Damage - $1,000 – Each Auto

Foreign Voluntary Compensation and Employers Liability
$1,000,000 Supplemental Repatriation Expense
$1,000,000 Employers Liability Injury – Accident
$1,000,000 Employers Liability Injury – Disease Limit
$1,000,000 Employers Liability Injury – Disease Each Employee
Foreign Travel Accident and Sickness
$100,000 Principal Sum Insured
$1,000,000 Aggregate Limit
$50,000 Medical Expense
$500 Deductible
$100,000 Emergency Medical Evacuation
3/30/16	474382	Underwriters at Lloyds	Media	Multimedia Liability
To			Security	$5,000,000 Each Claim
6/30/17			Privacy	$5,000,000 Aggregate
$25,000 Retention Each Claim
			Vivint Solar, Inc.	Security and Privacy Liability
			Vivint Solar Developer, LLC	$5,000,000 Each Claim
$5,000,000 Aggregate
$25,000 Retention Each Claim
Privacy Regulatory Defense & Penalties
$5,000,000 Each Claim
$5,000,000 Aggregate
$25,000 Retention Each Claim
Privacy Breach Response Costs, Notification Expenses, and Breach Support & Credit Monitoring Expenses (Outside the Limits)
$5,000,000 Each Claim

Schedule 4.14-13	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Policy Dates	Policy Number	Carrier	Line of Insurance	Coverage
$5,000,000 Aggregate
$25,000 Retention
Proactive Privacy Breach Response Costs Sublimit
$25,000 Each Claim
$25,000 Aggregate
Voluntary Notification Expenses Sublimit
$5,000,000 Each Claim
$5,000,000 Aggregate
Network Asset Protection
$5,000,000 Each Claim
$5,000,000 Aggregate
$25,000 Retention Each Claim
10% Co-insurance each and every loss
Non-physical Business Interruption & Extra Expense – 8 hour waiting period
Cyber Extortion
$5,000,000 Each Claim
$5,000,000 Aggregate
$25,000 Retention Each Claim
Cyber Terrorism
$5,000,000 Each Claim
$5,000,000 Aggregate
$5,000,000 Maximum Policy Aggregate Limit
6/30/16 To 6/30/17	01-613-76-21	National Union Fire Insurance Company of Pittsburgh, PA	Directors & Officers Liability	$10,000,000 Limit of Liability
$2,500,000 Retention
Vivint Solar, Inc.
Vivint Solar Developer, LLC
6/30/16 To 6/30/17	DOX G23676321 002	ACE American Insurance Company	Excess Directors & Officers Liability	$10,000,000 Aggregate
$10MM xs $10MM
Vivint Solar, Inc.
Vivint Solar Developer, LLC
6/30/16	ELU145082-16	XL Specialty Insurance Company	Excess Directors & Officers Liability	$20,000,000 Aggregate
To				$10MM xs $20MM
6/30/17			Vivint Solar, Inc.
Vivint Solar Developer, LLC
6/30/16	DOX10005655901	Endurance American Insurance Company	Excess Directors & Officers Liability	$30,000,000 Aggregate
To				$10MM xs $30MM
6/30/17			Vivint Solar, Inc.

Schedule 4.14-14	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Policy Dates	Policy Number	Carrier	Line of Insurance	Coverage
Vivint Solar Developer, LLC
6/30/16	MC002KP16	Aspen American Insurance Company	Excess Directors & Officers Liability	$40,000,000 Aggregate
To				$10MM xs $40MM
6/30/17			Vivint Solar, Inc.
Vivint Solar Developer, LLC
6/30/16	18016327	Berkley Insurance Company	Excess Directors & Officers Liability	$50,000,000 Aggregate
To				$10MM xs $50MM
6/30/17			Vivint Solar, Inc.
Vivint Solar Developer, LLC
6/30/16	MLX7601103-01	Argonaut Insurance Company	Excess Directors & Officers Liability	$60,000,000 Aggregate
To				$10MM xs $60MM
6/30/17			Vivint Solar, Inc.
Vivint Solar Developer, LLC
6/30/16	0309-2282	Allied World National Assurance Company	Excess Side A Directors & Officers Liability	$70,000,000 Aggregate
To				$10MM xs $70MM
6/30/17			Vivint Solar, Inc.
Vivint Solar Developer, LLC
6/30/16	ELU145085-16	XL Specialty Insurance Company	Excess Side A Directors & Officers Liability	$80,000,000 Aggregate
To				$10MM xs $80MM
6/30/17			Vivint Solar, Inc.
Vivint Solar Developer, LLC
6/30/16 To 6/30/17	01-542-50-06	Illinois National Insurance Company	Excess Side A Directors & Officers Liability	$90,000,000 Aggregate
$20MM xs $90MM
Vivint Solar, Inc.
Vivint Solar Developer, LLC
6/30/16 To	01-542-49-62	Illinois National Insurance Company	Fiduciary Liability	$5,000,000 Aggregate
6/30/17
Vivint Solar, Inc.
Vivint Solar Developer, LLC
6/30/16 To	DON G23690068 002	Ace American Insurance Company	Crime	$5,000,000 Employee Theft
6/30/17				$5,000,000 Forgery or Alteration
			Vivint Solar, Inc.	$5,000,000 Theft of Money/Securities Inside Premises
			Vivint Solar Developer, LLC	$5,000,000 Robbery of Safe Burglary Inside Premises
$5,000,000 Theft Outside Premises
$5,000,000 Computer and Funds Transfer Fraud

Schedule 4.14-15	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Policy Dates	Policy Number	Carrier	Line of Insurance	Coverage
$5,000,000 Money Orders and Counterfeit Money
$25,000 Deductible
6/30/16 To 6/30/17	01-542-50-04	National Union Fire Insurance Company of Pittsburgh, PA	Employment Practices Liability	$5,000,000 Aggregate
$250,000 Retention
Vivint Solar, Inc.
Vivint Solar Developer, LLC

.

Schedule 4.14-16	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Schedule 4.19

Brokers

None.

Schedule 4.19-1	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Schedule 4.22(a)

Portfolio Documents

Liberty Fund

1.

Amended and Restated Operating Agreement of Vivint Solar Liberty Master Tenant, LLC, between the Investor named therein and Vivint Solar Liberty Manager, LLC, dated September 14, 2012, as amended by Amendment No. 1 to the Vivint Solar Liberty Master Tenant, LLC, Amended and Restated Operating Agreement, dated August 1, 2016

2.

Operating Agreement of Vivint Solar Liberty Owner, LLC, between Vivint Solar Liberty Master Tenant, LLC and Vivint Solar Liberty Manager, LLC, dated October 5, 2011, as amended by Amendment No. 1 to the Vivint Solar Liberty Owner, LLC, Operating Agreement, dated August 1. 2016

3.

Amended and Restated Equity Capital Contribution Agreement among Vivint Solar Developer, LLC, Vivint Solar Liberty Owner, LLC and Vivint Solar Liberty Manager, LLC, dated September 14, 2012 (“Liberty Purchase Agreement”)

4.

Master Lease between Vivint Solar Liberty Owner, LLC and Vivint Solar Liberty Master Tenant, LLC, dated October 5, 2011, as amended by Amendment No. 1 to Master Lease dated June 20, 2012 (“Liberty MLA”)

5.

Maintenance Services Agreement between Vivint Solar Provider, LLC and Vivint Solar Liberty Owner, LLC, dated October 5, 2011, as amended by the First Amendment to Maintenance Services Agreement dated October 2, 2013, and the Second Amendment to Maintenance Services Agreement dated August 1, 2016 (“Liberty MSA”)

6.

Guaranty between the Investor named therein and Vivint Solar, Inc., dated October 5, 2011, as amended by Extension of Deadline To Deliver Subordination Agreement Under Guaranty dated November 23, 2011 (“Liberty Guaranty”)

7.	Pass-Through Agreement, between Vivint Solar Liberty Owner, LLC, and Vivint Solar Liberty Master Tenant, LLC, dated October 5, 2011 (“Liberty Pass-Through”)
8.

REC Purchase Agreement, between Vivint Solar Liberty Owner, LLC and Vivint Solar Developer, LLC, dated October 5, 2011, and assigned by Developer to Vivint Solar SREC Guarantor, LLC pursuant to the Assignment and Assumption Agreement dated August 1, 2016 (“Liberty SREC Transfer Agreement”)

9.

Consent Agreement, dated as of July 18, 2016, by and among Vivint Solar Fund III Manager, LLC, a Delaware limited liability company, Vivint Solar Fund XIII Project Company, LLC, a Delaware limited liability company, Vivint Solar Liberty Manager, LLC, a Delaware limited liability company, Vivint Solar Margaux Manager, LLC, a Delaware limited liability company, Vivint Solar Nicole Manager, LLC, a Delaware limited liability company, Vivint Solar Developer, LLC, a Delaware limited liability company, and [***], a Delaware limited liability company (the “[***] Consent Agreement”)

Schedule 4.22(a)-1	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Margaux Fund

1.

Operating Agreement of Vivint Solar Margaux Master Tenant, LLC, between the Investor named therein and Vivint Solar Margaux Manager, LLC, dated October 3, 2012, as amended by Amendment No. 1 to the Vivint Solar Margaux Master Tenant, LLC, Operating Agreement, dated August 1, 2016

2.

Operating Agreement of Vivint Solar Margaux Owner, LLC, between Vivint Solar Margaux Master Tenant, LLC and Vivint Solar Margaux Manager, LLC, dated October 3, 2012, as amended by Amendment No. 1 to the Vivint Solar Margaux Owner, LLC, Operating Agreement, dated August 1, 2016

3.	Equity Capital Contribution Agreement among Vivint Solar Developer, LLC, Vivint Solar Margaux Owner, LLC and Vivint Solar Margaux Manager, LLC, dated October 3, 2012 (“Margaux Purchase Agreement”)
4.	Master Lease between Vivint Solar Margaux Owner, LLC and Vivint Solar Margaux Master Tenant, LLC, dated October 3, 2012 (“Margaux MLA”)
5.

Maintenance Services Agreement between Vivint Solar Provider, LLC and Vivint Solar Margaux Owner, LLC, dated October 3, 2012, as amended by the First Amendment to Maintenance Services Agreement dated October 2, 2013, and the Second Amendment to Maintenance Services Agreement dated August 1, 2016 (“Margaux MSA”)

6.	Guaranty between the Investor named therein and Vivint Solar, Inc., dated October 3, 2012 (“Margaux Guaranty”)
7.	Pass-Through Agreement, between Vivint Solar Margaux Owner, LLC, and Vivint Solar Margaux Master Tenant, LLC, dated October 3, 2012 (“Margaux Pass-Through”)
8.

REC Purchase Agreement, between Vivint Solar Margaux Owner, LLC and Vivint Solar Developer, LLC, dated October 3, 2012, and assigned by Developer to Vivint Solar SREC Guarantor, LLC pursuant to the Assignment and Assumption Agreement dated August 1, 2016 (“Margaux SREC Transfer Agreement”)

9.	The [***] Consent Agreement

Caitlin Fund

1.

Operating Agreement of Vivint Solar Fund III Master Tenant, LLC, between the Investor named therein and Vivint Solar Fund III Manager, LLC, dated June 28, 2013, as amended by the First Amendment to Vivint Solar Fund III Master Tenant, LLC Operating Agreement, dated October 2, 2013, and the Second Amendment to Vivint Solar Fund III Master Tenant, LLC Operating Agreement, dated August 1, 2016

2.

Operating Agreement of Vivint Solar Fund III Owner, LLC, between Vivint Solar Fund III Master Tenant, LLC and Vivint Solar Fund III Manager, LLC, dated June 28, 2013, as amended by the First Amendment to Vivint Solar Fund III Owner, LLC Operating Agreement, dated October 2, 2013, and the Second Amendment to Vivint Solar Fund III Owner, LLC Operating Agreement, dated August 1, 2016

Schedule 4.22(a)-2	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

3.

Equity Capital Contribution Agreement among Vivint Solar Developer, LLC, Vivint Solar Fund III Owner, LLC and Vivint Solar Fund III Manager, LLC, dated June 28, 2013, as amended by the First Amendment to Equity Capital Contribution Agreement, dated October 2, 2013 (“Fund III Purchase Agreement”)

4.

Master Lease between Vivint Solar Fund III Owner, LLC and Vivint Solar Fund III Master Tenant, LLC, dated June 28, 2013, as amended by the First Amendment to Master Lease, dated October 2, 2013 (“Fund III MLA”)

5.

Maintenance Services Agreement between Vivint Solar Provider, LLC and Vivint Solar Fund III Owner, LLC, dated June 28, 2013, as amended by the First Amendment to Maintenance Services Agreement dated August 1, 2016 (“Fund III MSA”)

6.

Guaranty among the Investor named therein, Vivint Solar Fund III Master Tenant, LLC, Vivint Solar Developer, LLC, and Vivint Solar, Inc., dated June 28, 2013, as reaffirmed by the Reaffirmation Agreement among Vivint Solar, Inc. and Vivint Solar Developer, LLC to the Investor named therein and Vivint Solar Fund III Master Tenant, LLC, dated October 2, 2013 (“Fund III Guaranty”)

7.	Pass-Through Agreement, between Vivint Solar Fund III Owner, LLC, and Vivint Solar Fund III Master Tenant, LLC, dated June 28, 2013 (“Fund III Pass-Through”)
8.

REC Purchase Agreement, between Vivint Solar Fund III Owner, LLC and Vivint Solar Developer, LLC, dated June 28, 2013, and assigned by Developer to Vivint Solar SREC Guarantor, LLC pursuant to the Assignment and Assumption Agreement dated August 1, 2016 (“Fund III SREC Transfer Agreement”)

9.	The [***] Consent Agreement

Nicole Fund

1.

Operating Agreement of Vivint Solar Nicole Master Tenant, LLC, between the Investor named therein and Vivint Solar Nicole Manager, LLC, dated April 29, 2014, as amended by Amendment No. 1 to the Vivint Solar Nicole Master Tenant, LLC, Operating Agreement, dated August 1, 2016

2.

Operating Agreement of Vivint Solar Nicole Owner, LLC, between Vivint Solar Nicole Master Tenant, LLC and Vivint Solar Nicole Manager, LLC, dated April 29, 2014, as amended by Amendment No. 1 to the Vivint Solar Nicole Owner, LLC, Operating Agreement, dated August 1, 2016

3.	Equity Capital Contribution Agreement among Vivint Solar Developer, LLC, Vivint Solar Nicole Owner, LLC and Vivint Solar Nicole Manager, LLC, dated April 29, 2014 (“Nicole Purchase Agreement”)
4.	Master Lease between Vivint Solar Nicole Owner, LLC and Vivint Solar Nicole Master Tenant, LLC, dated April 29, 2014 (“Nicole MLA”)
5.

Maintenance Services Agreement between Vivint Solar Provider, LLC and Vivint Solar Nicole Owner, LLC, dated April 29, 2014, as Amended by the First Amendment to Maintenance Services Agreement, dated August 1, 2016  (“Nicole MSA”)

Schedule 4.22(a)-3	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

6.	Guaranty among the Investor named therein, Vivint Solar Nicole Master Tenant, LLC, Vivint Solar Developer, LLC, and Vivint Solar Holdings, Inc., dated April 29, 2014 (“Nicole Guaranty”)
7.	Pass-Through Agreement, between Vivint Solar Nicole Owner, LLC, and Vivint Solar Nicole Master Tenant, LLC, dated April 29, 2014 (“Nicole Pass-Through”)
8.

REC Purchase Agreement, between Vivint Solar Nicole Owner, LLC and Vivint Solar Developer, LLC, dated April 29, 2014, and assigned by Developer to Vivint Solar SREC Guarantor, LLC pursuant to the Assignment and Assumption Agreement dated August 1, 2016 (“Nicole SREC Transfer Agreement”)

9.	The [***] Consent Agreement

Mia Fund

1.

Limited Liability Company Agreement of Vivint Solar Mia Project Company, LLC, between Vivint Solar Mia Manager, LLC and the original investor named therein, dated July 16, 2013, as assigned to the Investor named therein pursuant to the Assignment and Assumption Agreement among the original investor named therein as assignor, the Investor named therein as assignee, and Vivint Solar Mia Manager, LLC, dated September 30, 2013, and as amended by the First Amendment to Limited Liability Company Agreement dated September 12, 2013 and effective as of August 5, 2013, the Second Amendment to Limited Liability Company Agreement dated August 31, 2013 the Third Amendment to Limited Liability Company Agreement dated April 15, 2015 and Amendment No. 4 to Vivint Solar Mia Project Company, LLC, Limited Liability Company Agreement dated August 4, 2016

2.

Development, EPC and Purchase Agreement among Vivint Solar Developer, LLC, Vivint Solar, Inc. and Vivint Solar Mia Project Company, LLC, dated July 15, 2013, as amended by the First Amendment to Development, EPC and Purchase Agreement dated January 13, 2014, the Second Amendment to Development, EPC and Purchase Agreement dated April 25, 2014 and the Third Amendment to Development, EPC and Purchase Agreement dated April 15, 2015 (“Mia Purchase Agreement”)

3.

Maintenance Services Agreement between Vivint Solar Provider, LLC and Vivint Solar Mia Project Company, LLC, dated July 16, 2013, as amended by the First Amendment to Maintenance Services Agreement, dated April 15, 2015 and the Second Amendment to Maintenance Services Agreement, dated August 4, 2016 (“Mia MSA”)

4.	Administrative Services Agreement between Vivint Solar Mia Manager, LLC and Vivint Solar Mia Project Company, LLC, dated August 4, 2016 (“Mia ASA”)
5.

Guaranty by Vivint Solar, Inc. in favor of the original investor named therein and Vivint Solar Mia Project Company, LLC, dated July 16, 2013, as assigned to the current Investor automatically by operation of Section 9 of the Guaranty, as amended by that certain Amendment to Guaranty dated August 4, 2016 (“Mia Guaranty”)

6.	SREC Transfer Agreement, between Vivint Solar Mia Project Company, LLC and Vivint Solar SREC Guarantor, LLC, dated August 4, 2016 (“Mia SREC Transfer Agreement”)

Schedule 4.22(a)-4	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

7.

Consent Agreement, dated as of August 4, 2016, by and among Vivint Solar Aaliyah Manager, LLC, a Delaware limited liability company, Vivint Solar Mia Manager, LLC, a Delaware limited liability company, Vivint Solar Rebecca Manager, LLC, a Delaware limited liability company, Stoneco IV Corporation, a Delaware corporation, and Blackstone Holdings I L.P., a Delaware limited partnership (the “Blackstone Consent Agreement”)

Aaliyah Fund

1.

Limited Liability Company Agreement of Vivint Solar Aaliyah Project Company, LLC, between Vivint Solar Aaliyah Manager, LLC and the Investor named therein, dated November 5, 2013, as amended by the First Amendment to Limited Liability Company Agreement of Vivint Solar Aaliyah Project Company, LLC dated January 13, 2014 and the Written Consent of the Members of Vivint Solar Aaliyah Project Company, LLC, dated January 13, 2014, the Second Amendment to Limited Liability Company Agreement of Vivint Solar Aaliyah Project Company, LLC dated April 15, 2015 and Amendment No. 3 to Vivint Solar Aaliyah Project Company, LLC, Limited Liability Company Agreement dated August 4, 2016

2.

Development, EPC and Purchase Agreement among Vivint Solar Developer, LLC, Vivint Solar, Inc. and Vivint Solar Aaliyah Project Company, LLC, dated November 5, 2013, as amended by the First Amendment to Development, EPC and Purchase Agreement dated January 13, 2014 and the Second Amendment to Development, EPC and Purchase Agreement dated February 13, 2014 and the Third Amendment to Development, EPC and Purchase Agreement dated April 15, 2015 (“Aaliyah Purchase Agreement”)

3.

Maintenance Services Agreement between Vivint Solar Provider, LLC and Vivint Solar Aaliyah Project Company, LLC, dated November 5, 2013, as amended by the First Amendment to Maintenance Services Agreement, dated April 15, 2015 and the Second Amendment to Maintenance Services Agreement, dated August 4, 2016 (“Aaliyah MSA”)

4.	Administrative Services Agreement between Vivint Solar Aaliyah Manager, LLC and Vivint Solar Aaliyah Project Company, LLC, dated August 4, 2016 (“Aaliyah ASA”)
5.

Guaranty by Vivint Solar, Inc. in favor of the Investor named therein and Vivint Solar Aaliyah Project Company, LLC, dated November 5, 2013 and the Reaffirmation Agreement by Vivint Solar, Inc. in favor of the Investor named therein and Vivint Solar Aaliyah Project Company, LLC, dated January 13, 2014, as amended by that certain Amendment to Guaranty dated August 4, 2016 (“Aaliyah Guaranty”)

6.	SREC Transfer Agreement, between Vivint Solar Aaliyah Project Company, LLC and Vivint Solar SREC Guarantor, LLC, dated August 4, 2016 (“Aaliyah SREC Transfer Agreement”)
7.	The Blackstone Consent Agreement

Rebecca Fund

1.

Limited Liability Company Agreement of Vivint Solar Rebecca Project Company, LLC, between Vivint Solar Rebecca Manager, LLC and the Investor named therein, dated February 13, 2014, as amended by the First Amendment to Limited Liability Company Agreement of Vivint Solar Rebecca Project Company, LLC dated April 15, 2015 and Amendment No. 2 to Vivint Solar Rebecca Project Company, LLC, Limited Liability Company Agreement dated August 4, 2016

Schedule 4.22(a)-5	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

2.

Development, EPC and Purchase Agreement among Vivint Solar Developer, LLC, Vivint Solar, Inc. and Vivint Solar Rebecca Project Company, LLC, dated February 13, 2014, as amended by the First Amendment to Development, EPC and Purchase Agreement dated April 15, 2015 (“Rebecca Purchase Agreement”)

3.

Maintenance Services Agreement between Vivint Solar Provider, LLC and Vivint Solar Rebecca Project Company, LLC, dated February 13, 2014, as amended by the First Amendment to Maintenance Services Agreement, dated April 15, 2015 and the Second Amendment to Maintenance Services Agreement, dated August 4, 2016 (“Rebecca MSA”)

4.	Administrative Services Agreement between Vivint Solar Rebecca Manager, LLC and Vivint Solar Rebecca Project Company, LLC, dated August 4, 2016 (“Rebecca ASA”)
5.

Guaranty by Vivint Solar, Inc. in favor of the Investor named therein and Vivint Solar Rebecca Project Company, LLC, dated February 13, 2014, as amended by that certain Amendment to Guaranty dated August 4, 2016 (“Rebecca Guaranty”)

6.	SREC Transfer Agreement, between Vivint Solar Rebecca Project Company, LLC and Vivint Solar SREC Guarantor, LLC, dated August 4, 2016 (“Rebecca SREC Transfer Agreement”)
7.	The Blackstone Consent Agreement

Hannah Fund

1.

Limited Liability Company Agreement of Vivint Solar Hannah Project Company, LLC, between Vivint Solar Hannah Manager, LLC and the Investor named therein, dated February 14, 2014, as amended by Amendment No. 1 to Limited Liability Company Agreement, dated March 28, 2014, Amendment No. 2 to Limited Liability Company Agreement dated June 30, 2014, Amendment No. 3 to Limited Liability Company Agreement, dated June 16, 2015 but effective as of May 31, 2015 and Amendment No. 4 to Vivint Solar Hannah Project Company, LLC, Limited Liability Company Agreement, dated August 2, 2016

2.

Master EPC Agreement between Vivint Solar Developer, LLC and Vivint Solar Hannah Project Company, LLC, dated February 14, 2014, as amended by Amendment No. 1 to Master EPC Agreement, dated June 17, 2015 but effective as of May 31, 2015 (“Hannah Purchase Agreement”)

3.

Maintenance Services Agreement between Vivint Solar Provider, LLC and Vivint Solar Hannah Project Company, LLC, dated February 14, 2014, as amended by the First Amendment to Maintenance Services Agreement, dated August 2, 2016 (“Hannah MSA”)

4.	Guaranty by Vivint Solar, Inc. in favor of the Investor named therein, dated February 14, 2014 (“Hannah Guaranty”)
5.	Environmental Attribute Transfer Agreement, between Vivint Solar Hannah Manager, LLC and Vivint Solar SREC Guarantor, LLC, dated August 4, 2016 (“Hannah SREC Transfer Agreement”)
6.	Consent Agreement, dated as of August 2, 2016, by and between Vivint Solar Hannah Manager, LLC, a Delaware limited liability company, and [***], a Delaware corporation

Schedule 4.22(a)-6	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Elyse Fund

1.

Limited Liability Company Agreement of Vivint Solar Elyse Project Company, LLC, between Vivint Solar Elyse Manager, LLC and the Investor named therein, dated July 3, 2014, as amended by Amendment No. 1 to Limited Liability Company Agreement, dated July 22, 2014, Amendment No. 2 to Limited Liability Company Agreement, December 30, 2014, Amendment No. 3 to Limited Liability Company Agreement, dated May 11, 2015, Amendment No. 4 to Limited Liability Company Agreement, dated June 30, 2015 and Amendment No. 5 to Vivint Solar Elyse Project Company, LLC, Limited Liability Company Agreement, dated August 4, 2016.

2.

Master Engineering, Procurement and Construction Agreement between Vivint Solar Developer, LLC and Vivint Solar Elyse Project Company, LLC, dated July 3, 2014, as amended by Amendment No. 1 to Master Engineering, Procurement and Construction Agreement, dated July 22, 2014, Amendment No. 2 to Master Engineering, Procurement and Construction Agreement, dated December 30, 2014, Amendment No. 3 to Master Engineering, Procurement and Construction Agreement, dated May 11, 2015 and Amendment No. 4 to Master Engineering, Procurement and Construction Agreement, dated June 30, 2015 (“Elyse Purchase Agreement”)

3.	Maintenance Services Agreement between Vivint Solar Provider, LLC and Vivint Solar Elyse Project Company, LLC, dated July 3, 2014 (“Elyse MSA”)
4.

Administrative Services Agreement between Vivint Solar Provider, LLC and Vivint Solar Elyse Project Company, LLC, dated July 3, 2014, as amended by Amendment No. 1 to the Administrative Services Agreement, dated June 30, 2015 and Amendment No. 2 to the Administrative Services Agreement, dated August 3, 2016 (“Elyse ASA”)

5.	Guaranty by Vivint Solar, Inc. in favor of the Investor named therein, dated July 3, 2014 (“Elyse Guaranty”)
6.	SREC Transfer Agreement, between Vivint Solar Elyse Project Company, LLC and Vivint Solar SREC Guarantor, LLC, dated August 4, 2016 (“Elyse SREC Transfer Agreement”)
7.

Consent Agreement, dated as of August 4, 2016, by and among Vivint Solar Elyse Manager, LLC, a Delaware limited liability company, Vivint Solar Fund XVIII Manager, LLC, a Delaware limited liability company, Vivint Solar Developer, LLC, a Delaware limited liability company, and [***], a Delaware corporation

Fund X Fund

1.

Limited Liability Company Agreement of Vivint Solar Fund X Project Company, LLC, between Vivint Solar Fund X Manager, LLC and the Investor named therein, dated September 17, 2014, as amended by Amendment No. 1 to Vivint Solar Fund X Project Company, LLC, Limited Liability Company Agreement, dated March 16, 2016, and Amendment No. 2 to the Vivint Solar Fund X Project Company, LLC, Limited Liability Company Agreement dated August 1, 2016.

2.

Master Engineering, Procurement and Construction Agreement, between Vivint Solar Developer, LLC and Vivint Solar Fund X Project Company, LLC, dated September 17, 2014, as amended by Amendment No. 1 to Master Engineering, Procurement and Construction Agreement, dated March 16, 2016 (“Fund X Purchase Agreement”)

Schedule 4.22(a)-7	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

3.	Maintenance Services Agreement, between Vivint Solar Provider, LLC and Vivint Solar Fund X Project Company, LLC, dated September 17, 2014 (“Fund X MSA”)
4.

Administrative Services Agreement, between Vivint Solar Provider, LLC and Vivint Solar Fund X Project Company, LLC, dated September 17, 2014, as amended by Amendment No. 1 to the Administrative Services Agreement, dated August 1, 2016 (“Fund X ASA”)

5.	Guaranty, by Vivint Solar, Inc. in favor of the Investor named therein, dated September 17, 2014 (“Fund X Guaranty”)
6.	SREC Transfer Agreement, between Vivint Solar Fund X Project Company, LLC and Vivint Solar SREC Guarantor, LLC, dated August 1, 2016 (“Fund X SREC Transfer Agreement”)
7.	Consent Agreement, dated as of August 1, 2016, by and between Vivint Solar Fund X Manager, LLC, a Delaware limited liability company, and [***], a Delaware limited liability company

Fund XII Fund

1.	Limited Liability Company Agreement of Vivint Solar Fund XII Project Company, LLC, between Vivint Solar Fund XII Manager, LLC and the Investors named therein, dated October 3, 2014
2.

Master Purchase Agreement, between Vivint Solar Developer, LLC, and Vivint Solar Fund XII Project Company, LLC, dated October 3, 2014, as amended by Amendment No. 1 to Master Purchase Agreement, dated December 2, 2014, and as further amended by Amendment No. 2 to Master Purchase Agreement, dated December 9, 2014 (“Fund XII Purchase Agreement”)

3.

Maintenance Services Agreement, between Vivint Solar Provider, LLC, and Vivint Solar Fund XII Project Company, LLC, dated October 3, 2014, as amended by the Amendment to Maintenance Services Agreement, dated August 3, 2016 (“Fund XII MSA”)

4.	SREC Transfer Agreement, between Vivint Solar Fund XII Project Company, LLC and Vivint Solar SREC Guarantor, LLC, dated August 4, 2016 (“Fund XII SREC Transfer Agreement”)

Fund XIV Fund

1.

Limited Liability Company Agreement of Vivint Solar Fund XIV Project Company, LLC, between Vivint Solar Fund XIV Manager, LLC and the Investor named therein, dated December 18, 2014, as amended by Amendment No. 1 to Limited Liability Company Agreement, dated April 28, 2015 and Amendment No. 2 to Vivint Solar Fund XIV Project Company, LLC, Limited Liability Company Agreement, dated August 2, 2016

2.	Master EPC Agreement, between Vivint Solar Developer, LLC and Vivint Solar Fund XIV Project Company, LLC, dated December 18, 2014 (“Fund XIV Purchase Agreement”)
3.	Maintenance Services Agreement, between Vivint Solar Provider, LLC and Vivint Solar Fund XIV Project Company, LLC, dated December 18, 2014 (“Fund XIV MSA”)
4.

Administrative Services Agreement, between Vivint Solar Provider, LLC and Vivint Solar Fund XIV Project Company, LLC, dated December 18, 2014, as amended by the First Amendment to Administrative Services Agreement, dated August 2, 2016 (“Fund XIV ASA”)

Schedule 4.22(a)-8	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

5.	Guaranty, by Vivint Solar, Inc. in favor of the Investor named therein, dated December 18, 2014 (“Fund XIV Guaranty”)
6.	Environmental Attribute Transfer Agreement, between Vivint Solar Fund XIV Manager, LLC and Vivint Solar SREC Guarantor, LLC, dated August 4, 2016 (“Fund XIV SREC Transfer Agreement”)
7.	Consent Agreement, dated as of August 2, 2016, by and between Vivint Solar Fund XIV Manager, a Delaware limited liability company, and [***], a Delaware corporation

Eligible SREC Contracts

1.

Master Renewable Energy Certificate Purchase and Sale Agreement, dated December 17, 2015, by and between DTE Energy Trading, Inc. and Vivint Solar SREC Aggregator, LLC (as successor-in-interest to Vivint Solar Developer, LLC pursuant to the Assignment, Assumption, and Amendment Agreement (“DTE Amendment”), dated July 20, 2016, by and among Vivint Solar Developer, LLC, Vivint Solar SREC Aggregator, LLC, and DTE Energy Trading, Inc.)

2.

Confirmation #1, dated December 18, 2015, by and between DTE Energy Trading, Inc. and Vivint Solar SREC Aggregator, LLC (as successor-in-interest to Vivint Solar Developer, LLC pursuant to the DTE Amendment), as amended by the DTE Amendment, with a Trade Date of December 13, 2015 and Transaction Reference numbers 5329755, 5329757, 5329759, 532761 and 5329763

3.	Master Renewable Energy Certificate Purchase and Sale Agreement, dated July 20, 2016, by and between DTE Energy Trading, Inc. and Vivint Solar SREC Financing, LLC
4.	Confirmation #1, dated July 20, 2016, by and between DTE Energy Trading, Inc. and Vivint Solar SREC Financing, LLC, with a Trade Date of July 20, 2016, and Transaction Reference number 5839100
5.	Confirmation, dated July 19, 2016 with a Trade Date of July 19, 2016 and BP Ref. No. - 167990 / Trade Id. – 5060634
6.	Confirmation, dated July 19, 2016 with a Trade Date of July 19, 2016 and BP Ref. No. - 167989 / Trade Id. – 5060635
7.	Guaranty Agreement, dated July 20, 2016, by BP Corporation North America Inc. in favor of Vivint Solar SREC Aggregator, LLC
8.	Guaranty Agreement, dated July 20, 2016, by BP Corporation North America Inc. in favor of Vivint Solar SREC Financing, LLC

Master Backup Services Agreement and Addenda

1.	Master Back-Up Servicing Agreement, dated as of June 15, 2016, between Vivint Solar Provider, LLC (“Provider”) and Wells Fargo Bank, National Association (“Backup Servicer”)
2.	Covered Agreement Addendum No. 1 among Vivint Solar Liberty Master Tenant, LLC, Provider and Backup Servicer, dated August 4, 2016

Schedule 4.22(a)-9	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

3.	Covered Agreement Addendum No. 2 among Vivint Solar Margaux Master Tenant, LLC, Provider and Backup Servicer, dated August 4, 2016
4.	Covered Agreement Addendum No. 3 among Vivint Solar Fund III Master Tenant, LLC, Provider and Backup Servicer, dated August 4, 2016
5.	Covered Agreement Addendum No. 4 among Vivint Solar Nicole Master Tenant, LLC, Provider and Backup Servicer, dated August 4, 2016
6.	Covered Agreement Addendum No. 5 among Vivint Solar Mia Project Company, LLC (“Mia Project Company”), Provider and Backup Servicer, dated August 4, 2016
7.	Covered Agreement Addendum No. 6 among Vivint Solar Aaliyah Project Company, LLC (“Aaliyah Project Company”), Provider and Backup Servicer, dated August 4, 2016
8.	Covered Agreement Addendum No. 7 among Vivint Solar Rebecca Project Company, LLC (“Rebecca Project Company”), Provider and Backup Servicer, dated August 4, 2016
9.	Covered Agreement Addendum No. 8 among Vivint Solar Hannah Project Company, LLC (“Hannah Project Company”), Provider and Backup Servicer, dated August 4, 2016
10.	Covered Agreement Addendum No. 9 among Vivint Solar Fund XIV Project Company, LLC (“Fund XIV Project Company”), Provider and Backup Servicer, dated August 4, 2016
11.	Covered Agreement Addendum No. 10 among Vivint Solar Elyse Project Company, LLC (“Elyse Project Company”), Provider and Backup Servicer, dated August 4, 2016
12.	Covered Agreement Addendum No. 11 among Vivint Solar Fund X Project Company, LLC (“Fund X Project Company”), Provider and Backup Servicer, dated August 4, 2016
13.	Covered Agreement Addendum No. 12 among Vivint Solar Fund XII Project Company, LLC (“Fund XII Project Company”), Provider and Backup Servicer, dated August 4, 2016

Master SREC Purchase and Sale Agreements

1.	SREC Purchase and Sale Agreement, between Vivint Solar SREC Guarantor, LLC (“SREC Guarantor”) and Vivint Solar SREC Aggregator, LLC, dated August 4, 2016 (“SREC Aggregator Master PSA”)
2.	SREC Purchase and Sale Agreement, between SREC Guarantor and Vivint Solar SREC Financing, LLC, dated August 4, 2016 (“SREC Financing Master PSA”)

Master Lease Agreements

1.	Liberty MLA
2.	Margaux MLA
3.	Fund III MLA
4.	Nicole MLA

Schedule 4.22(a)-10	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Master Limited Warranty Agreements

1.	Master Limited Warranty Agreement, between Vivint Solar Developer, LLC, and Vivint Solar Liberty Owner, LLC, dated October 5, 2011
2.	Master Limited Warranty Agreement, between Vivint Solar Developer, LLC, and Vivint Solar Margaux Owner, LLC, dated October 3, 2012
3.

Master Limited Warranty Agreement, between Vivint Solar Developer, LLC, and Vivint Solar Fund III Owner, LLC, dated June 28, 2013, as amended by the First Amendment to Master Limited Warranty Agreement dated October 2, 2013

4.	Master Limited Warranty Agreement, between Vivint Solar Developer, LLC, and Vivint Solar Nicole Owner, LLC, dated April 29, 2014

Master Purchase Agreements

1.	Liberty Purchase Agreement
2.	Margaux Purchase Agreement
3.	Fund III Purchase Agreement
4.	Nicole Purchase Agreement
5.	Mia Purchase Agreement
6.	Aaliyah Purchase Agreement
7.	Rebecca Purchase Agreement
8.	Hannah Purchase Agreement
9.	Elyse Purchase Agreement
10.	Fund X Purchase Agreement
11.	Fund XII Purchase Agreement
12.	Fund XIV Purchase Agreement

Services Agreements

1.	Liberty MSA
2.	Margaux MSA
3.	Fund III MSA
4.	Nicole MSA

Schedule 4.22(a)-11	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

5.	Mia MSA
6.	Mia ASA
7.	Aaliyah MSA
8.	Aaliyah ASA
9.	Rebecca MSA
10.	Rebecca ASA
11.	Hannah MSA
12.	Elyse MSA
13.	Elyse ASA
14.	Fund X MSA
15.	Fund X ASA
16.	Fund XII MSA
17.	Fund XIV MSA
18.	Fund XIV ASA

Sponsor Guaranties

1.	Liberty Guaranty
2.	Margaux Guaranty
3.	Fund III Guaranty
4.	Nicole Guaranty
5.	Mia Guaranty
6.	Aaliyah Guaranty
7.	Rebecca Guaranty
8.	Hannah Guaranty
9.	Elyse Guaranty
10.	Fund X Guaranty
11.	Fund XIV Guaranty

Schedule 4.22(a)-12	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Pass-Through Agreements

1.	Liberty Pass-Through Agreement
2.	Margaux Pass-Through Agreement
3.	Fund III Pass-Through Agreement
4.	Nicole Pass-Through Agreement

Fund SREC Transfer Agreements

1.	Liberty SREC Transfer Agreement
2.	Margaux SREC Transfer Agreement
3.	Fund III SREC Transfer Agreement
4.	Nicole SREC Transfer Agreement
5.	Mia SREC Transfer Agreement
6.	Aaliyah SREC Transfer Agreement
7.	Rebecca SREC Transfer Agreement
8.	Hannah SREC Transfer Agreement
9.	Elyse SREC Transfer Agreement
10.	Fund X SREC Transfer Agreement
11.	Fund XIV SREC Transfer Agreement
12.	Fund XII SREC Transfer Agreement

SREC Consents

1.	Consent and Acknowledgment, dated as of August 2, 2016, by and among DTE Energy Trading, Inc., Vivint Solar SREC Financing, LLC, Vivint Solar SREC Aggregator, LLC BankUnited, N.A.
2.

Consent and Acknowledgment, dated as of August 2, 2016, by and among BP Energy Company, BP Corporation North America, Inc., Vivint Solar SREC Financing, LLC, Vivint Solar SREC Aggregator, LLC BankUnited, N.A.

Schedule 4.22(a)-13	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Tax Equity Consents

1.	Consent Agreement, dated as of August 4, 2016, by and among Vivint Solar Fund III Manager, LLC, Borrower, Collateral Agent and [***]
2.	Consent Agreement, dated as of August 4, 2016, by and among Vivint Solar Fund III Manager, LLC, Borrower, Collateral Agent, Vivint Solar Fund III Master Tenant, LLC and [***]
3.	Consent Agreement, dated as of August 4, 2016, by and among Vivint Solar Liberty Manager, LLC, Borrower, Collateral Agent and [***]
4.	Consent Agreement, dated as of August 4, 2016, by and among Vivint Solar Liberty Manager, LLC, Borrower, Collateral Agent, Vivint Solar Liberty Master Tenant, LLC and [***]
5.	Consent Agreement, dated as of August 4, 2016, by and among Vivint Solar Margaux Manager, LLC, Borrower, Collateral Agent and [***]
6.	Consent Agreement, dated as of August 4, 2016, by and among Vivint Solar Margaux Manager, LLC, Borrower, Collateral Agent, Vivint Solar Margaux Master Tenant, LLC and [***]
7.	Consent Agreement, dated as of August 4, 2016, by and among Vivint Solar Nicole Manager, LLC, Borrower, Collateral Agent and [***]
8.	Consent Agreement, dated as of August 4, 2016, by and among Vivint Solar Nicole Manager, LLC, Borrower, Collateral Agent, Vivint Solar Nicole Master Tenant, LLC and [***].
9.	Consent Agreement dated as of August 4, 2016, by and among Vivint Solar Aaliyah Manager, LLC, Borrower, Collateral Agent, Stoneco IV Corporation, Vivint Solar Holdings, Inc., and Bank of America, N.A.
10.	Consent Agreement dated as of August 4, 2016, by and among Vivint Solar Mia Manager, LLC, Borrower, Collateral Agent, Blackstone Holdings I L.P., Vivint Solar Holdings, Inc., and Bank of America, N.A.
11.

Consent Agreement, dated as of August 4, 2016, by and among Vivint Solar Rebecca Manager, LLC, Borrower, Collateral Agent, Blackstone Holdings I L.P., Vivint Solar Holdings, Inc. and Bank of America, N.A.

12.	Consent Agreement, dated as of August 4, 2016, by and among Vivint Solar Elyse Manager, LLC, Borrower, Collateral Agent, [***], Vivint Solar Holdings, Inc. and [***]
13.	Consent Agreement, dated as of August 4, 2016, by and among Vivint Solar Fund XII Manager, LLC, Borrower, Collateral Agent and [***]

Schedule 4.22(a)-14	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Schedule 4.22(f)

Portfolio Document Exceptions

None.

Schedule 4.22(f)-1	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Schedule 4.22(n)

Project States

•	Arizona
•	California
•	Hawaii
•	Maryland
•	Massachusetts
•	New Jersey
•	New York
•	Washington, D.C.

Schedule 4.22(n)-1	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Schedule A

Project Information

The Project Information shall include the following information for each Project:

AR#

Customer Name

City

State

Zip

Electric Utility

Initial PPA Rate

PPA Annual Escalation Rate

Estimated Annual Sun Hours

Estimated Year 1 Production AC (kWh)

FICO Score

Original PV System Size (kW STC DC)

Final PV System Size (kW STC DC)

Appraisal FMV ($/W STC DC)

Capital Contribution from Investor

CAD to Customer Date

Permit Date

Install Schedule Date

Install Date

Muni Inspection Approval Date

PTO Date

Customer Billing Commencement Date / In-Service Date

PIS Date

Tranche

Tranche Presentation Date

California (North or South)

PV Module Manufacturer

PV Module Model

Inverter Manufacturer

Schedule A-1	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Schedule B

Approved Vendor List

Panels

•First Solar

•Yingli

•Trina

•Canadian Solar

•Solarworld

•Hanwha

•JA Solar

•Jinko Solar

•Recom

Inverters

•Enphase

•SolarEdge

•SMA

•Fronius

•Schneider

•Solectria

The Systems may use any other panel or inverter manufacturer (i) with the approval of the Administrative Agent or (ii) as long as no more than 1% of the nameplate capacity of the Systems use panels or inverters from such unapproved manufacturer.

Schedule B-1	Schedules to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Annex A

Amortization Schedule

Quarter Ending	Scheduled Principal Repayment
6/30/2016	$-
9/30/2016	1,754,272.77
12/31/2016	216,441.13
3/31/2017	55,941.40
6/30/2017	2,159,013.52
9/30/2017	2,525,532.94
12/31/2017	262,269.10
3/31/2018	128,247.90
6/30/2018	2,235,637.39
9/30/2018	2,509,902.43
12/31/2018	196,130.44
3/31/2019	136,714.24
6/30/2019	2,234,064.95
9/30/2019	2,527,350.10
12/31/2019	224,801.49
3/31/2020	316,486.12
6/30/2020	2,424,098.38
9/30/2020	2,311,551.48
12/31/2020	-
3/31/2021	54,149.61
6/30/2021	2,556,425.34

Annex A-1	Annexes to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Annex B

Targeted Debt Balance Schedule

Quarter Ending	Target Debt Ending Balance
6/30/2016	$300,000,000.00
9/30/2016	297,505,922.24
12/31/2016	296,761,016.71
3/31/2017	296,197,013.59
6/30/2017	293,221,026.33
9/30/2017	289,846,630.15
12/31/2017	289,047,837.14
3/31/2018	288,400,398.19
6/30/2018	285,335,704.96
9/30/2018	281,977,705.27
12/31/2018	281,253,141.40
3/31/2019	280,594,850.02
6/30/2019	277,530,527.59
9/30/2019	274,151,159.19
12/31/2019	273,392,447.27
3/31/2020	272,528,124.86
6/30/2020	269,219,220.69
9/30/2020	266,057,052.19
12/31/2020	265,653,810.90
3/31/2021	265,059,353.91
6/30/2021	257,382,247.49

Annex B-1	Annexes to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Annex C

Fund Representations

With respect to each Fund, the Borrower makes the following Fund Representations:

Each Fund is duly organized, validly existing and in good standing under the Laws of its state of formation.  Each Fund has all requisite power and authority to own and operate its Properties, to carry on its businesses as now conducted and proposed to be conducted.  Each Fund has all requisite power and authority to enter into each Transaction Document to which it is a party and to perform the terms thereof.

All of the Tax Equity Documents for each Fund are set forth on Schedule 4.22(a) and true, complete and correct copies of all such Tax Equity Documents have been delivered to the Administrative Agent. The Tax Equity Documents for each Fund are in full force and effect and no material breach, default or event of default has occurred and is continuing under or in connection with such Tax Equity Documents

No loan to any Fund required or permitted to be made under the Limited Liability Company Agreement of such Fund has been made and remains outstanding, except loans that constitute Permitted Indebtedness in accordance with Sections 6.01(c) and (g) of the Credit Agreement.

No Fund has incurred any Indebtedness or other material obligations or liabilities, direct or contingent, other than Permitted Indebtedness.

Neither the applicable Guarantor nor any Fund is in breach or default under or with respect to any contractual obligation for or with respect to any outstanding amount or amounts payable under such contractual obligation that equals or exceeds $50,000 individually or $100,000 in the aggregate inclusive of all Guarantors and Funds.

No Fund maintains any cash reserves that exceed $50,000 individually or $100,000 in the aggregate, except to the extent required pursuant to the Tax Equity Documents of such Fund.

The applicable Guarantor has not been removed as managing member under the Limited Liability Company Agreement for such Fund, nor has such Guarantor given or received written notice of an action, claim or threat of removal.

No event has occurred under the Limited Liability Company Agreement for such Fund that would allow the Tax Equity Member of such Fund to remove, or give notice of removal, of the Guarantor as the managing member of such Fund.

No event or circumstance has occurred and is continuing that has resulted or could reasonably be expected to result in or trigger any material limitation, reduction, suspension, withholding or other restriction on distributions to the applicable Guarantor pursuant to the terms of the Limited Liability Company Agreement for such Fund, except as is already reflected in the Base Case Model.

Annex C-1	Annexes to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

There are no threatened in writing or ongoing audits, challenges, or other actions regarding (i) the tax structure, tax basis, tax characterization or tax-related legal compliance of any Fund or any Project owned or leased by any Fund, as applicable, or (ii) any ITC, Grant or other tax benefit or any other incentive claimed, awarded or received (or expected to be claimed, awarded or received) by or to a Fund or with respect to any Project owned or leased by any Fund, as applicable.  Any prior audit, challenge or other action regarding the foregoing has been resolve in a manner that is not adverse to any Fund or its direct or indirect owners.

No Tax Equity Member (or any of its Affiliates or employees) has made a claim under any indemnity or otherwise in contract or in tort against a Fund.

All preferred return payments required to be made to any Tax Equity Member pursuant to any Limited Liability Company Agreement have been made.

All contingent true-up payments required to be made pursuant to any Fund Limited Liability Company Agreement have been made. The only Funds with contingent true-up payments reasonably expected to come due following the Closing Date are Vivint Solar Fund X Project Company, LLC, Vivint Solar Fund XIV Project Company, LLC, and Vivint Solar Nicole Master Tenant, LLC.

As of the Closing Date, the cash distribution percentages, with respect to distributions to the applicable Guarantors and the Tax Equity Members, for each Fund are accurately reflected in the Base Case Model.

Neither any Guarantor nor any Fund has conducted any business other than the business contemplated by the Portfolio Documents applicable to such Guarantor and such Fund.

The total purchase price paid by each Fund for the Projects was not greater than the fair market value of such Projects.

Annex C-2	Annexes to Credit Agreement

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.